Exhibit 10.1

CREDIT AGREEMENT

among:

TERASEN INC.

as Borrower

- and -

THE INSTITUTIONS NAMED HEREIN AS LENDERS

as Lenders

- and -

THE TORONTO-DOMINION BANK

as Administration Agent

____________________________________

TD SECURITIES

As Arranger and Book Manager

___________________________________

May 5, 2006

FASKEN MARTINEAU DuMOULIN LLP
2100 -1075 West Georgia Street
Vancouver, British Columbia, Canada V6E 3G2

THIS AGREEMENT is made as of and effective from and dated for reference May 5, 2006

AMONG :

TERASEN INC.

as Borrower

- and -

THE INSTITUTIONS NAMED HEREIN AS LENDERS

as Lenders

- and -

THE TORONTO-DOMINION BANK

a bank subsisting under the laws of Canada
for the rateable benefit of the Lenders,
as Administration Agent

WHEREAS the Borrower has requested the Lenders to make available the Credit Facilities and the Lenders have agreed to provide the Credit Facilities on the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the covenants in this Agreement and for other consideration, the receipt and sufficiency of which are acknowledged, it is agreed by and among the parties as follows:

ARTICLE 1
INTERPRETATION

Section 1.0

General Definitions.

Unless the context otherwise requires, in this Agreement:

“Acceptance” means a Draft issued by the Borrower and accepted by an Operating Lender and issued for value pursuant to the Operating Facility;

“Acceptance Proceeds” means the cash proceeds derived from the issuance and sale of an Acceptance pursuant to this Agreement before deduction of the Stamping Fee;

“Administration Agent” means TD Bank acting in its capacity as administration agent under this Agreement for the rateable benefit of the Lenders, and not in its individual capacity as a Lender, or (as the context requires) any replacement administration agent that is appointed pursuant to Section 13.15;

“Administration Agent’s Accounts” means the designated accounts of the Administration Agent located at its office set out below its name in the signature pages of this Agreement, or such other designated accounts as the Administration Agent may notify each of the Lenders and the Borrower of from time to time;

“Advance” means any amount of money or credit advanced or deemed advanced or to be advanced or deemed advanced (as the context requires) by a Lender or the Lenders to the Borrower pursuant to this Agreement, whether by way of loan (including overdraft), acceptance of Drafts or issue of a Standby Instrument, or any relevant portion thereof (as the context requires);

“Affected Lender” has the defined meaning assigned to it in Section 7.7, Section 7.8, Section 7.9 or Section 7.10(a) or (b), as applicable;

“Affiliate” of any designated Person means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such designated Person;

“Agency Fees” means the agency fees payable at the time and in the manner set forth in the Agency Fees Agreement and pursuant to Section 7.5;

“Agency Fees Agreement” means the agency fees agreement between the Borrower and the Administration Agent providing for the payment of certain agency fees to the Administration Agent;

“Agreement” means this credit agreement;

“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, any law, rule, statute, regulation, treaty, order, judgement or decree, and any official request, directive, rule, guideline, order, policy, practice or other requirement of any Governmental Body relating or applicable at such time to such Person, property, transaction, event or other matter, and shall also include any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

“Applicable Margin” in relation to any form of Advance or Standby Fees as of any date means the percentage rate per annum determined in accordance with Schedule A by reference to the Borrower’s Ratings;

“Arrangement Fees” means the arrangement fees payable at the time and in the manner set forth in the Arrangement Fees Agreement and pursuant to Section 7.4;

“Arrangement Fees Agreement” means the arrangement fees letter agreement between the Borrower and the Administration Agent providing for the payment of certain arrangement fees;

“Arranger” means TD Securities;

“Auditors” means the firm of KPMG LLP or any other nationally recognized firm of chartered accountants as a Terasen Group Member may designate from time to time, as such Terasen Group Member’s auditors;

“Authorization” means any authorization, approval, consent, exemption, licence, permit, franchise or no-action letter from any Governmental Body having jurisdiction with respect to any specified Person, property, transaction or event or with respect to any of such Person’s Business Affairs;

“Availability Period” means the period commencing on the date the conditions to the first Drawdown have been satisfied in accordance with the provisions of Article 9 (or waived by the Required Lenders pursuant to Section 9.3) to, but excluding, the Maturity Date;

“Award” means any judgment, decree, injunction, rule, award or order of any Governmental Body;

“BA Disruption Event” has the defined meaning assigned to it in Section 7.8(b);

“BA Equivalent Advance” has the defined meaning assigned to it in Section 4.11;

“BA Reference Rate” means (a) for each Lender that is a Schedule I Canadian chartered bank, CDOR and (b) for each Lender that is not a Schedule I Canadian chartered bank, and is (i) a Non-Acceptance Lender, CDOR plus one-tenth of one percent (0.10%) per annum or (ii) not a Non-Acceptance Lender, the lesser of (A) CDOR plus one-tenth of one percent (0.10%) per annum and (B) the interbank bid rate (rounded up, if necessary to be expressed to two (2) decimal places, to the nearest 1/100th of 1%) quoted by such Lender as being the rate at which that Lender was receiving bids (which it was prepared to accept) to sell bankers’ acceptances of the specified maturity issued by that Lender in the relevant Canadian money markets as of 10:00 a.m. (Toronto time) on such day;

“Beneficiary” means, in respect of any Standby Instrument, the beneficiary specified therein or any other Person to whom payments may be required to be made pursuant to such Standby Instrument;

“Borrower” means Terasen Inc., a company duly incorporated as number BC0296604 under the laws of British Columbia;

“Borrower’s Accounts” means the designated accounts of the Borrower maintained at the branch of the Swing Line Lender set out below the name of the Swing Line Lender on the signature pages of this Agreement, or such other  designated accounts of the Borrower, as the Borrower and the Swing Line Lender may notify the Administration Agent from time to time;

“Borrower’s Counsel” means in the Province of British Columbia, Farris, Vaughan, Wills & Murphy, in each other relevant jurisdiction, such firm of solicitors or attorneys of recognized local standing as the Borrower may select, and each additional or replacement firm of solicitors of recognized local standing as the Borrower may select from time to time;

“Borrowing” means a Conversion, Drawdown or Rollover, as the context requires;

“Borrowing Date” means a Conversion Date, Drawdown Date or Rollover Date, as the context requires;

“Borrowing Request” means a notice requesting a Conversion, Drawdown or Rollover, as the context requires, in the form of or substantially similar effect as Schedule B;

“Business Affairs” means the Business Assets, affairs, liabilities, financial condition and results of operations of a specified Person or Persons;

“Business Assets” means the business, operations, undertaking, property and assets of a specified Person or Persons (including interests held in the Capital Stock of another Person);

“Business Day” means a day on which banks are generally open for commercial lending and foreign exchange business in Vancouver and Toronto, Canada, which is not a Saturday or a Sunday, and (a) in respect of any Loan denominated in U.S. Dollars in respect of which a payment or Borrowing is due to be made, a New York Banking Day and (b) in respect of any determination of LIBOR, a London Banking Day;

“Canadian Dollars” and the symbol “Cdn.$” each means dollars which are the lawful currency of Canada;

“Canadian Prime Rate” means the percentage rate per annum determined by the Administration Agent to be the greater of (a) the rate of interest which TD Bank establishes from time to time as the reference rate of interest for determination of the interest rates it will charge for loans made in Canadian Dollars in Canada and which it refers to as its prime rate (or equivalent or analogous such rate) or (b) the sum of (i) the yearly rate of interest to which the one month CDOR is equivalent plus (ii) three-quarters of one percent (0.75%);

“Canadian Prime Rate Loan” means an Advance made by way of loan (including overdraft) in Canadian Dollars on which the interest rate is calculated in accordance with the applicable provisions of this Agreement with reference to the Canadian Prime Rate;

“Capital Lease” means, with respect to a Person, a lease or other arrangement in respect of real or personal property which is required to be classified and accounted for as a capital lease or finance lease on a balance sheet of such Person in accordance with GAAP;

“Capital Lease Obligations” means the obligations of a Person to pay rent or other amounts under a Capital Lease, and in determining the amount thereof at any time for the purposes of this Agreement, such amount will be the capitalized amount thereof which would be included on the balance sheet of such Person as determined in accordance with GAAP;

“Capital Securities” means the Cdn.$125,000,000 of 8.0% capital securities with a term to maturity of 40 years issued by the Borrower on April 19, 2000 under which the Borrower may elect to defer payments and settle such deferred payments in common shares of the Borrower (and as more particularly described in note 9(b) to the consolidated financial statements of the Borrower for the Fiscal Year ended December 31, 2005), and such other similar unsecured capital securities issued from time to time by the Borrower;

“Capital Stock” means (a) common shares, preferred shares or other equivalent equity interests (howsoever designated) of capital stock of a body corporate, (b) equity preferred or common interests in a limited liability company, (c) member or shareholder interests in an unlimited liability company, (d) limited or general partnership interests in a partnership or (e) any other ownership interest equivalent to any of the interests referred to in any of clauses (a), (b), (c) or (d) of this definition;

“CDOR” in relation to any specified maturity of bankers’ acceptances on any day means the yearly rate of interest equivalent to the average of the yields (rounded up, if necessary to be expressed to two (2) decimal places, to the nearest 1/100th of 1%) applicable to bankers’ acceptances denominated in Canadian Dollars for that specified maturity quoted on the Reuters Money Market CDOR page under “Canadian Interbank Bid BA Rates” as of 10:00 a.m. (Toronto time) on that day (or on the preceding Business Day, if such day is not a Business Day) or, if such page or service shall cease to be displayed or published, on such other page or service that displays or publishes Canadian interbank bid rates for bankers’ acceptances denominated in Canadian Dollars as the Administration Agent may select.  If no such average is displayed or published on any such page or service, CDOR will be determined by the Administration Agent with reference to the average of the Canadian interbank bid rates (rounded up, if necessary to be expressed to two (2) decimal places, to the nearest 1/100th of 1%) quoted by three of the five largest (as to total assets) Schedule 1 Bank Act (Canada) chartered banks as the Administration Agent may select, as the rate at which each such reference bank was receiving bids (which it was prepared to accept) to sell its own bankers’ acceptances of the specified maturity in the relevant Canadian money markets as of 10:00 a.m. (Toronto time) on such day (or on the preceding Business Day, if such day is not a Business Day).

“Certificate” of or from any Person means a written certificate of that Person signed by one or more of its Senior Officers;

“Change in Law” means the introduction of, any change in, or the coming into effect of, any Applicable Law (whether or not having the force of law), or any change in the interpretation, administration or application thereof by any Governmental Body, or compliance by any Lender with any Applicable Law or any Order of any Governmental Body (whether or not having the force of law);

“Charter” means the memorandum and articles (or equivalent or analogous formation documents) and bylaws of a specified Person, together with any amendments thereto, and including any unanimous shareholders agreement;

“Closing Date” means the date of execution and delivery of this Agreement, as first above written;

“Commitment” of any Lender means such Lender’s Operating Commitment or Swing Line Commitment, as the context requires;

“Compliance Certificate” means a Certificate from the Borrower substantially in the form attached as Schedule E setting out, among other things, the calculation of each of the financial tests set out in Section 11.1(d);

“Control”, “Controls” and “Controlled” when used with respect to any Person, other than an individual, means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through ownership of Voting Capital Stock, by contract or otherwise); provided that, in any event and without limitation, any Person or combination of Persons acting jointly or in concert which owns or own, directly or indirectly, 50% or more of the Voting Capital Stock having ordinary voting power for the election of the directors of, or Persons performing similar functions for, such Person will be deemed to Control such Person (irrespective of whether at the time any other Capital Stock of such Person of any other class shall or might have voting power upon the occurrence of any contingency);

“Control Event” means the Borrower ceasing to be a Subsidiary of KMI;

“Conversion” means a conversion of a Loan or an Acceptance pursuant to Section 5.1;

“Conversion Date” means any day on which a Conversion takes place;

“Core Business” means the natural gas distribution, petroleum transportation and water and electricity transportation and services businesses, the ownership and operation of power generation plants, and providing advice with respect to any of the foregoing, as currently or hereafter conducted by the Terasen Group;

“Corridor” means Terasen Pipelines (Corridor) Inc., a company duly incorporated under the laws of Alberta;

“Credit Facilities” means the Operating Facility and the Swing Line Facility;

“DBRS” means Dominion Bond Rating Service Limited and, if such Person shall at any time cease to provide Ratings in respect of companies of the nature of the Borrower, means any other company or organization designated by the Borrower that is acceptable to the Majority Lenders, acting reasonably, which shall provide a Rating of the long-term corporate credit and/or senior long-term unsecured debt of the Borrower on a basis consistent with and using the same nomenclature as Dominion Bond Rating Service Limited or that is otherwise acceptable to the Majority Lenders, acting reasonably;

“Default” means any default, breach, failure, event, state or condition which, unless remedied or waived, with the lapse of time or the giving of notice, or any combination thereof, would constitute an Event of Default;

“Derivative” means any transaction or agreement evidencing a transaction that is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange forward transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit derivative or any other similar transaction or agreement evidencing such transaction (including any option with respect to any of these transactions), and any combination of any of the aforesaid transactions;

“Derivative Exposure” in relation to any Person (the “relevant party”) and any counterparty of the relevant party at any time means the amount, if any, which is or (as the case may be) would be payable by the relevant party to that counterparty pursuant to the agreement governing the Derivatives entered into between them and in effect at that time if those Derivatives have been or (as the case may be) were to be terminated at such time as the result of the default of the relevant party;

“Discount Note” means a non-interest-bearing promissory note (within the meaning of the Bills of Exchange Act (Canada)) or depository note (within the meaning of the Depository Bills and Notes Act (Canada)) denominated in Canadian Dollars issued by the Borrower to a Non-Acceptance Lender;

“Distributable Cash” for any Test Period means EBITDA for such Test Period plus:

(a)

the net cash proceeds received by the Borrower from an Outside Entity (whether during or prior to such Test Period) from the issuance of common shares or preferred shares of, or the incurring of Subordinated Debt by, the Borrower for the purpose of paying interest on Subordinated

Debt, to the extent applied by the Borrower to the payment of interest on Subordinated Debt during such Test Period;

(b)

the cash proceeds received by the Borrower (whether during or prior to such Test Period) from the redemption of common or preferred shares of any Subsidiary of the Borrower, or from the repayment of Indebtedness of any such Subsidiary to the Borrower, to the extent applied by the Borrower to the payment of interest on Subordinated Debt during such Test Period, provided that the amount so paid by such Subsidiary to the Borrower was entirely derived from net cash proceeds received by such Subsidiary from an Outside Entity (whether during or prior to such Test Period) from the issuance of common shares or preferred shares of, or the incurring of Subordinated Debt by, such Subsidiary for the purpose of making such payments to the Borrower; and

(c)

to the extent not otherwise included in EBITDA, cash dividends received by the Borrower or any of its Subsidiaries on Capital Stock issued by an Outside Entity, to the extent applied by the Borrower to the payment of interest on Subordinated Debt during such Test Period;

“Draft” means a blank non-interest bearing bill of exchange within the meaning of the Bills of Exchange Act (Canada) or a blank depository bill within the meaning of the Depository Bills and Notes Act (Canada), as applicable, drawn by the Borrower and addressed to an Operating Lender, made payable to the Borrower, bearer or a clearing house bearing such distinguishing letters and numbers and being in such form as each Lender may require;

“Drawdown” means a new Advance which is not derived from a Conversion or Rollover;

“Drawdown Date” means any day on which a Drawdown takes place;

“EBIT” for any Test Period, means an amount equal to the Borrower’s consolidated net income for such Test Period plus to the extent deducted in calculating the Borrower’s consolidated net income for such Test Period, (a) total interest expense, (b) income taxes (but not capital taxes) whether or not deferred, (c) unusual non-cash charges which require an accrual of or a reserve for cash charges for any future period, (d) unusual and non-recurring charges associated with operational restructurings, including facilities, informational technologies and severance and other employee costs to a maximum of Cdn.$25,000,000 for such Test Period, (e) any loss attributable to the sale, conversion, abandonment or other disposition of property (other than sales in the ordinary course of business), (f) losses resulting from the write-down of property, (g) any loss on the repurchase or redemption of any securities, and (h) any loss resulting from any extraordinary items, less to the extent added in calculating the Borrower’s consolidated net income for such Test Period, (i) all cash payments during such Test Period relating to non-cash charges which were added back in determining

EBIT in any prior Test Period, (j) any gain attributable to the sale, conversion, abandonment or other disposition of property (other than sales in the normal course of business), (k) gains resulting from the write-up of property, (l) any gain on the repurchase or redemption of any securities, and (m) any gain resulting from extraordinary items;

“EBITDA” for any Test Period, means EBIT for such Test Period plus, to the extent deducted in calculating the Borrower’s consolidated net income for such Test Period, depreciation and amortization;

“Environmental Law” means any Applicable Law which applies to the Business Affairs of any of the Terasen Group Members relating to the environment, or any past, present or future activity, event or circumstance in respect of any Hazardous Materials (including the use, handling, transportation, production, disposal, discharge or storage thereof or the terms of any permit issued therefor) or the environmental conditions on, under or about any real property of any Terasen Group Member (including soil, groundwater and indoor and ambient air conditions);

“Equivalent Amount” means, on a particular date in respect of any amount (the “original amount”) expressed in a particular currency (the “original currency”), the equivalent amount expressed in a second designated currency (the “second currency”) determined by reference to the Bank of Canada noon spot rate of exchange at which the original currency may be exchanged into the second currency as published on the Reuters Screen page BOFC.  In the event that such rate does not appear on such Reuters page, such rate shall be ascertained by reference to any other means (as selected by the Administration Agent) by which such rate is quoted or published from time to time by the Bank of Canada;  provided that, if at the time of any such determination, for any reason, no such rate of exchange is being quoted or published, the Administration Agent may use such reasonable method as it considers appropriate to ascertain such rate, and the resulting determination shall be conclusive absent manifest error;

“Event of Default” means any default, breach, failure, event, state or condition described in Section 12.1;

“Federal Funds Rate” means the percentage rate per annum equal to the weighted average (rounded up to two decimal places) of the interest rates on overnight federal funds transactions with members of the United States Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a New York Banking Day for the preceding New York Banking Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a New York Banking Day, the average (rounded up to two decimal places) of the quotations at approximately 10:00 a.m. (New York City time) on such day on such transactions received by the Administration Agent from three federal funds brokers of recognized standing selected by the Administration Agent;

“Fiscal Quarter” means one of the four three-month accounting periods of each Terasen Group Member comprising a Fiscal Year;

“Fiscal Year” means the 12-month accounting period of each Terasen Group Member ending on December 31 (or such other day as such Terasen Group Member may notify the Administration Agent pursuant to Section 11.2(h)) of each calendar year;

“Foreign Lender” means any Lender that is not organized under the laws of Canada and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any other Loan Document to be resident for income tax or withholding tax purposes in Canada;

“Fronted Standby Instrument” means a Standby Instrument issued or deemed to be or to have been issued by the Fronting Lender under the Operating Facility pursuant to Article 6;

“Fronting Lender” means TD Bank in its capacity as the issuer of Fronted Standby Instruments or (as the context requires) any replacement issuer of Fronted Standby Instruments appointed by the Majority Lenders should the then current Fronting Lender resign;

“GAAP” means generally accepted accounting principles determined in accordance with Section 1.8;

“Governmental Body” means, when used with respect to any Person or its Business Affairs, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada or any country in which such Person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person has an undertaking, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country;

“Hazardous Materials” means:

(a)

any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, contaminants, materials or pollutants which:

(i)

pose a hazard to any real property, or to Persons on or about real property; or

(ii)

cause any real property to be in violation of any Environmental Law;

(b)

asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of limits prescribed by any Environmental Law, or radon gas;

(c)

any chemical, material or substance defined as or included in the definition of “dangerous goods”, “deleterious substance”, “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous waste”, or “toxic substances”, “waste”, “special waste” or words of similar import under any Applicable Law, including the Canadian Environmental Protection Act, 1999 (Canada), Fisheries Act (Canada), Transportation of Dangerous Goods Act, 1992 (Canada), Canada Water Act (Canada), Hazardous Products Act, 1992 (Canada), Navigable Waters Protection Act (Canada), Water Act (British Columbia) and Environmental Management Act (British Columbia) and similar legislation of other jurisdictions;

(d)

any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Body or which may or could pose a hazard to the owners or occupants of any real property, or users of waterways, or any other Person coming upon any real property or adjacent or surrounding water or property; and

(e)

any other chemical, material or substance which is construed as having an “adverse effect”, through impairment of or damage to the environment, human health or safety or property under any applicable Environmental Law;

“Holding Body Corporate” of any body corporate means another body corporate that Controls such first mentioned body corporate;

“Hostile Take-Over Bid” means a Take-Over Bid by the Borrower or any of its Affiliates or in which the Borrower or any of its Affiliates is involved, in respect of which the board of directors of the target entity (or equivalent governing body for such entity) has recommended against acceptance of such Take-Over Bid to the target entity’s Capital Stock holders;

“Income Taxes” means taxes based on or measured by income or profit of any nature or kind, including Canadian federal and provincial income taxes and income taxes of any foreign jurisdiction;

“Indebtedness” means, with respect to any Person at any time, the obligations of such Person to pay (in whole or in part) any of the following at such time:

(a)

the amount of all indebtedness for borrowed money of such Person (including in the case of the Borrower, the Loan Obligations);

(b)

the amount of all obligations of such Person evidenced by notes payable, drafts accepted representing extensions of credit, bonds, debentures or other similar instruments, or not so evidenced but which would be considered indebtedness for borrowed money in accordance with GAAP;

(c)

all obligations of such Person, whether or not contingent, with respect to or under any bankers’ acceptance facility or any letter of credit facility or similar facility, including any liability arising under any indemnity obligation pertaining thereto;

(d)

the amount of the deferred purchase price of property or services, other than current trade payables incurred in the ordinary course of business;

(e)

Purchase Money Obligations of such Person;

(f)

all other debt upon which interest charges are customarily paid by such Person;

(g)

all Derivative Exposure of such Person;

(h)

the redemption price of any Capital Stock of such Person redeemable at the option of the holder, or which by its terms or otherwise is required to be redeemed, in either case at the time of determination of Indebtedness;

(i)

all Capital Lease Obligations of such Person;

(j)

all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination, and (ii) the amount of such indebtedness; and

(k)

any amount payable under any guarantee by such Person in any manner of all or any part of an obligation of another Person of the nature described in clauses (a) to (j) above, or any guarantee by such Person in any manner  under which guarantee the liability of such Person extends to indirectly guarantee all or any part of an obligation of another Person of the nature described in clauses (a) to (j) above.

The amount of all Indebtedness of any Person at any date shall be the outstanding balance (without duplication) at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability that would exist upon the occurrence of the contingency giving rise to the obligation; provided that (i) the amount at any time of any Indebtedness issued with original issue discount shall be the accreted amount thereof determined in accordance with GAAP, and (ii) Indebtedness shall not include any liability for unpaid Taxes not yet due;

“Indenture” means the trust indenture dated as of November 21, 2001 between the Borrower and CIBC Mellon Trust Company, in its capacity as indenture trustee, as supplemented, amended, consolidated or restated from time to time;

“Interest Coverage Ratio” for any Test Period means the ratio for that Test Period of (i) EBIT divided by (ii) Interest Expense;

“Interest Expense” for any Test Period means the total consolidated interest expense of the Borrower for that Test Period, including capitalized interest (other than that associated with capital investments) to the extent not already deducted, and the interest component of rentals in respect of Capital Leases, and including interest expense attributable to convertible debentures and other like instruments which, in accordance with GAAP, would be included in shareholders equity in the consolidated balance sheet of the Borrower, but excluding dividends on preferred shares, interest on Subordinated Debt, amortization of deferred financing costs, and any other amounts of non-cash payments of interest;

“Interest Payment Date” means:

(a)

with respect to each Canadian Prime Rate Loan and U.S. Base Rate Loan, or any amount on which interest is payable by reference to the Canadian Prime Rate or the U.S. Base Rate, and any period of time elapsed in any calendar month, the third Business Day of the immediately following calendar month; and

(b)

with respect to each LIBOR Loan, the last day of each Interest Period applicable to it and, with respect to each LIBOR Loan with an Interest Period longer than three months, each day that falls every three months after the Borrowing Date of the LIBOR Loan (or the next following Business Day if any such day is not a Business Day) during such Interest Period;

“Interest Period” for any LIBOR Loan means the period of one, two, three or six months, as selected by the Borrower in a Borrowing Request commencing on each Borrowing Date of such LIBOR Loan, provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended or shortened in accordance with the Modified Following Business Day Convention;

“Intervening Subsidiary” means a Subsidiary of the Borrower that owns (directly or indirectly) common shares, partnership interests or trust units in any Material Subsidiary or Restricted Subsidiary;

“Investment Grade” means, with respect to any Person, that the senior long-term unsecured debt of that Person is rated by any one of DBRS, Moody’s or S&P at least BBB (low) (in the case of DBRS), Baa3 (in the case of Moody’s) or BBB- (in the case of S&P);

“Island Gas” means Terasen Gas (Vancouver Island) Inc., a company duly incorporated as number BC0236352 under the laws of British Columbia;

“Issuing Lender” means: (a) in relation to a Fronted Standby Instrument, the Fronting Lender, (b) in relation to a PoA Standby Instrument, the Operating Lenders and, where the context so admits, the Administration Agent, as agent and attorney for each Operating Lender, and (c) in relation to a Standby Instrument issued, deemed issued or to be issued or deemed issued under the Swing Line Facility, the Swing Line Lender;

“KMI” means Kinder Morgan, Inc., a company duly incorporated under the laws of Kansas;

“Lenders” means the financial institutions listed as such in the signature pages of this Agreement (and for greater certainty including the Swing Line Lender in such capacity) and each Transferee of such Person relative to its rights and obligations under the Credit Facilities and any immediate or subsequent Transferee of any such Transferee relative to such rights and obligations;

“Lenders’ Counsel” means (a) in the Province of British Columbia, the firm of Fasken Martineau DuMoulin LLP, (b) in each other relevant jurisdiction, such local firm of solicitors or attorneys as the Administration Agent may designate, and (c) in each case, such replacement or additional firm as the Administration Agent may designate from time to time as its counsel;

“Lender’s Own Taxes” means, with respect to the Administration Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (i) taxes imposed on or measured by its net income or capital, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which it is principal office is located or, in the case of any Lender, in which its applicable lending office is located, (ii) any branch profits taxes or any similar tax imposed by any jurisdiction in which the Lender is located, and (iii) in the case of a Foreign Lender (other than (A) a Foreign Lender appointed by the Borrower to replace a Resigning Agent under Section 13.15, (B) a Replacement Lender that is a Foreign Lender appointed by the Borrower pursuant to Section 14.10(j), (C) a Transferee that is a Foreign Lender pursuant to a Loan Assignment Agreement made when an Event of Default has occurred and is continuing and (D) any other Foreign Lender that the Borrower has expressly agreed shall be excluded for the purposes of this clause (iii)), any withholding tax that is required by Applicable Law to be withheld or paid in respect of any amount payable hereunder or under any other Loan Document to such Foreign Lender, including Part XIII Tax;

“Letter of Guarantee” means a letter of guarantee, and any replacements, renewals and amendments, issued by the Issuing Lender pursuant to Section 6.1 or deemed to have been issued pursuant to Section 6.2;

“Level” means a numbered level as set forth in Schedule A corresponding to a credit rating sub-category or “notch” (such as, for example, BBB+) established by a Rating Agency;

“LIBOR” for each Interest Period of each LIBOR Loan means the percentage rate per annum determined by the Administration Agent to be equal to the offered quotation which appears on the page of the Telerate Screen which displays the British Bankers’ Association Interest Settlement Rate (currently page 3750) for deposits in U.S. Dollars for a period equal to or approximating to such Interest Period as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying the British Bankers’ Association Interest Settlement Rate for such currency, as the Administration Agent shall select.  If no quotation for the relevant currency and period is displayed to permit the Administration Agent to determine LIBOR in accordance with the foregoing, LIBOR will be determined by the Administration Agent with reference to the rate or the average of the rates of interest at which three of the five largest (as to total assets) Schedule 1 Bank Act (Canada) Canadian chartered banks selected by the Administration Agent were offering U.S. Dollar deposits in a representative amount to prime banks in the London interbank market for a period equal to or approximating to such Interest Period as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period;

“LIBOR Loan” means an Advance made by way of loan in United States Dollars on which interest is calculated in accordance with the applicable provisions of this Agreement with reference to LIBOR;

“Lien” means any mortgage, pledge, lien, hypothecation, security interest, encumbrance, charge (whether fixed, floating or otherwise), lease financing (including by way of sale and lease-back), title retention, deposit of moneys under any agreement or arrangement whereby such moneys may be withdrawn only upon fulfilment of any condition as to the discharge of any other indebtedness or other obligation to any creditor, or right of or arrangement of any kind with any creditor to have its claims satisfied prior to other creditors with or from the proceeds of any properties, assets or revenues of any kind now owned or later acquired;

“Litigation” means any grievance, investigation, litigation, legal action, lawsuit, or other proceeding (whether civil, administrative, quasi-criminal or criminal) by or before any Governmental Body;

“Loan” means a Canadian Prime Rate Loan, LIBOR Loan or U.S. Base Rate Loan, as the context requires;

“Loan Assignment Agreement” has the defined meaning assigned in Section 14.10(f);

“Loan Documents” means, collectively, this Agreement, the Agency Fees Agreement, the Arrangement Fees Agreement and each other agreement, document, certificate or instrument delivered to or for the benefit of the Syndicate pursuant to or otherwise in connection with this Agreement, the Agency Fees Agreement or the Arrangement Fees Agreement;

“Loan Obligations” means the Indebtedness and other obligations of the Borrower owing to the Syndicate incurred under or pursuant to this Agreement or any other Loan Document, and any item or part of any thereof;

“London Banking Day” means a day on which dealings in U.S. Dollar deposits may be transacted in the London interbank market;

“Majority Lenders” means Lenders whose Commitments collectively amount to at least 65% of the Total Commitment, unless an Event of Default has occurred which has not been waived by the Required Lenders, in which event “Majority Lenders” means Lenders whose Rateable Shares in outstanding Advances under the Credit Facilities collectively amount to at least 65% of the total Outstanding Amount of such Advances;

“Material Adverse Effect” means an effect which, (a) impairs, in a material adverse way, the Borrower’s ability to perform its Loan Obligations, or (b) prejudices, restricts or renders unenforceable or ineffective, in a material adverse way, any of the rights intended or purported to be granted under or pursuant to any Loan Document to or for the benefit of the Syndicate;

“Material Subsidiary” at any time means any Subsidiary of the Borrower (a) that has assets, net of minority interests, as (or as would be) reflected in the consolidated financial statements of the Borrower at its most recent completed Fiscal Quarter end (i) adjusted on a proforma basis for acquisitions and dispositions since the most recent completed Fiscal Quarter aggregating in excess of Cdn.$50,000,000 up to the time of entering into a Reorganization, where such defined term is used in Section 11.2(d), (ii) adjusted on a proforma basis for acquisitions and dispositions since the most recent completed Fiscal Quarter aggregating in excess of Cdn.$50,000,000 up to the time of a proposed disposition or issuance of Capital Stock, as described in Section 11.2(k) and Section 11.2(l), and (iii) otherwise without adjustment (that is, as at the most recent completed Fiscal Quarter end of the Borrower), in excess of 15% of Total Consolidated Assets, or (b) that the Majority Lenders and the Borrower hereafter agree in writing will be designated as a “Material Subsidiary” for the purposes of this Agreement;

“Maturity Date” means May 5, 2009 or, if such day is not a Business Day, the preceding Business Day;

“Modified Following Business Day Convention” means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day so that such relevant date will be the first following day that is a Business Day unless that day falls in the next calendar month, in which case that relevant date will be the first preceding day that is a Business Day;

“Moody’s” means Moody’s Investors Service, Inc. and, if such Person shall at any time cease to provide Ratings in respect of companies of the nature of the Borrower, means any other company or organization designated by the Borrower that is acceptable to the Majority Lenders, acting reasonably, which shall provide a Rating of the long-term corporate credit and/or senior long-term unsecured debt of the Borrower on a basis consistent with and using the same nomenclature as Moody’s Investors Service, Inc. or that is otherwise acceptable to the Majority Lenders, acting reasonably;

“Net Acceptance Proceeds” means the cash proceeds realized on the issuance and sale of an Acceptance under the Operating Facility pursuant to this Agreement after deduction of the Stamping Fee (or of an amount equal thereto);

“New York Banking Day” means a day on which banks generally are open for the conduct of commercial lending and foreign exchange business in New York City;

“Non-Acceptance Lender” has the defined meaning assigned to it in Section 4.11;

“Non-Recourse Debt” means any Indebtedness incurred to finance the creation, development, construction or acquisition of any asset (and any extensions, renewals or refunding of any such Indebtedness), provided that the recourse of the obligee thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties) to such asset;

“Operating Commitment” of any Lender means the maximum portion of the Operating Facility which such Lender has agreed to make available to the Borrower as set out opposite its name under “Operating Commitment” in Schedule C, or as set forth in any Loan Assignment Agreement, as such amount may be modified from time to time pursuant to the provisions of this Agreement;

“Operating Facility” means the credit facility described in Article 2;

“Operating Lenders” means the financial institutions listed as such in the signature pages of this Agreement and each Transferee of such Person relative to its rights and obligations under the Operating Facility and any immediate or subsequent Transferee of any such Transferee relative to such rights and obligations;

“Order” means any order, directive, direction or request of any Governmental Body;

“Outside Entity” means a Person other than the Borrower and any of its Subsidiaries;

“Outstanding Amount” when used in relation to any outstanding Advance at any time means (a) its aggregate face amount if it is an issue of Acceptances, (b) its outstanding principal balance if it is a Canadian Prime Rate Loan, (c) the Equivalent Amount in Canadian Dollars of its outstanding principal balance if it is a LIBOR Loan or U.S. Base Rate Loan, (d) the maximum amount remaining available to be drawn upon under it if it is a Standby Instrument denominated in Canadian Dollars, and (e) the Equivalent Amount in Canadian Dollars of the maximum amount remaining available to be drawn upon under it if it is a Standby Instrument denominated in foreign currency; and when used in relation to a Lender’s share in any outstanding Advance at any time it means such Lender’s Rateable Share of the Outstanding Amount of such Advance;

“Participant” has the defined meaning assigned to it in Section 14.10(c);

“Part XIII Tax” means taxes imposed under Part XIII of the Income Tax Act (Canada);

“Pension Plan” means (a) a “pension plan” or “plan” which is subject to the funding requirements of the Pension Benefits Standards Act (British Columbia) or applicable pension benefits legislation in any other Canadian jurisdiction and is applicable to employees resident in Canada of any Terasen Group Member, (b) any other funded pension plan, pension benefit plan or similar arrangement applicable to employees of any Terasen Group Member and in respect of which any Terasen Group Member is obligated to fund under any Applicable Law;

“Permitted Liens” means with respect to any Terasen Group Member at any time, any one or more of the following:

(a)

any Purchase Money Mortgages or Capital Leases;

(b)

liens for Taxes not yet due or delinquent or the validity of which is being contested in good faith by such Terasen Group Member by appropriate proceedings in respect of which adequate reserves in accordance with GAAP have been recorded on the consolidated balance sheet of the Borrower;

(c)

liens or rights of distress reserved in or exercisable under operating leases of property for rent not yet due or delinquent and for compliance with the terms of such lease provided such terms are being complied with;

(d)

pledges or deposits made under workers’ compensation or unemployment insurance laws or similar social security legislation or good faith deposits or bonds or similar instruments to secure the performance of bids, tenders, leases, contracts (other than for the payment of Indebtedness) or expropriation proceedings, or deposits to secure surety and appeal bonds or deposits as security for contested taxes or export or import duties, levies, charges or surcharges or contested liens described in paragraph (e) below;

(e)

construction, mechanic’s, carrier’s, warehousemen’s, storage, repairer’s and materialmen’s liens and other like liens arising but only if the obligations secured by such liens are not due or delinquent and no such lien has been registered against any of the Business Assets of such Terasen Group Member or if a lien has been so registered, the same is being contested in good faith by such Terasen Group Member by appropriate proceedings and in respect of which appropriate steps have been taken to prevent any disposal of such Business Assets;

(f)

security given to a public utility or any Governmental Body when required by such utility or Governmental Body in connection with the operations of such Terasen Group Member in the ordinary course of its business;

(g)

liens and privileges arising out of judgements or awards not giving rise to an Event of Default with respect to which such Terasen Group Member shall in good faith be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending completion of such appeal or proceedings for review;

(h)

undetermined or inchoate liens and charges incidental to the current operations of such Terasen Group Member which have not been registered against the Business Assets of such Terasen Group Member and which relate to obligations not due or delinquent;

(i)

any charge, lien or encumbrance the validity of which is being contested in good faith by proceedings by such Terasen Group Member and in respect of which payment has been provided for, if requested by the Administration Agent, by deposit with the Administration Agent, the Trustee, a court of competent jurisdiction, or such other Person as the Majority Lenders may approve, of an amount in cash or other security for payment acceptable to the Administration Agreement sufficient to pay the same in full;

(j)

any security interest created, incurred or assumed to secure any Non-Recourse Debt provided such security interest is limited to the asset in respect of which such Indebtedness was incurred;

(k)

any security interest in cash or marketable debt securities pledged to secure Derivative transactions entered into by such Terasen Group

Member in the ordinary course of business for risk management and not for speculative purposes;

(l)

any security interest in respect of present specific property of another Person which exists at the time of any amalgamation, consolidation, merger or reorganization permitted hereunder of such other Person and such Terasen Group Member or at the time such property is otherwise acquired by such Terasen Group Member, provided that, such security interest was not created or assumed in contemplation or as a result thereof and does not extend to any other present or future property, assets or undertaking of such Terasen Group Member upon any such amalgamation, consolidation, merger or reorganization or acquisition; it being understood and agreed, for greater certainty, that the foregoing proviso is not intended to restrict the Borrower’s right pursuant to Section 11.2(a) to grant Security Interests securing Indebtedness not exceeding Cdn.$40,000,000 (or the Equivalent Amount in foreign currency) as therein more particularly described;

(m)

any security interest granted by the Borrower existing as of the date of this Agreement provided that no such security interest charges or extends over any Capital Stock that the Borrower owns in any other Terasen Group Member;

(n)

any right (so long as it is not exercised) reserved to or vested in any Governmental Body by the terms of any lease, license, franchise, grant or permit acquired by such Terasen Group Member or by any statutory provision, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof or to obtain any security interest on any Business Assets of such Terasen Group Member in the event of a failure to make such annual or other periodic payment or to comply with the terms thereof;

(o)

the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown;

(p)

any deposit of money or pledge of marketable debt securities made in order to obtain any defeasance under the Indenture or any similar indenture created by the Borrower;

(q)

any minor encumbrance, such as easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for sewers, electric lines, telegraph and telephone lines, oil and natural gas pipe lines and other similar purposes, or zoning or other restrictions as to such Terasen Group Member’s use of real property, which do not in the aggregate materially detract from the value of that property or materially impair its use in the operation of the business of such Terasen Group Member;

(r)

the interests (including security interests in the property leased) of lessors under operating leases of personal or real property which do not constitute Indebtedness of such Terasen Group Member; and

(s)

such other Liens as may be approved by the Majority Lenders from time to time;

“Person” means an individual, corporation, estate, partnership, trust, joint venture, other legal entity, unincorporated association or Governmental Body;

“PoA Standby Instrument” means a Standby Instrument issued or deemed issued by the Administration Agent as agent and attorney for all Operating Lenders pursuant to Article 6;

“Predecessor Entity” means a Terasen Group Member that is one of the parties to a Reorganization;

“Purchase Money Mortgage” means any Security Interest created, issued or assumed by a Person solely to secure a Purchase Money Obligation, provided that such Security Interest is limited to the asset financed by such Purchase Money Obligation and is created, issued or assumed not later than 3 months after such Purchase Money Obligation is incurred;

“Purchase Money Obligation” means indebtedness of a Person incurred or assumed to finance the acquisition, construction or installation of, or improvements to, any property, provided that such indebtedness is incurred or assumed substantially concurrently with, or within 12-months after, such acquisition, construction, installation or improvement, and includes any extension, renewal or refunding of any such indebtedness so long as the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased;

“Quotation Date” means, in relation to any Interest Period, the day on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period provided that, if, for any such Interest Period, quotations would ordinarily be given on more than one date, the Quotation Date for the Interest Period shall be the last of those dates.  As of the date hereof, the Quotation Date for an Interest Period relating to a LIBOR Loan denominated in U.S. Dollars is two London Banking Days prior to the first day of such Interest Period;

“Rateable Share” of any Lender means:

(a)

in relation to any outstanding Advance, the proportion borne by such Lender’s share of the Advance to the full amount of such Advance;

(b)

in relation to the Operating Facility, the proportion of such Lender’s Operating Commitment to the Total Operating Commitment; and

(c)

subject to the proviso below in this definition, in relation to any other matter, the proportion borne by (i) the sum of (A) such Lender’s Operating Commitment plus (B) such Lender’s Swing Line Commitment (if any) to (ii) the sum of (A) the Total Operating Commitment plus (B) the Swing Line Commitment;

provided that, in relation to the Swing Line Facility, the “Rateable Share” of the Swing Line Lender means 100%;

“Rating” means the long-term corporate credit rating sub-category or “notch” assigned to a specified Person by a Rating Agency or if none is so assigned to such Person by that Rating Agency, the credit rating sub-category or “notch” assigned by that Rating Agency to the senior long-term unsecured debt of such Person;

“Rating Agencies” at any time means such of DBRS, Moody’s and S&P as is then engaged by a specified Person to provide a long-term corporate credit rating and/or a credit rating of the senior long-term unsecured debt of such specified Person;

“Registration” means any notice to or filing, recording or registration with any Governmental Body having jurisdiction with respect to any specified Person, transaction or event, or any of such Person’s Business Affairs;

“Repayment/Cancellation Notice” means a notice in the form of or to substantially similar effect as Schedule D given to the Administration Agent or the Swing Line Lender, as applicable, by the Borrower pursuant to any relevant provision of this Agreement;

“Replacement Lender” has the defined meaning assigned to it in Section 14.10(j);

“Representative” of any Person means any director, officer, employee, agent, solicitor, accountant, financial advisor, expert, manager, consultant or other representative appointed, engaged or employed by such Person;

“Required Lenders” means the Majority Lenders, except for those matters specified in Section 13.18(b) as requiring the consent of every Lender, in which case it means all Lenders;

“Reorganization” has the defined meaning assigned to it in Section 11.2(d);

“Restricted Subsidiaries” at any time means (i) Terasen Gas and (ii) any other Subsidiary of the Borrower that the Majority Lenders and the Borrower hereafter agree in writing will be designated as a “Restricted Subsidiary” for the purposes of this Agreement;

“Rollover” means the continuation of an outstanding LIBOR Loan for another Interest Period or an issue of Acceptances on the maturity of an outstanding issue of Acceptances;

“Rollover Date” means a Business Day on which a Rollover of all or a portion of a LIBOR Loan or an issue of Acceptances is made;

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and, if such Person shall at any time cease to provide Ratings in respect of companies of the nature of the Borrower, means any other company or organization designated by the Borrower that is acceptable to the Majority Lenders, acting reasonably, which shall provide a Rating of the long-term corporate credit and/or senior long-term unsecured debt of the Borrower on a basis consistent with and using the same nomenclature as Standard and Poor’s Ratings Services or that is otherwise acceptable to the Majority Lenders, acting reasonably;

“Sales Taxes” means sales, transfer, turnover or value added taxes of any nature or kind, including Canadian goods and services taxes and federal, state and provincial sales and excise taxes;

“Security Interest” means any security interest, assignment, mortgage, charge (whether fixed or floating), hypothec, pledge, lien, or other encumbrance on or interest in property or assets that secures payment of Indebtedness;

“Senior Officer” of any Person means the president, the chief executive officer, the chief financial officer, a vice-president, the treasurer or the corporate secretary of such Person;

“Shareholders’ Equity” means the total amount of shareholders’ equity as such amount, in accordance with GAAP would be classified on the consolidated balance sheet of the Borrower prepared as at such time; provided that, notwithstanding the foregoing, “Shareholders’ Equity” shall exclude all convertible and subordinated debentures and other like debt instruments (other than to the extent that they evidence or secure Subordinated Debt), but shall include Subordinated Debt;

“Solvent” means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed) and (b) such Person is able to pay its debts or obligations in the ordinary course as they mature.  “Solvency” shall have a correlative meaning;

“Stamping Fee” means the stamping fee payable to a Lender at the time each Acceptance is issued, calculated and payable in the manner provided for in Section 4.7;

“Standby Fees” means the standby fees payable to the Operating Lenders at the times and in the manner provided for in Section 7.3;

“Standby Instrument” means a Letter of Guarantee or Standby Letter of Credit, as the context requires;

“Standby Instrument Disbursement” means any amount paid or made available by the Issuing Lender under or otherwise in respect of any Standby Instrument, including all amounts which the Borrower is obligated to indemnify the Issuing Lender against pursuant to Section 6.5(b);

“Standby Letter of Credit” means a standby letter of credit, and any replacements, renewals and amendments, issued by the Issuing Lender pursuant to Section 6.1 or deemed to have been issued pursuant to Section 6.2;

“Subordinated Cash Interest Coverage Ratio” for any Test Period, means the ratio for that Test Period of (i) Distributable Cash minus Interest Expense divided by (ii) interest on Subordinated Debt paid in cash during such Test Period;

“Subordinated Debt” means the Capital Securities and any other Indebtedness of the Borrower and its Subsidiaries (without duplication) which:

(a)

is subordinated and postponed to the prior payment in full of the Loan Obligations as provided in this definition;

(b)

will not be cross-defaulted or cross-accelerated to this Agreement;

(c)

may not be accelerated prior to the date that is the earlier of:

(i)

the date following the date on which all of the Loan Obligations have been paid in full and the Commitments of the Lenders hereunder have been terminated; and

(ii)

six months after the Maturity Date;

(d)

may not contain covenants or events of default more onerous than those contained in this Agreement;

(e)

will provide that any amount received by the holders of such Indebtedness within three months prior to the occurrence of an Event of Default will, upon the Loan Obligations being declared or becoming due and payable pursuant to Section 12.2, be paid to the Administration Agent on behalf of the Lenders;

(f)

will require that notice of default thereunder be promptly provided to the Administration Agent; and

(g)

will permit interest on and principal of such Indebtedness to be paid or prepaid only if no Default or Event of Default is then outstanding or would result from such payment or prepayment;

provided that, if any such Indebtedness is owing to a Person that is not an arm’s length third party to the Borrower and its Subsidiaries, it will not constitute Subordinated Debt until such Person has executed and delivered to the Administration Agent an acknowledgement and agreement, in the form attached as Schedule M, that such Indebtedness shall be subordinated and postponed to the prior payment in full of the Loan Obligations as provided in this definition;

“Subsidiary” of any Person (the “relevant party”) at any time means any other Person where the relevant party owns, directly or indirectly, Voting Capital Stock having ordinary voting power to elect a majority of the board of directors of, or persons performing similar functions for, that Person; a Person shall be deemed to be a Subsidiary of another Person if it is a Subsidiary of a Person that is that other’s Subsidiary;

“Successor Entity” means the successor resulting from a Reorganization that complies with Section 11.2(d) or the Person to whom all or substantially all of the Business Assets of a Terasen Group Member are disposed pursuant to a Reorganization that complies with Section 11.2(d);

“Swing Line Commitment” means the maximum amount which the Swing Line Lender has agreed to make available to the Borrower as set out opposite its name under the “Swing Line Commitment” in Schedule C, or as set forth in any Loan Assignment Agreement, as such amount may be modified from time to time pursuant to the provisions of this Agreement;

“Swing Line Facility” means the credit facility described in Article 3 hereof;

“Swing Line Lender” means TD Bank acting in its capacity as Lender under the Swing Line Facility through its designated lending office located in Vancouver, and each Transferee of TD Bank in such capacity relative to its rights and obligations under the Swing Line Facility and any immediate or subsequent Transferee of any such Transferee relative to such rights and obligations;

“Swing Line Lender’s Accounts” means the designated accounts of the Swing Line Lender located at its designated lending office in Vancouver, or such other accounts as the Swing Line Lender notifies the Borrower of from time to time;

“Syndicate” means the Administration Agent and the Lenders, or (as the context so admits) each and any of them;

“Take-Over Bid” means a “takeover bid” as defined in the Securities Act (British Columbia) except that all references to “British Columbia” shall be amended to “any jurisdiction in the world”;

“Taxes” means all taxes of any kind or nature whatsoever including federal large corporation taxes, provincial capital taxes, realty taxes (including utility charges which are collectible like realty taxes), business taxes, property transfer taxes, Income Taxes, Sales Taxes, custom duties, payroll taxes, stamp taxes, royalties, duties, and all fees, deductions and withholdings imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future, by any Governmental Body of or within Canada, or any other jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon;

“TD Bank” means The Toronto-Dominion Bank, a Canadian chartered bank;

“Terasen Gas” means Terasen Gas Inc., a company duly amalgamated as number BC0368681 under the laws of British Columbia;

“Terasen Group” at any time means, collectively, the Borrower, the Material Subsidiaries, the Restricted Subsidiaries and the Intervening Subsidiaries at such time and “Terasen Group Member” means any member of the Terasen Group;

“Terasen Group’s Business” means the business engaged in by the Terasen Group which is comprised of the Core Business and business activities reasonably incidental thereto;

“Terasen Group Facilities” means all buildings, plants, infrastructure and other facilities (including all real property on which such facilities are situated), containment ponds, containers, vehicles, pipelines, motor vessels, trailers, storage or holding tanks, caverns and other machinery and equipment owned, leased, managed, controlled or operated by any Terasen Group Member or for which any Terasen Group Member has obligations under any Environmental Law;

“Term” means for any Advance by way of Acceptances means the period of one, two, three, six or twelve months, as selected by the Borrower in a Borrowing Request commencing on (and including) the Borrowing Date of such Advance to (but excluding) the maturity date of such Acceptances; provided that any Term that would otherwise end on a day which is not a Business Day shall be extended or shortened in accordance with the Modified Following Business Day Convention;

“Test Period” at any time means (a) in respect of the Interest Coverage Ratio or the Subordinated Cash Interest Coverage Ratio or the calculation of EBIT, EBITDA, Interest Expense or Distributable Cash, the period of four consecutive Fiscal Quarters then last ended, and (b) in respect of the Total Debt/Capitalization Ratio, the period of one Fiscal Quarter then last ended;

“Total Commitment” means the total sum of the Commitments;

“Total Consolidated Assets” at any time means the total assets (including current assets, long-term investments, property, plant and equipment and intangible assets) of the Borrower, less minority interests, as determined on a consolidated basis in accordance with GAAP;

“Total Debt” at any time means the sum of the total amount (without duplication) of all Indebtedness of the Borrower and its Subsidiaries at that time, except that the following shall be excluded from the determination of Total Debt:

(a)

Subordinated Debt,

(b)

Derivative Exposure of (i) Terasen Gas, (ii) Island Gas, and (iii) Corridor, and

(c)

Derivative Exposure of any other Subsidiary of the Borrower to the extent that such Derivative Exposure is recoverable by such Subsidiary in utility rates or under the terms of long term contracts with Investment Grade third parties (provided such recovery is not disputed by such third parties);

“Total Debt/Capitalization Ratio” means for any Test Period means the ratio at the end of that Test Period of (a) Total Debt divided by (b) the sum (without duplication) of (i) Total Debt plus (ii) Shareholders’ Equity;

“Total Operating Commitment” means the total sum of the Operating Commitments;

“Transferee” has the defined meaning assigned in Section 14.10(f);

“Trustee” means CIBC Mellon Trust Company, in its capacity as indenture trustee under the Indenture and shall include any successor Trustee appointed pursuant to the Indenture;

“Type” means, with respect to any Advance, other than a Standby Instrument, its nature as a Canadian Prime Rate Loan, LIBOR Loan, U.S. Base Rate Loan or an issue of Acceptances;

“Uniform Customs” means (i) the Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publications 500 or (ii) the International Standby Practices – ISP98, ICC Publication No. 590, as applicable, and in each case as supplemented, amended or replaced and in effect from time to time;

“United States Dollars”, “U.S. Dollars” and the symbol “U.S.$” each means dollars which are the lawful currency of the United States of America;

“U.S. Base Rate” means the percentage rate per annum determined by the Administration Agent to be the greater of (a) the rate of interest which TD Bank establishes from time to time as the reference rate of interest for determination of the interest rates it will charge for loans made in U.S. Dollars in Canada and which it refers to as its base rate (or equivalent or analogous such rate) or (b) the sum of (i) the yearly rate of interest to which the Federal Funds Rate is equivalent plus (ii) one half of one percent (0.50%);

“U.S. Base Rate Loan” means an Advance made by way of loan (including overdraft) in United States Dollars on which interest is calculated in accordance with the provisions of this Agreement with reference to the U.S. Base Rate;

“Voting Capital Stock” means Capital Stock of a Person which carries voting rights for the election of the board of directors of, or persons performing similar functions for, that Person, provided that Capital Stock which carries such rights conditionally upon the happening of an event shall not be considered Voting Capital Stock until the occurrence of such event and then only during the continuance of such event;

“Waste” means ashes, garbage and refuse and includes domestic waste, industrial waste, municipal refuse and such other wastes as are designated as such under any Environmental Law;

“Wholly-Owned Subsidiary” of a Person means any Subsidiary, all of the outstanding Capital Stock of which, shall at the time be owned, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person; a Person shall be deemed to be a Wholly-Owned Subsidiary of another Person if it is a Wholly Owned Subsidiary of a Person that is that other’s Wholly-Owned Subsidiary;

“$” means Cdn.$ or U.S.$, as the context requires.

Section 2.0

Additional References.

To the extent the context so admits, any reference in this Agreement to:

“agreement” shall be construed as any agreement, oral or written, any simple contract, deed or specialty, and includes any bond, bill of exchange, indenture, instrument or undertaking;

“arm’s length” shall be construed in the same manner it is used in the Income Tax Act (Canada);

“dispose” shall be construed as sell, convey, transfer or otherwise dispose of any property, or the commercial benefits of use or ownership of any property, including the right to profit or gain therefrom, whether in a single transaction or in a series of related transactions, (other than the payment of money); and “disposed”, “disposition” and “disposal” shall be construed in like manner;

“fair market value” shall be construed as the highest price, expressed in terms of money and moneys worth, available in an open and unrestricted  market between informed and prudent parties, each acting at arm’s length, where neither party is under any compulsion to act;

“guarantee” shall be construed as any guarantee, indemnity or other assurance made in respect of any Indebtedness, other obligation or financial condition of another, including (a) any purchase or repurchase agreement, (b) any obligation to supply funds or invest in such other, (c) any keep-well, take-or-pay, through-put or other arrangement having the effect of assuring or holding harmless another against financial loss, or maintaining another’s solvency or financial viability or (d) any obligation under any credit derivative; but shall exclude endorsements on notes, bills and cheques presented to financial institutions for collection or deposit in the ordinary course of business; and “guaranteed” and “guarantees” shall be construed in like manner;

“include”, “includes” and “including” shall be construed to be followed by the statement “without limitation” and none of such terms shall be construed to limit any word or statement which it follows to the specific or similar items or matters immediately following it;

“losses and expenses” shall be construed as losses, costs, expenses, damages, penalties, Awards, Orders, Litigation, claims, claims over, demands and liabilities, including any applicable court costs and legal fees and disbursements as between a solicitor and his own client, on a full indemnity basis, and “loss and expense” shall be construed in like manner;

“obligations” shall be construed as indebtedness, obligations, promises, covenants, responsibilities, duties and liabilities (actual or contingent, direct or indirect, matured or unmatured, now existing or arising hereafter), whether arising by agreement or statute, at law, in equity or otherwise; and “obliged”, “obligation” and “obligated” shall be construed in like manner;

“rate of exchange” shall be construed so as to include any premiums or costs payable in connection with any currency conversion being effected; provided that, any such premiums or costs are included in the quoted rate and are generally applicable in connection with any such currency conversion;

“rights” shall be construed as rights, titles, benefits, interests, powers, authorities, discretions, privileges, immunities and remedies (actual or contingent, direct or indirect, matured or unmatured, now existing or arising hereafter), whether arising by agreement or statute, at law, in equity or otherwise; and “right” shall be construed in like manner;

“set-off” means any right or obligation of set-off, compensation, offset, combination of accounts, netting, retention, withholding, reduction, deduction or any similar right or obligation, or (as the context requires) any exercise of any such right or performance of such obligation;

“successor” of a Person (the “relevant party”) shall be construed so as to include (a) any amalgamated or other body corporate of which the relevant party or any of its successors is one of the amalgamating or merging body corporates, (b) any body corporate resulting from any court approved arrangement of which the relevant party or any of its successors is party, (c) any Person to whom all or substantially all the Business Assets of the relevant party is sold, transferred or  conveyed, (d) any body corporate resulting from the continuance of the relevant party or any successor of it under the laws of another jurisdiction of incorporation and (e) any successor (determined as aforesaid or in any similar or comparable procedure under the laws of any other jurisdiction) of any Person referred to in clause (a), (b), (c) or (d) of this definition.  Each reference in this Agreement to any party hereto or any other Person shall (where the context so admits) include its successors.

Section 3.0

References to Knowledge.

For the purposes of this Agreement, a Terasen Group Member knows or has knowledge of information when one of its Senior Officers has actual knowledge thereof and each provision in this Agreement requiring a Terasen Group Member to make a determination or assessment, or express a representation or warranty, of any fact, event or circumstance or other matter, in each case to its knowledge, shall be construed to represent the actual knowledge of each Senior Officer of such Terasen Group Member with authority or responsibility for the matter in question.

Section 4.0

References to Agreements.

Each reference in this Agreement to any agreement (including this Agreement and any other defined term that is an agreement) at any time shall be construed so as to include such agreement (including any attached schedules) and each amendment, supplement, amendment and restatement, novation, other modification or replacement thereof made at or before that time.

Section 5.0

Reference to Statutes.

Each reference in this Agreement to any code, statute, regulation, official interpretation, directive or other legislative enactment of any Canadian or foreign jurisdiction (including any political subdivision thereof) shall be construed so as to include such code, statute, regulation, official interpretation, directive or enactment and each amendment, re-enactment, reissuance or replacement thereof made at or before the time in question.

Section 6.0

Headings, etc.

The division of this Agreement into Articles, Sections, Subsections and Schedules and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, Subsection, Schedule, paragraph, subparagraph, clause or other portion of this Agreement.

Section 7.0

Number and Gender.

In this Agreement, words in the singular (including defined terms) include the plural and vice versa (the necessary changes being made to fit the context) and words in one gender include all genders.

Section 8.0

Accounting Principles.

Wherever in this Agreement reference is made to generally accepted accounting principles, such reference means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, including those set out in the Handbook of the Canadian Institute of Chartered Accountants.  Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purposes of this Agreement, including the contents of any Certificate to be delivered hereunder, such determination, consolidation or computation shall, unless the parties otherwise agree or the context otherwise requires, be made in accordance with GAAP applied (unless GAAP otherwise requires) on a consistent basis; provided that, if at any time after December 31, 2005 any change in GAAP would affect the computation of the Total Debt/Capitalization Ratio, the Interest Coverage Ratio or the Subordinated Cash Interest Coverage Ratio (including for the purposes of such computation, the constituent components thereof) and there is a request made by the Borrower to the Administration Agent or by the Administration Agent to the Borrower to negotiate in good faith to amend such ratio in light of such change in GAAP to preserve the original intent thereof, the Borrower and the Administration Agent shall enter into such negotiations, it being agreed, however, that until they have agreed upon an appropriate amendment: (a) the applicable ratio shall continue to be computed in accordance with GAAP before giving effect to such change in GAAP, and (b) the Borrower shall provide to the Administration Agent a reconciliation between calculations of the subject ratio made before and after giving effect to such change in GAAP.

Section 9.0

Schedules.

The following are the Schedules to this Agreement:

Schedule A	-	Applicable Margin
Schedule B	-	Form of Borrowing Request

Schedule A	-	Applicable Margin
Schedule C	-	Commitments
Schedule D	-	Form of Repayment/Cancellation Notice
Schedule E	-	Form of Compliance Certificate
Schedule F	-	Address for Notices
Schedule G	-	Form of Loan Assignment Agreement
Schedule H	-	Form of PoA Standby Instrument
Schedule I	-	List of Existing Standby Instruments
Schedule J	-	Form of Power of Attorney
Schedule K	-	Outstanding Bankers’ Acceptances
Schedule L	-	Form of BA Indemnity
Schedule M	-	Form of Acknowledgement and Agreement.

Section 10.0

Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).  Any calculation of the Applicable Margin shall employ the same method of rounding.

ARTICLE 2
OPERATING FACILITY

Section 1.0

Establishment of Facility.

The Lenders hereby establish a committed revolving credit facility in favour of the Borrower for its general corporate purposes excluding (unless the Required Lenders otherwise consent) the financing of any Hostile Take-Over Bid.  Each Lender severally (and not jointly) agrees to make available its share of each Borrowing to be made under the Operating Facility in accordance with its Rateable Share thereof.  The Borrower shall so apply all amounts borrowed by it under the Operating Facility.

Section 2.0

Facility Limit.

(a)

On each Borrowing Date, the Borrower shall ensure that the aggregate Outstanding Amount of all Advances under the Operating Facility does not exceed the Total Operating Commitment.

(b)

The initial Total Operating Commitment is Cdn.$400,000,000.  Except for temporary excesses arising from the Administration Agent’s allocation of Acceptances in accordance with Section 13.20(a) or, subject to Section 8.5, from foreign exchange fluctuations, the Borrower shall ensure that the aggregate Outstanding Amount of each Lender’s share in all Advances outstanding under the Operating Facility shall not exceed its Operating Commitment at any time.

(c)

Subject to Section 3.5(a), the Total Operating Commitment shall be permanently reduced by the amount of each reduction of the Total Operating Commitment made pursuant to Section 8.1, Section 8.2 or Section 8.6(a), and accordingly (except for a reduction pursuant to Section 8.6(a) but subject to Section 3.5(a)) the Operating Commitment of each Lender shall be permanently reduced by the proportion of such reduction which such Lender’s Operating Commitment bears to the Total Operating Commitment.  Subject to Section 3.5(a), each Affected Lender’s Operating Commitment shall be permanently reduced to the extent required pursuant to Section 8.6(a).

Section 3.0

Availability.

The Borrower may borrow, repay and reborrow Advances under the Operating Facility during the Availability Period on a revolving basis by way of Canadian Prime Rate Loans, U.S. Base Rate Loans, LIBOR Loans and Acceptances, provided that, the aggregate number of LIBOR Loans and issuances of Acceptances outstanding at any time shall not exceed twenty.  In addition, the Borrower may borrow by way of PoA Standby Instruments or Fronted Standby Instruments, issued in accordance with and subject to the requirements of Article 6, under the Operating Facility during the Availability Period provided that such Standby Instruments are limited to a maximum aggregate Outstanding Amount of Cdn.$200,000,000.

Section 4.0

Drawdown Requests.

The Borrower must deliver a Borrowing Request to the Administration Agent to obtain a Drawdown under the Operating Facility at the times and stipulating the information specified below:

(a)

for a Canadian Prime Rate Loan or U.S. Base Rate Loan, before 1:00 p.m. (Toronto time) (i) on the Business Day before the proposed Drawdown Date, if the principal amount of such Type of Loan requested for such Drawdown Date is less than or equal to $25,000,000, (ii) on the second Business Day before the proposed Drawdown Date, if the principal amount of such Type of Loan requested for such Drawdown Date exceeds $25,000,000, and in each case specifying the principal amount (which must be $1,000,000 or a whole number multiple of $100,000 in excess thereof) and the proposed Drawdown Date (which must be a Business Day);

(b)

for a LIBOR Loan, before 1:00 p.m. (Toronto time) on the Business Day before the Quotation Date for the Interest Period commencing on the proposed Drawdown Date, specifying the principal amount (which must be U.S.$1,000,000 or a multiple of U.S.$100,000 in excess thereof), the proposed Drawdown Date (which must be a Business Day) and the proposed Interest Period (which must end on or before the Maturity Date);

(c)

for an issue of Acceptances, as required in accordance with Article 4; and

(d)

for the issue of a Standby Instrument, as required in accordance with Article 6.

Section 5.0

Proceeds of Drawdown.

Subject to Section 8.7, Section 9.1(g) and Section 12.2, the proceeds of each Drawdown by way of Loan under the Operating Facility, when received by the Administration Agent from the Lenders, shall be advanced by bank transfer to the credit of the applicable Borrower’s Account.  The proceeds from Acceptances will be dealt with in accordance with Article 4.

Section 6.0

BA Transitional Provisions.

With effect from the time the conditions to the first Drawdown have been satisfied in accordance with the provisions of Article 9 (or waived by the Required Lenders pursuant to Section 9.3), the bankers’ acceptances listed in Schedule K shall be deemed to have been accepted as Drafts by each Operating Lender and issued as Acceptances hereunder comprising, subject to Section 13.20(a), part of its Rateable Share of the initial Drawdown under the Operating Facility.  Each of the applicable Operating Lenders will enter into an indemnity agreement in the form of or substantially similar effect as Schedule L on or before the initial Drawdown under the Operating Facility and each applicable Operating Lender referred to therein as providing payment of the “Indemnity Fee” described therein shall pay at such time the subject “Indemnity Fee”.

ARTICLE 3
SWING LINE FACILITY

Section 1.0

Establishment of Facility.

The Swing Line Lender hereby establishes a committed revolving credit facility in favour of the Borrower for its general corporate purposes excluding (unless the Required Lenders otherwise consent) the financing of any Hostile Take-Over Bid.  The Swing Line Lender agrees to make available each Borrowing to be made under the Swing Line Facility.  The Borrower shall so apply all amounts borrowed by it under the Swing Line Facility.

Section 2.0

Facility Limit.

(a)

The initial Swing Line Commitment is Cdn.$50,000,000.  Subject to Section 8.5, except for temporary excesses arising from foreign exchange fluctuations, the Borrower shall ensure that the aggregate Outstanding Amount of all Advances outstanding under the Swing Line Facility shall not exceed the Swing Line Commitment at any time.

(b)

The Swing Line Commitment shall be permanently reduced by the amount of each reduction of the Swing Line Commitment made pursuant to Section 3.5, Section 8.1, Section 8.2 or Section 8.6(b).

Section 3.0

Availability.

The Borrower may borrow, repay and re-borrow Advances under the Swing Line Facility during the Availability Period on a revolving overdraft basis by way of Canadian Prime

Rate Loans and U.S. Base Rate Loans.  Each such Advance (including an Advance under the Swing Line Facility deemed to be made under Section 6.5(c)) shall be made by the Swing Line Lender by debiting the Canadian Dollar or U.S. Dollar Borrower’s Account, as applicable.  The amount of such overdraft from time to time shall be deemed to be a Canadian Prime Rate Loan (to the extent of the debit balance in such Canadian Dollar Borrower’s Account) or a U.S. Base Rate Loan (to the extent of the debit balance in such U.S. Dollar Borrower’s Account).  In addition, the Borrower may borrow by way of Standby Instruments, issued in accordance with and subject to the requirements of Article 6, under the Swing Line Facility during the Availability Period.

Section 4.0

Refunding the Swing Line Facility

The Swing Line Lender may at any time during the continuance of a Default or Event of Default, request the Administration to request a Drawdown from the Operating Lenders in an amount specified by the Swing Line Lender in such request sufficient to repay all or any portion of the Loans outstanding under the Swing Line Facility (rounded up, if necessary, to meet the requirements for a Drawdown under Section 2.4(a)).  Such request shall be deemed to be a Borrowing Request duly issued by the Borrower to the Administration Agent requesting a Canadian Prime Rate Loan and/or U.S. Based Rate Loan pursuant to the Operating Facility.

Section 5.0

Adjustments on Termination of the Swing Line Facility

(a)

If the Administration Agent cancels or terminates the Operating Facility in whole or in part pursuant to Section 12.2, the Administration Agent shall, unless the Swing Line Lender and the Majority Lenders agree otherwise, also cancel or terminate the Swing Line Commitment in its entirety.  If the Swing Line Facility is cancelled or terminated:

(i)

the Swing Line Commitment shall reduce to zero;

(ii)

the Swing Line Lender shall (if not already an Operating Lender) become an Operating Lender with an Operating Commitment equal to the amount (or if already an Operating Lender, its Commitment in respect of the Operating Facility shall be increased by the amount) of the Swing Line Commitment in effect before it was reduced to zero pursuant to clause (i) above;

(iii)

the Administration Agent will determine and forthwith notify the Operating Lenders of the amount of adjusting payments that may need to be made amongst the Operating Lenders (including the Swing Line Lender) to ensure that their respective shares in outstanding Advances under the Operating Facility (which shall be deemed to include any outstanding Standby Instruments under the Swing Line Facility) equal their respective Rateable Shares of the Operating Facility based on their respective Operating Commitments in effect before any reduction of Commitments takes effect pursuant to Section 12.2;

(iv)

each of the Operating Lenders (including, if applicable, the Swing Line Lender) shall within two Business Days of receipt of such notice advance to the Administration Agent the amount of any adjusting payment required of it determined pursuant to clause (iii) above together with interest thereon from the date such Advance was deemed to have been made at the relevant interbank rate;

(v)

the Administration Agent shall, upon receipt from the Operating Lenders (including the Swing Line Lender) advance to each applicable Operating Lender (including, if applicable, the Swing Line Lender) the amount of any adjusting payment (and interest) required to be paid to such Operating Lender as determined pursuant to clause (iii) above; and

(vi)

the Borrower shall be obliged to repay outstanding Advances under the Operating Facility in the Rateable Shares amongst the Operating Lenders as adjusted pursuant to this Section 3.5(a).

(b)

If adjusting advances pursuant to Section 3.5(a) cannot for any reason be made or the Operating Lenders for any reason would not as a result thereof share rateably in the aggregate amount of the Advances outstanding under the Operating Facility in their respective Rateable Shares based on their respective Operating Commitments in effect before any reduction of Operating Commitments takes effect pursuant to Section 12.2, each Operating Lender hereby agrees that it shall forthwith purchase from the Swing Line Lender, and each Operating Lender (including the Swing Line Lender) agrees that it shall forthwith purchase from each of the other Operating Lenders, as applicable, such participations in the Advances outstanding under the Operating Facility (which shall be deemed to include any outstanding Standby Instruments under the Swing Line Facility) as shall be necessary to cause the Operating Lenders to share in such Advances rateably based on their respective Operating Commitments (taking into account any increase therein pursuant to Section 3.5(a)(ii) which effectively increases the Operating Commitment by the Swing Line Commitment, but disregarding any reduction thereof pursuant to Section 12.2); provided that all interest payable on Advances outstanding under the Swing Line Facility shall be for the account of the Swing Line Lender until the date their respective participation is paid for and, to the extent attributable thereto, shall be payable to the purchasing Operating Lender from and after such date of payment.

(c)

If an Operating Lender (a “Defaulting Operating Lender”) fails to make payment on the due date therefor of any amount due from it for the account of the Swing Line Lender pursuant to Section 3.5(a) or Section 3.5(b) (the balance thereof for the time being unpaid being referred to in this Section 3.5(c) as an “overdue amount”) then until the Swing Line Lender has received payment of the overdue amount (plus interest as provided below) in full (and without in any way limiting the rights of the Swing Line Lender in respect of such failure):

(i)

the Swing Line Lender shall be entitled to receive any payment which the Defaulting Operating Lender would otherwise have been entitled to receive in respect of the Credit Facilities or otherwise in respect of any Loan Document; and

(ii)

the overdue amount shall bear interest payable by the Defaulting Operating Lender to the Swing Line Lender at the rate payable by the Borrower in respect of the Loan Obligations which gave rise to such overdue amount.

(d)

The obligations of each Lender under this Section 3.5 are unconditional, shall not be subject to any qualification or exception whatsoever and shall be performed in accordance with the terms and conditions of this Agreement under all circumstances including:

(i)

any lack of validity or enforceability of the Borrower’s obligations under Article 3;

(ii)

any of the matters referred to in Section 6.5 or Section 6.7; and

(iii)

the absence of any demand for payment being made, any proof of claim being filed, any proceeding being commenced or any judgment being obtained by the Swing Line Lender against the Borrower.

ARTICLE 4
BANKERS’ ACCEPTANCES

Section 1.0

Notice and Term.

The Borrower may deliver a Borrowing Request to the Administration Agent (which must be received by the Administration Agent before 1:00 p.m. (Toronto time) on the second Business Day before the proposed commencement of the Term requested in the Borrowing Request to be effective) requesting that Drafts be accepted under the Operating Facility on any proposed Borrowing Date and stating the aggregate face amount and Term applicable to such Drafts.  The Term of such Drafts must be a period of one, two, three, six or twelve months expiring on or before the Maturity Date, unless otherwise agreed by the Lenders through the Administration Agent.

Section 2.0

Face Amount of Drafts.

The aggregate face amount of an issue of Drafts to be accepted on any particular Borrowing Date shall be Cdn.$1,000,000 and a whole number multiple of Cdn.$100,000 in excess thereof.  The face amount of each Draft must be a whole number multiple of Cdn.$100,000.

Section 3.0

Power of Attorney.

In order to facilitate issues of Acceptances pursuant to this Agreement, the Borrower authorizes each Operating Lender, and for this purpose appoints each Operating Lender its lawful attorney, with full right of substitution and delegation, to complete, sign and endorse on its behalf Drafts issued in accordance with a Borrowing Request delivered to the Administration Agent pursuant to Section 4.1 in handwritten or by facsimile or mechanical signature or otherwise and, once so completed, signed and endorsed and following acceptance of them as Acceptances under this Agreement, then discount, negotiate or deliver such Acceptances in accordance with the provisions of this Article 4.  Drafts so completed, signed, endorsed, negotiated or delivered on behalf of the Borrower by any Operating Lender shall bind the Borrower as fully and effectively as if so performed by an authorized officer of the Borrower.

Section 4.0

Keeping of Drafts.

Any executed Drafts to be used for Acceptances which are held by any Operating Lender need only be held in safekeeping with the same degree of care as if they were such Operating Lender’s own property and such Operating Lender was keeping them at the place at which they are to be held.

Section 5.0

Restrictions.

The maximum number of issuances of Acceptances outstanding at any time is limited to twenty minus the number of LIBOR Loans that are outstanding at the same time under the Operating Facility.  The obligations of the Operating Lenders to accept and discount any requested issue of Acceptances pursuant to this Agreement (or make BA Equivalent Advances or purchase Discount Notes, as the case may be) are also subject to the Administration Agent’s determination that no event has occurred, and no state or condition exists, which would prevent, delay or impede the free negotiability and marketability of Acceptances in the Canadian money markets in the ordinary course and that no other BA Disruption Event (as defined in Section 7.8(b)) has occurred.

Section 6.0

Discount and Sale of Acceptances.

(a)

Subject to Section 4.11 and Section 4.12 and subject to the rounding of allocations amongst the Lenders by the Administration Agent pursuant to Section 13.20(a), each Operating Lender shall accept Drafts and purchase and take delivery of its Rateable Share under the Operating Facility of each issue of Acceptances for its own account on the Borrowing Date of such Acceptances at the purchase price equal to the face amount of such Acceptances less an amount equal to the amount that yields to such Operating Lender (excluding the Stamping Fee) an interest rate per annum equal to such Lender’s BA Reference Rate for the applicable Term of such Acceptances.  Each Lender shall be entitled to deduct from the Acceptance Proceeds derived from the purchase by it of Acceptances, the Stamping Fee payable to it pursuant to and as determined in accordance with Section 4.7.  The Acceptance Proceeds for any Acceptances purchased by a Lender shall be determined in accordance with the following formula:

Acceptance Proceeds	=	Face amount of Acceptance	X	1
1 + (BA Reference Rate x n/365)

Where n is the number of days to elapse in the Term of the Acceptances and BA Reference Rate is expressed as a decimal.

(b)

Except in the case of a Rollover of or Conversion to Acceptances and except as otherwise provided in Section 13.20(g), each Lender shall remit the Net Acceptance Proceeds of its Rateable Share of each issue of Acceptances to the Administration Agent on the Borrowing Date of that issue of Acceptances in exchange (except in relation to BA Equivalent Advances) for delivery of such Acceptances (or Discount Notes, as applicable).  Such Net Acceptance Proceeds, when received by the Administration Agent, will, subject to Section 8.7, be advanced by the Administration Agent pursuant to Section 13.20 by bank transfer to the credit of the Borrower’s Cdn.$ Borrower’s Account.

(c)

Each Operating Lender may at any time and from time to time purchase, hold, sell, rediscount or otherwise dispose of any Acceptance issued by it and no such dealing shall prejudice or impair the Borrower’s obligations under Section 4.8.

Section 7.0

Stamping Fee.

The Borrower shall pay a Stamping Fee to each Operating Lender on the issuance of each Acceptance by such Lender for the account of the Borrower which shall be in an amount equal to the product of (a) the face amount of such Acceptance, multiplied by (b) the actual number of days to elapse in the Term of such Acceptance, multiplied by (c) the quotient of the Applicable Margin divided by 365.

Section 8.0

Payment of Acceptances.

Subject to Section 5.1 and Section 5.2, the Borrower shall pay to each Operating Lender the full face amount of each Acceptance accepted by such Lender for the account of the Borrower on the maturity date of such Acceptance.  If an Acceptance matures and the Borrower has not made such payment or effected a Conversion or Rollover thereof pursuant to Section 5.1 or Section 5.2, respectively, the Borrower shall be deemed to have provided for payment of the full face amount of the Acceptance by Conversion of such Acceptance on its maturity date into a Canadian Prime Rate Loan made available by such Lender under the Operating Facility in a principal amount equal to its full face amount.

Section 9.0

Waivers.

The Borrower shall not claim from any Operating Lender any days of grace for the payment at maturity of any Drafts presented and accepted by such Lender pursuant to this Agreement.  In addition, the Borrower waives demand, presentment for payment, protest, notice of protest, dishonour, notice of dishonour and any other notice or defence to payment which might otherwise exist if for any reason an Acceptance is held by any Operating Lender in its own right at the maturity thereof.

Section 10.0

Notice of Maturing Acceptances.

The Borrower shall give the Administration Agent, before 1:00 p.m. (Toronto time) on the second Business Day before the maturity of an issue of Acceptances, a Repayment/Cancellation Notice or a Borrowing Request requesting a Conversion or Rollover on maturity in respect of such Acceptances in order to permit each Operating Lender to organize its internal funding requirements to fund the payment of the face amount of such Acceptances to the respective holders thereof upon or following maturity.

Section 11.0

BA Equivalent Advances.

If an Operating Lender is not permitted by Applicable Law to, or does not by virtue of customary market practice, accept Drafts for the purpose of subsequent sale as bankers’ acceptances (a “Non-Acceptance Lender”), each time the Borrower gives a Borrowing Request for an issue of Acceptances, such Non-Acceptance Lender shall, in lieu of accepting and purchasing Acceptances pursuant to Section 4.6, either purchase Discount Notes pursuant to Section 4.12 or make a loan advance in Canadian Dollars for the account of the Borrower (a “BA Equivalent Advance”) in the amount equal to the Acceptance Proceeds which would be derived from a hypothetical sale of Drafts accepted by it (“Notional Acceptances”) in the aggregate face amount of its Rateable Share of such requested issue of Acceptances at a discount rate that yields to such Non-Acceptance Lender (excluding the Stamping Fee) an interest rate per annum equal to such Non-Acceptance Lender’s BA Reference Rate for the applicable Term of such Acceptances.  Any BA Equivalent Advance shall be repayable on the maturity of such issue of Acceptances.  A Non-Acceptance Lender shall be entitled to deduct from the amount of its BA Equivalent Advance to be remitted to the Administration Agent pursuant to Section 4.6(b) an amount equal to the Stamping Fee determined in accordance with Section 4.7 that would have been payable to it with respect to the Notional Acceptances corresponding to the BA Equivalent Advance.  For the purposes of this Agreement each reference to an issue of Acceptances shall be deemed to include, where relevant, BA Equivalent Advances, with the necessary changes being made to fit the context.

Section 12.0

Discount Notes.

A Non-Acceptance Lender may require the Borrower to issue a Discount Note to the Non-Acceptance Lender, in lieu of a Draft, and such Non-Acceptance Lender shall, in lieu of accepting and purchasing Acceptances pursuant to Section 4.6 or making BA Equivalent Advances under Section 4.11, purchase Discount Notes upon the same terms and conditions as apply to purchases of Acceptances.  For the purposes of this Agreement, each reference to an Acceptance shall be deemed to include, where relevant, a Discount Note, with the necessary changes being made to fit the context.

Section 13.0

Clearing House System.

The Borrower agrees that each Operating Lender may require that Drafts accepted by it be made payable to a clearing house (such as CDS and Co.) and that the resulting

Acceptances (including the delivery thereof) may be subject to the rules, regulations, policies and other guidelines established from time to time by the applicable clearing house and that such Operating Lender will be required to comply with the same at all times.  The Borrower hereby consents to the deposit (by or on behalf of an Operating Lender) of any Acceptance in the book-based system maintained by a recognized clearing house, and to the sale or resale of the whole or any item or part of any interest whatsoever held by that Operating Lender or by any third party at any time in such Acceptance.  Further, the Borrower agrees to abide by, and to assist and co-operate with each Operating Lender in observing, complying with and fulfilling (to the extent that the Operating Lender may reasonably require the Borrower do so), any and all obligations, requirements and directions issued by or on behalf of an applicable clearing house with respect to Acceptances issued hereunder.

ARTICLE 5
CONVERSIONS AND ROLLOVERS

Section 1.0

Conversions.

The Borrower may request the Lenders under the Operating Facility to convert:

(a)

at any time, a Canadian Prime Rate Loan or a U.S. Base Rate Loan or a portion thereof into a different Type of Advance;

(b)

on the last day of an applicable Interest Period, a LIBOR Loan or a portion thereof into a different Type of Advance; or

(c)

on its maturity date, an issue of Acceptances into a Loan,

upon delivering a Borrowing Request to the Administration Agent specifying both the amount and Type of the Advance to be converted and the amount and Type of the requested resulting Advance.  The relevant provisions of this Agreement applicable to a Drawdown of the same Type as the Advance which will result from the Conversion (as well as any portion of the Advance which is not being converted) must be satisfied to effect any such requested Conversion (including the applicable notice provisions contained in Section 2.4 and Section 4.1) and the proposed Conversion Date must be a Business Day.  If the Borrower has requested a Conversion of an Advance to a Type of Advance denominated in a different currency, the Borrower shall repay the Advance (or relevant portion) being converted.  Subject to the foregoing provisions of this Section 5.1 and to the provisions of Section 5.4, the Lenders shall, except as otherwise provided in Section 4.11 and Section 4.12, make the Type of Advance requested on the Conversion to the Borrower on the Conversion Date.

Section 2.0

Rollovers.

(a)

At or before 1:00 p.m. (Toronto time) three Business Days prior to the expiry of each Interest Period, unless the Borrower was entitled to deliver, and has delivered, to the Administration Agent a Borrowing Request to convert the relevant LIBOR Loan into another Type of Advance in accordance with Section 5.1 or a Repayment/Cancellation Notice in respect of such LIBOR Loan, the Borrower shall deliver a Borrowing Request to the Administration Agent selecting the next Interest Period applicable to the relevant LIBOR Loan, which new Interest Period shall commence on the expiry of the current Interest Period and end on or before the Maturity Date.  If the Borrower fails to deliver any such requests or notice to the Administration Agent, then the relevant LIBOR Loan shall be converted into a U.S. Base Rate Loan in an amount equal to the principal amount of such applicable LIBOR Loan on the expiry of the current Interest Period.

(b)

At or before 1:00 p.m. (Toronto time) two Business Days prior to the maturity of an issue of Acceptances, unless the Borrower was entitled to deliver, and has delivered, to the Administration Agent a Borrowing Request to convert the relevant Acceptances into another Type of Advance in accordance with Section 5.1 or a Repayment/Cancellation Notice in respect of such issue of Acceptances, the Borrower shall deliver a Borrowing Request to the Administration Agent requesting the Rollover of the relevant Acceptances and selecting the Term applicable to the resulting issue of Acceptances which shall commence on the current maturity date of such issue of Acceptances and expire on or before the Maturity Date.  If the Borrower requests such a Rollover, each Lender subject to Section 9.2(c) will accept the Drafts and purchase and take delivery of its Rateable Share of the resulting issue of Acceptances (or make a BA Equivalent Advance or purchase Discount Notes, as the case may be) for its own account on the Rollover Date in the manner provided in Section 5.4..  The provisions of Section 4.8 shall apply if the Borrower fails to deliver any such requests or notice.

Section 3.0

Not a Repayment.

Neither a Conversion nor a Rollover of an Advance (or a portion thereof) constitutes a repayment or Drawdown by the Borrower, but rather merely a continuation or change in the form of credit extended by the Lenders to the Borrower pursuant to this Agreement.

Section 4.0

Payments by the Borrower on a Conversion or Rollover.

On the Conversion Date of any Advance being converted to an issue of Acceptances, and on the Rollover Date of any issue of Acceptances, each Lender shall accept Drafts and purchase and take delivery of its Rateable Share of the resulting issue of Acceptances (or make a BA Equivalent Advance or purchase Discount Notes, as the case may be) for its own account in the manner provided for in Section 4.6, save that in lieu of remitting the Net Acceptance Proceeds of its Rateable Share of such resulting issue of Acceptances to the Administration Agent on the Borrowing Date of such resulting issue of Acceptances, each Lender shall retain such Net Acceptance Proceeds for its own account and the Borrower shall pay to the Administration Agent for the account of each Lender on that Borrowing Date the amount by which the aggregate face amount of each Lender’s Rateable Share of such resulting issue of Acceptances exceeds such Net Acceptance Proceeds.

ARTICLE 6
STANDBY INSTRUMENTS

Section 1.0

Original Issuance.

The following provisions shall apply to Standby Instruments issued hereunder:

(a)

A Standby Instrument under the Operating Facility or the Swing Line Facility may be requested by the Borrower to be issued in Canadian Dollars or U.S. Dollars or (save and except for PoA Standby Instruments) with the prior consent of the Administration Agent and the Issuing Lender, any other currency.

(b)

Following the occurrence of an Event of Default, the Issuing Lender shall have the right, with the agreement of the applicable Beneficiary or Beneficiaries under the relevant Standby Instrument and the consent of the Required Lenders, but otherwise in its sole discretion, to renew or extend the expiry date of any Standby Instrument.

(c)

The Borrower may not request the issuance of any Standby Instrument under the Operating Facility (i) if the aggregate Outstanding Amount of all Advances under the Operating Facility would, after the issuance of the Standby Instrument in question, exceed the Total Operating Commitment, (ii) if the aggregate Outstanding Amount of all Standby Instruments under the Operating Facility would, after the issuance of the Standby Instrument in question, exceed Cdn.$200,000,000, or (iii) having a term of more than one year.

(d)

The Borrower may not request the issuance of any Standby Instrument under the Swing Line Facility (i) if the aggregate Outstanding Amount of all Advances under the Swing Line Facility would, after the issuance of the Standby Instrument in question, exceed the Swing Line Commitment, or (ii) having a term of more than one year.

(e)

The Borrower shall deliver to the Fronting Lender, the Administration Agent or the Swing Line Lender, as applicable, an application form and indemnity agreement (if requested) in form and substance acceptable to such Person signed by the Borrower (provided that, if there is a conflict between the terms of this Agreement and the terms of any such indemnity agreement the terms of this Agreement shall prevail), together with such other documents or items as may be required pursuant to the terms thereof and the proposed form and content of such Standby Instrument (which in the case of a PoA Standby Instrument shall include the provisions contained in, and shall be substantially in the form of Schedule H) before 1:00 p.m. (Toronto time) on the second Business Day before the requested issuance of the Standby Instrument.  The foregoing documentation must comply with the provisions of this Section 6.1 and specify (i) the stated amount and currency of the Standby Instrument requested, (ii) the requested date of issuance of such Standby Instrument, which must be a Business Day, (iii) the date on which such requested Standby Instrument is to expire, (iv) whether the requested

Standby Instrument is a Letter of Guarantee or Standby Letter of Credit and (v) the Credit Facility under which the requested Standby Instrument is to be issued, and if that Credit Facility is the Operating Facility, whether the Standby Instrument is to be a Fronted Standby Instrument or a PoA Standby Instrument.  If the relevant Standby Instrument is being issued under the Operating Facility, the Borrower shall also deliver to the Administration Agent before 1:00 p.m. (Toronto time) on the second Business Day before the requested issuance of the Standby Instrument, a copy of the foregoing documentation together with a Borrowing Request for the issuance of the requested Standby Instrument.  If the relevant Standby Instrument is being issued under the Swing Line Facility the delivery of the foregoing documentation shall constitute a Borrowing Request for the purposes of this Agreement.

(f)

Upon receipt of the information and documentation in compliance with this Section 6.1 and, if applicable, Section 6.3 and Section 6.4 and subject to such changes to the form thereof as the Issuing Lender may reasonably require, the Issuing Lender on the requested issue date may, in its discretion (exercised reasonably and in good faith) and subject to Article 9, issue the requested Standby Instrument in accordance with such Person’s usual and customary business practices.  In addition, any amendment or renewal requested by the Borrower of any Standby Instrument shall be deemed to be an issuance of a new Standby Instrument and shall be subject to the requirements set forth above.  The Issuing Lender shall give the Administration Agent prompt written notice of each issuance, amendment and renewal of a Standby Instrument.

Section 2.0

Existing Standby Instruments

(a)

With effect from the time the conditions to the first Drawdown have been satisfied in accordance with the provisions of Article 9 (or waived by the Required Lenders pursuant to Section 9.3), any letters of guarantee and standby letters of credit listed in Part 1 of Schedule I shall be deemed to have been issued as Fronted Standby Instruments by the Fronting Lender under the Operating Facility and the Borrower’s obligations in respect thereof shall be governed by this Agreement accordingly.

(b)

With effect from the time the conditions to the first Drawdown have been satisfied in accordance with the provisions of Article 9 (or waived by the Required Lenders pursuant to Section 9.3), any letters of guarantee and standby letters of credit listed in Part 2 of Schedule I shall be deemed to have been issued as Standby Instruments by the Swing Line Lender under the Swing Line Facility and the Borrower’s obligations in respect thereof shall be governed by this Agreement accordingly.

Section 3.0

PoA Standby Instruments

The following provisions shall apply to PoA Standby Instruments:

(a)

Each PoA Standby Instrument shall be issued by the Administration Agent on behalf of all Operating Lenders as a single multi-lender Standby Instrument, but the obligation of each Operating Lender thereunder shall not be joint or joint and several, but rather shall be several based upon its Rateable Share in effect on the date of issuance of such PoA Standby Instrument, subject to any changes resulting from a change in its Rateable Share after the date of issuance of the PoA Standby Instrument that are effected in accordance with the terms of the PoA Standby Instrument.  Each PoA Standby Instrument shall include the provisions contained in, and shall be substantially in the form of Schedule H, and shall otherwise be in a form satisfactory to the Administration Agent.  Without the unanimous consent of the Operating Lenders, no PoA Standby Instrument shall be issued which varies the several, and not joint or joint and several, nature of the liability of each Operating Lender thereunder.

(b)

Each PoA Standby Instrument shall be executed and delivered by the Administration Agent in the name and on behalf of, and as attorney-in-fact for, each Operating Lender.  The Administration Agent shall act under each PoA Standby Instrument as the agent of each Operating Lender to:

(i)

receive documents presented by the Beneficiary under such PoA Standby Instrument and determine whether such documents are in compliance with the terms and conditions of such PoA Standby Instrument; and

(ii)

notify such Operating Lender and the Borrower that it has determined that a valid drawing has been made and the date that the related payment under such PoA Standby Instrument is to be made; provided that, the Administration Agent (in such capacity) shall have no obligation or liability for any payment to be made under any PoA Standby Instrument and each PoA Standby Instrument shall expressly so provide.

(c)

Each Operating Lender hereby irrevocably (for so long as it is an Operating Lender hereunder) appoints and designates the Administration Agent as its attorney-in-fact, acting through any duly authorized officer of the Administration Agent, to execute and delivery each PoA Standby Instrument to be issued by such Operating Lender hereunder in the name and on behalf of such Operating Lender.  Each Operating Lender shall furnish to the Administration Agent a power of attorney in the form attached as Schedule J, which may be presented as evidence of the Administration Agent’s power to act but which shall not, as between the Operating Lender and the Administration Agent, vary the power of the Administration Agent as established in this Agreement.  In addition, promptly upon the request of the Administration Agent, each Operating Lender will furnish to the Administration Agent such other evidence as any Beneficiary of any PoA Standby Instrument may reasonably request in order to demonstrate that the Administration Agent has the power to act as attorney-in-fact for such Operating Lender to execute and deliver such PoA Standby Instrument.  The Borrower and the Operating Lenders agree that each PoA Standby Instrument shall provide that all documents presented thereunder shall be delivered to the Administration Agent and that all payments thereunder shall be made by the Operating Lenders through the Administration Agent.  Each Operating Lender shall be severally liable under each PoA Standby Instrument in proportion to its Rateable Share on the date of issuance of such PoA Standby Instrument and each PoA Standby Instrument shall specify each Operating Lender’s share of the amount payable thereunder, subject to any changes resulting from a change in its Rateable Share after the date of the issuance of the PoA Standby Instrument that are effected in accordance with the terms of the PoA Standby Instrument.

(d)

The Borrower and each Operating Lender hereby authorize the Administration Agent to review on behalf of each Operating Lender each document presented under each PoA Standby Instrument.  The determination of the Administration Agent as to the conformity of any documents presented under a PoA Standby Instrument to the requirements of such PoA Standby Instrument shall be conclusive and binding on the Borrower and each Operating Lender, provided the Administration Agent is not grossly negligent and acts in good faith.  The Administration Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any PoA Standby Instrument.  The Administration Agent shall after such examination:

(i)

notify each of the Operating Lenders and the Borrower by telephone (confirmed in writing) of such demand for payment and of each Operating Lender’s share of such payment;

(ii)

deliver to each such Operating Lender and the Borrower a copy of each document purporting to represent a demand for payment under such PoA Standby Instrument; and

(iii)

notify each Operating Lender and the Borrower whether it has determined that the demand for payment was properly made under such PoA Standby Instrument.

(e)

With respect to any drawing determined by the Administration Agent to have been properly made under a PoA Standby Instrument, each Operating Lender will make a payment under the PoA Standby Instrument in accordance with its liability under the PoA Standby Instrument and this Agreement.  The payment shall be made to the relevant Administration Agent’s Account.  The Administration Agent will make any such payment available to the Beneficiary of such PoA Standby Instrument.  Promptly following any payment by any Operating Lender in respect of any PoA Standby Instrument, the Administration Agent will notify the Borrower of such payment, but any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Operating Lenders with respect to any such payment.  The responsibility of the Administration Agent and the Operating Lenders in connection with any document presented for payment under any PoA Standby Instrument shall, in addition to any payment obligation expressly provided in such PoA Standby Instrument, be limited to determining that the documents delivered under such

PoA Standby Instrument in connection with such presentment are in conformity with such PoA Standby Instrument.  The Administration Agent shall not be required to make any payment under a PoA Standby Instrument in excess of the amount received by it from the Operating Lenders for such payment.

(f)

Without limiting the other provisions of this Agreement, if a Default or an Event of Default has then occurred and is continuing of which the Administration Agent has actual knowledge prior to 30 days before any applicable deadline for notifying the Beneficiary of a PoA Standby that it will not be renewed, then the Administration Agent shall notify the Operating Lenders 30 days before any such applicable deadline, in order to avoid automatic renewal in accordance with the terms of the PoA Standby Instrument.

Section 4.0

Fronted Standby Instruments

The following provisions shall apply to Fronted Standby Instruments:

(a)

Each Fronted Standby Instrument shall be issued by the Fronting Lender on behalf of all Operating Lenders.  The Outstanding Amount in respect of a Fronted Standby Instrument shall be allocated among the Operating Lenders based on their Rateable Share under the Operating Facility.

(b)

The Borrower and each Operating Lender hereby authorize the Fronting Lender to review on behalf of each Operating Lender each document presented under a Fronted Standby Instrument.  The determination of the Fronting Lender as to the conformity of any document presented under a Fronted Standby Instrument to the requirements of such Fronted Standby Instrument shall be conclusive and binding on the Borrower and each Operating Lender, provided the Fronting Lender is not grossly negligent and acts in good faith.  The Fronting Lender shall examine, within a reasonable time after its receipt thereof, all documents purporting to represent a demand for payment under any Fronted Standby Instrument.

Section 5.0

Reimbursement by the Borrower.

(a)

The Borrower unconditionally and irrevocably authorizes the Issuing Lender to pay the amount of any demand made in accordance with the terms of any Standby Instrument issued for the Borrower’s account on demand without requiring proof of the Borrower’s agreement that the amount so demanded was due and notwithstanding that the Borrower may dispute the validity of any such demand or payment, unless the Issuing Lender is restrained from making such payment by a court of competent jurisdiction prior to payment.

(b)

The Borrower shall indemnify and save the Issuing Lender harmless from and against any and all payments and losses and expenses which it may make, suffer or incur arising in any manner whatsoever out of the issuance of any Standby Instrument, including the making of, or refusal to make, any payments demanded thereunder (including any court costs and legal costs as between a solicitor and his own client, on a full indemnity basis, incurred in connection with any proceedings to restrain the Issuing Lender from making, or to compel the Issuing Lender to make, any such payment), save that the Borrower shall not be obligated to so indemnify the Issuing Lender to the extent of losses and expenses caused by the wilful misconduct or gross negligence of the Issuing Lender.  This indemnity shall be unconditional, shall not be subject to any qualification or exception whatsoever, except as expressly provided for herein, and shall not be lessened, invalidated or otherwise prejudiced for any reason whatsoever including by reason of (i) any lack of validity or enforceability of the Standby Instrument, (ii) any claim, set-off, defence or other right the Borrower may have against the Beneficiary of the Standby Instrument, including any claim that a demand for payment under the Standby Instrument is fraudulent or (iii) any of the matters referred to in Section 6.7.

(c)

Any payment, loss and expense made or incurred by an Issuing Lender referred to in Section 6.5(b) in respect of which the Borrower is obligated to indemnify the Issuing Lender shall be deemed to be an Advance under the relevant Credit Facility made by the Issuing Lender on the date such payment, loss and expense is incurred in the amount and currency (or if the currency is not Canadian Dollars or U.S. Dollars, the equivalent amount in Canadian Dollars or U.S. Dollars determined at the spot rate of the Swing Line Lender or the Fronting Lender, as applicable) of such payment, loss and expense.

Section 6.0

Refunding of Fronting Lender Advances Amongst Operating Lenders.

(a)

Any Standby Instrument Disbursement in respect of a Fronted Standby Instrument deemed to have been made as an Advance under the Operating Facility shall be deemed to have been made by the Fronting Lender on behalf of the Operating Lenders.

(b)

If a Standby Instrument Disbursement is deemed to have been made as an Advance by the Fronting Lender on behalf of the Operating Lenders under the Operating Facility:

(i)

the Fronting Lender shall forthwith notify the Administration Agent of the amount and currency of such Advance;

(ii)

upon receipt of the notice referred to in clause (i) above, the Administration Agent will determine and forthwith notify the Operating Lenders of the amount of adjusting payments required to be made amongst the Operating Lenders to ensure that their respective shares in outstanding Advances under the Operating Facility, including the Standby Instrument Disbursement, equal their respective Rateable Shares of the Operating Facility;

(iii)

each of the Operating Lenders shall within two Business Days of receipt of such notice advance to the Administration Agent the amount of the adjusting payment required of it pursuant to clause (ii) above together with interest thereon from the date such Advance was deemed to have been made at the relevant interbank rate;

(iv)

the Administration Agent, upon receipt from the Operating Lenders, shall advance to the Fronting Lender the amount of the adjusting payments (and interest) required to be paid to the Fronting Lender as determined pursuant to clause (iii) above; and

(v)

the Borrower shall be obliged to repay the relevant Standby Instrument Disbursement to the Operating Lenders in their respective Rateable Shares.

(c)

If adjusting advances pursuant to Section 6.6(b) cannot for any reason be made or the Operating Lenders for any reason would not as a result thereof share rateably in the aggregate amount of the Advances outstanding under the Operating Facility in their respective Rateable Shares based on their respective Operating Commitments in effect before any reduction of Commitments takes effect pursuant to Section 12.2, each Operating Lender hereby agrees that it shall forthwith purchase from the Fronting Lender, such participations in the Advances outstanding under the Operating Facility as shall be necessary to cause the Operating Lenders to share in such Advances rateably based on their respective Operating Commitments;

(d)

If a Lender (a “Defaulting Lender”) fails to make payment on the due date therefore of any amount due from it pursuant to Section 6.6(b) or Section 6.6(c) (the balance thereof for the time being unpaid being referred to in this Section 6.6(d) as an “overdue amount”) then until the Defaulting Lender has made payment of the overdue amount (plus interest as provided below) in full (and without in any way limiting the rights of the Fronting Lender in respect of such failure):

(i)

the Defaulting Lender shall not be entitled to receive any payment in respect of the Operating Facility or otherwise in respect of any Loan Document; and

(ii)

the overdue amount shall bear interest payable by the Defaulting Lender to the Fronting Lender at the rate payable by the Borrower in respect of the Loan Obligations which gave rise to such overdue amount.

(e)

The obligations of each Lender under this Section 6.6 are unconditional, shall not be subject to any qualification or exception whatsoever and shall be performed in accordance with the terms and conditions of this Agreement under all circumstances including:

(i)

any lack of validity or enforceability of the Borrower’s obligations under Section 6.5;

(ii)

any of the matters referred to in Section 6.5 or Section 6.7; and

(iii)

the absence of any demand for payment being made, any proof of claim being filed, any proceeding being commenced or any judgment being obtained by the Fronting Lender against the Borrower.

Section 7.0

Issuing Lender Not Liable.

(a)

The Issuing Lender shall not have any responsibility or liability for, or duty to inquire into, the sufficiency, authorization, execution, signature, endorsement, correctness, genuineness or legal effect of any certificate or other document presented to it pursuant to any Standby Instrument and the Borrower assumes all risks with respect to the same, including all risks of the acts or omissions of any Beneficiary of any Standby Instrument with respect to the use by any Beneficiary of any Standby Instrument, and, without limiting the generality of the foregoing, the Issuing Lender shall not have any obligation, responsibility or liability:

(i)

for the validity or genuineness of certificates or other documents delivered under or in connection with any Standby Instrument that appear on their face to be in order and to comply with the requirements of the Standby Instrument, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged;

(ii)

for errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telefax, telecopy, e-mail, internet, wireless or otherwise, whether or not they are in code;

(iii)

for errors in translation or for errors in interpretation of technical terms or for errors in the calculation of amounts demanded under any Standby Instrument;

(iv)

for any failure or inability by the Issuing Lender or anyone else to make payment under any Standby Instrument as a result of any Applicable Law or by reason of any control or restriction rightfully or wrongfully exercised by any Person asserting or exercising governmental or paramount powers;

(v)

for any other consequences arising from causes beyond the control of the Issuing Lender; or

(vi)

for any error, neglect or default of any correspondent of the Issuing Lender or of any advising, confirming, negotiating or paying bank,

and none of the above shall lessen, invalidate or otherwise prejudice any of the rights of the Issuing Lender hereunder or the obligations of the Borrower under Section 6.5(b).  Any payment made by the Issuing Lender in good faith in response to any demand for payment under any Standby Instrument shall be deemed to have been properly made and binding upon the parties hereto.

(b)

Notwithstanding the provisions of Section 6.7(a) the Borrower shall not be responsible for, and the Issuing Lender shall not be relieved of responsibility for, any wilful misconduct or gross negligence of the Issuing Lender.

(c)

Save to the extent expressly provided otherwise in this Article 6, the rights and obligations between the Issuing Lender and the Borrower with respect to each Standby Instrument shall be determined in accordance with the applicable provisions of the Uniform Customs.

Section 8.0

Standby Instrument Fees.

(a)

The Borrower shall pay a fee in Canadian Dollars to the Administration Agent for the account of each of the Operating Lenders or to the Swing Line Lender, as applicable, based on the Outstanding Amount of each Standby Instrument denominated in Canadian Dollars, issued or renewed under the applicable Credit Facility, which shall be in the amount determined by the Administration Agent or the Swing Lender, as applicable, to be equal to the sum of the products for each day during the term of such Standby Instrument obtained by multiplying (i) the Outstanding Amount thereof at the end of the day by (ii) the quotient of (A) the Applicable Margin shown in the column applicable to Standby Instruments issued under the applicable Credit Facility in Schedule A divided by (B) 365.  Such fee shall be paid quarterly in arrears on the third Business Day of each calendar quarter until the Outstanding Amount of such Standby Instrument is reduced to nil, at which time the final payment of such fee shall be paid.

(b)

The Borrower shall pay a fee in U.S. Dollars to the Administration Agent for the account of each of the Operating Lenders or the Swing Lender, as applicable, based on the maximum amount remaining available to be drawn upon each Standby Instrument denominated in U.S. Dollars issued or renewed under the applicable Credit Facility, which shall be in the amount determined by the Administration Agent or the Swing Lender, as applicable, to be equal to the sum of the products for each day during the term of such Standby Instrument obtained by multiplying (i) the maximum amount remaining available to be drawn upon such Standby Instrument at the end of the day by (ii) the quotient of (A) the Applicable Margin shown in the column applicable to Standby Instruments issued under the applicable Credit Facility in Schedule A divided by (B) 365.  Such fee shall be paid quarterly in arrears on the third Business Day of each calendar quarter until the maximum amount remaining available to be drawn upon such Standby Instrument is reduced to nil, at which time the final payment of such fee shall be paid.

(c)

The Borrower shall pay a fee in Canadian Dollars to the Administration Agent for the account of each of the Operating Lenders or the Swing Lender, as applicable, based on the maximum amount remaining to be drawn upon each Standby Instrument denominated in any currency other than Canadian Dollars or U.S. Dollars, issued or renewed under the applicable Credit Facility, which shall be in the amount determined by the Administration Agent or the Swing Lender, as

applicable, to be equal to the sum of the products for each day during the term of such Standby Instrument obtained by multiplying (i) the Equivalent Amount in Canadian Dollars, determined as at the date of issuance or renewal of such Standby Instrument, of the maximum amount remaining available to be drawn upon such Standby Instrument at the end of the day by (ii) the quotient of (A) the Applicable Margin shown in the column applicable to Standby Instruments issued under the applicable Credit Facility in Schedule A divided by (B) 365.  Such fee shall be paid quarterly in arrears on the third Business Day of each calendar quarter until the maximum amount remaining available to be drawn upon such Standby Instrument is reduced to nil, at which time the final payment of such fee shall be paid.

(d)

The Borrower shall pay a fronting fee to the Fronting Lender issuing or renewing any Fronted Standby Instrument under the Operating Facility for its own account calculated and payable in the same manner and currency as the fee in relation thereto is calculated and payable under Section 6.8(a), Section 6.8(b) or Section 6.8(c) (as applicable), save that reference to the Applicable Margin in clause (ii) of each such Section shall be replaced by reference to 0.10% per annum.

(e)

The Borrower shall also pay to the Fronting Lender, the Administration Agent or the Swing Line Lender, as applicable, for its own account, its prevailing scheduled rates for services (including advices and amendments) provided by such Person pertaining to outstanding Standby Instruments in accordance with its prevailing terms and conditions for such financial services.

(f)

All amounts paid to the Administration Agent, for the account of the Operating Lenders, pursuant to Section 6.8(a), Section 6.8(b), or Section 6.8(c) shall be paid by the Administration Agent to the Operating Lenders in proportion to their Rateable Share of the Operating Facility.

ARTICLE 7
INTEREST AND FEE CALCULATIONS AND CHANGES IN CIRCUMSTANCES

Section 1.0

Interest.

(a)

Canadian Prime Rate Loans.  The Borrower shall pay to the Administration Agent, for the account of the Lenders in accordance with their applicable Rateable Shares, interest on the outstanding principal amount of each Canadian Prime Rate Loan borrowed by it from them under the Operating Facility calculated and payable from the Borrowing Date of such Loan until converted to another Type of Advance in accordance with the provisions hereof or due to be repaid hereunder, as applicable, at a percentage rate per annum equal to the Canadian Prime Rate plus the Applicable Margin.  The Borrower shall pay the Swing Line Lender interest on the outstanding principal amount of each Canadian Prime Rate Loan borrowed by it from the Swing Line Lender under the Swing Line Facility calculated and payable from the Borrowing Date of such Loan until converted to another Type of Advance in accordance with the provisions hereof or due to be repaid hereunder, as applicable, at a percentage rate per annum equal to the Canadian Prime Rate plus the Applicable Margin.

(b)

U.S. Base Rate Loans.  The Borrower shall pay to the Administration Agent, for the account of the Lenders in accordance with their applicable Rateable Shares, interest on the outstanding principal amount of each U.S. Base Rate Loan borrowed by it from them under the Operating Facility calculated and payable from the Borrowing Date of such Loan until converted to another Type of Advance in accordance with the provisions hereof or due to be repaid hereunder, as applicable, at a percentage rate per annum equal to the U.S. Base Rate plus the Applicable Margin.  The Borrower shall pay the Swing Line Lender interest on the outstanding principal amount of each U.S. Base Rate Loan borrowed by it from the Swing Line Lender under the Swing Line Facility calculated and payable from the Borrowing Date of such Loan until converted to another Type of Advance in accordance with the provisions hereof or due to be repaid hereunder, as applicable, at a percentage rate per annum equal to the U.S. Base Rate plus the Applicable Margin.

(c)

LIBOR Loans.  The Borrower shall pay to the Administration Agent, for the account of the Lenders in accordance with their applicable Rateable Shares, interest on the outstanding principal amount of each LIBOR Loan borrowed by it under the Operating Facility calculated and payable from each Borrowing Date of such Loan until converted to another Type of Advance in accordance with the provisions hereof or due to be repaid hereunder, as applicable, at a percentage rate per annum during each Interest Period relative to such LIBOR Loan equal to LIBOR for that Interest Period plus the Applicable Margin.

(d)

Overdue Amounts.  If any sum due and payable by the Borrower hereunder is not paid when due and payable in accordance with the applicable provisions of this Agreement (whether on its stipulated due date, on demand, on acceleration or otherwise), then the Borrower shall pay to the Administration Agent, for the account of the Lenders entitled to the payment of such overdue sum in accordance with their applicable Rateable Shares, or to the Swing Line Lender entitled to the payment of such overdue sum, as applicable, interest on the outstanding amount of such overdue sum (including principal, interest, fees and other amounts) calculated and payable from the date such sum was first so due and payable until it is paid in full in accordance with the provisions hereof at the percentage rate of interest per annum equal to the sum of (a) the percentage rate of interest per annum payable on (i) a Canadian Prime Rate Loan if the overdue sum is denominated in Canadian Dollars or (ii) a U.S. Base Rate Loan if the overdue sum is denominated in U.S. Dollars or other foreign currency plus (b) to the extent permitted by Applicable Law, 2% per annum.

Section 2.0

Fees in Respect of Acceptances.

The Borrower shall pay each Operating Lender a Stamping Fee on the relevant Borrowing Date with respect to each Draft issued by the Borrower and accepted by such Lender under the Operating Facility calculated and payable at the time and in the manner specified in Article 4.

Section 3.0

Standby Fees.

(a)

The Borrower shall pay a Standby Fee in Canadian Dollars to the Administration Agent, for the account of the Lenders, in relation to their respective Operating Facility Commitments, based on the undrawn amount of the Operating Facility during the Availability Period.  Such fee will be equal to the sum of the products for each day during the Availability Period of (a) the amount by which the Total Operating Commitment exceeds the daily aggregate Outstanding Amount of all Advances under the Operating Facility at the end of the day multiplied by (b) the Applicable Margin shown under the heading “Standby Fees” in respect of the Operating Facility in Schedule A, divided by 365.  The Borrower shall pay the foregoing Standby Fees quarterly in arrears on the third Business Day following notification by the Administration Agent to the Borrower of the amount of the Standby Fees payable for the preceding calendar quarter (or portion thereof following the date as of which this Agreement is made).  The final payment of each of the foregoing Standby Fees will be made on the third Business Day following notification by the Administration Agent to the Borrower of the amount of the Standby Fees payable for the calendar quarter (or portion thereof) preceding the Maturity Date or any earlier date of termination of the Total Operating Commitment.

(b)

The Borrower shall pay a Standby Fee in Canadian Dollars to the Swing Line Lender for its own account based on the undrawn amount of the Swing Line Facility during the Availability Period.  Such fee will be equal to the sum of the products for each day during the Availability Period of (a) the amount by which the Swing Line Commitment exceeds the daily aggregate Outstanding Amount of all Advances under the Swing Line Facility at the end of the day multiplied by (b) the Applicable Margin shown under the heading “Standby Fees” in respect of the Swing Line Facility in Schedule A, divided by 365.  The Borrower shall pay the foregoing Standby Fees quarterly in arrears on the third Business Day following notification by the Swing Line Lender to the Borrower of the amount of the Standby Fees payable for the preceding calendar quarter (or portion thereof following the date as of which this Agreement is made).  The final payment of each of the foregoing Standby Fees will be made on the third Business Day following notification by the Swing Line Lender to the Borrower of the amount of the Standby Fees payable for the calendar quarter (or portion thereof) preceding the Maturity Date or any earlier date of termination of the Swing Line Commitment.

Section 4.0

Arrangement Fees.

The Borrower shall pay the Arrangement Fees to the applicable Lenders as provided in the Arrangement Fees Agreement.

Section 5.0

Agency Fees.

The Borrower shall pay the Agency Fees to the Administration Agent as provided in the Agency Fees Agreement.

Section 6.0

Interest and Fee Calculations and Payments.

(a)

Interest payable on any amount payable under this Agreement shall be (i) calculated upon the daily outstanding balance of such amount from (and including) the date it is first outstanding or advanced until (but excluding) the date it is paid in full, (ii) paid in the same currency in which such amount is denominated and (iii) payable in arrears on each Interest Payment Date relative thereto and (if any relevant portion of the Total Commitment has been cancelled or otherwise reduced to zero) on the date the final principal amount thereof is paid in full based upon the actual number of days elapsed in the relevant period of calculation.  Interest payable on each such amount shall be payable both before and after demand, default and judgment at the applicable rate set out in Section 7.1.

(b)

The rates of interest per annum payable on or in respect of Canadian Prime Rate Loans and U.S. Base Rate Loans, and CDOR and the BA Reference Rate, are expressed on the basis of a 365-day year.  The rates of interest per annum payable on or in respect of LIBOR Loans are expressed on the basis of a 360-day year.  Stamping Fees, Standby Fees and the fees payable in respect of Standby Instruments are expressed on the basis of a 365-day year.

(c)

For the purposes of the Interest Act (Canada), any rate of interest made payable under the terms of this Agreement at a rate or percentage (the “Contract Rate”) for any period that is less than a consecutive 12-month period, such as on a 360 or 365-day basis, (the “Contract Rate Basis”) is equivalent to the yearly rate or percentage of interest determined by multiplying the Contract Rate by a fraction, the numerator of which is the number of days in the consecutive 12-month period commencing on the date such equivalent rate or percentage is being determined and the denominator of which is the number of days in the Contract Rate Basis.

(d)

The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement.

(e)

The rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(f)

Changes in the Canadian Prime Rate or U.S. Base Rate will cause an immediate adjustment of interest payable on or in respect of Canadian Prime Rate Loans or U.S. Base Rate Loans, respectively, outstanding from time to time, without the necessity of any notice to the Borrower.

Section 7.0

Increased Costs.

If any Change in Law:

(a)

subjects any Lender to, or causes the withdrawal or termination of a previously available exemption with respect to, any Taxes or changes the basis of taxation of payments due to any Lender or increases any Taxes payable by any Lender on or in respect of payments of principal, interest, fees or other amounts payable to any Lender under this Agreement or any other Loan Document (other than the Lender’s Own Taxes);

(b)

imposes, modifies or deems applicable any reserve, liquidity, cash, margin, special deposit, deposit insurance or assessment, or any other regulatory or similar requirement against assets held by, or deposits with or for the account of, or loans or commitments by, or any other acquisition of funds for loans or commitments by, any Lender, or any unutilized portion of any Credit Facility, or any obligation of any Lender under any Loan Document;

(c)

imposes on any Lender any Taxes on reserves or deemed reserves in respect of the undrawn portion of any Credit Facility;

(d)

requires any Lender to maintain any capital adequacy or additional capital requirement (including a requirement which affects the Lender’s allocation of capital resources to its obligations) in respect of any Credit Facility, its Rateable Share in any Advance, this Agreement or any Lender’s obligations hereunder or under any other Loan Document or imposes any other condition or requirement with respect to the maintenance by any Lender of a contingent liability with respect to any Credit Facility or its Rateable Share in any Advance; or

(e)

imposes on any Lender any other condition or requirement with respect to this Agreement, any other Loan Document or any Credit Facility,

and such Lender (the “Affected Lender”) determines in good faith (which determination shall be conclusive and bind the Borrower) that such occurrence has the effect of:

(f)

increasing the cost to the Affected Lender of agreeing to make or making, maintaining or funding its Rateable Share in any Advance or any portion thereof;

(g)

reducing the net income received or receivable by the Affected Lender in respect of this Agreement, any Credit Facility, its Rateable Share in any Advance or any portion of any thereof;

(h)

directly or indirectly reducing the effective return to the Affected Lender under any Loan Document on its overall capital as a result of the Affected Lender entering into such Loan Document or as a result of any of the transactions or obligations contemplated by such Loan Document; or

(i)

causing or obliging the Affected Lender to make any payment or to forego any interest, fees or other return on or calculated by reference to any sum received or receivable by the Affected Lender under any Loan Document, then, the Affected Lender will promptly thereafter (and in any event within 90 days of having actual knowledge of such Change in Law) notify the Administration Agent who shall promptly notify the Borrower and upon demand from time to time being made to the Borrower by the Administration Agent on behalf of the Affected Lender accompanied in each case by a certificate of the Affected Lender documenting the relevant calculations of the compensation being claimed by the Affected Lender, the Borrower shall forthwith pay to the Administration Agent for the account of the Affected Lender such additional amounts as are set out in each such certificate in order to fully compensate the Affected Lender for such additional cost, reduction, payment, foregone interest or other return.  Each Affected Lender also agrees that it will not claim compensation from the Borrower for any additional amounts referred to in this Section 7.7 if it is not at the same time passing on similar claims to substantially all of its customers in Canada to whom such Affected Lender is, by agreement, entitled to pass on such claims.  If, as a result of events (other than the receipt of such additional amounts) occurring subsequent to the receipt by the Administration Agent of such additional amounts, the additional cost, reduction, payment, foregone interest or other return was not suffered by the Affected Lender, the Affected Lender will forthwith refund to the Borrower such additional amounts.

Section 8.0

Market Disruption.

(a)

If at any time prior to the commencement of a proposed Interest Period any Lender determines in good faith (which determination shall be conclusive and bind the Borrower) that:

(i)

by reason of circumstances affecting the London interbank market, or any bank participants therein, adequate and fair means do not exist for ascertaining the rate of interest with respect to a LIBOR Loan during the proposed Interest Period;

(ii)

deposits in U.S. Dollars are not being offered to that Lender in the London interbank market in the ordinary course of business;

(iii)

the making or continuing of the Rateable Share of that Lender in any LIBOR Loan during the proposed Interest Period has been made impracticable by the occurrence of any change in national or international financial, political or economic conditions or currency exchange rates or exchange control, or an event which materially and adversely affects the London interbank market;

(iv)

a change has occurred since the date this Agreement was made in any relevant financial market which results in LIBOR for the proposed Interest Period no longer accurately reflecting the effective cost to the Lender of funding its Rateable Share in the LIBOR Loan for the proposed Interest Period; or

(v)

the Administration Agent is unable to determine LIBOR for the proposed Interest Period of the LIBOR Loan;

(a “LIBOR Disruption Event”) then such Lender (the “Affected Lender”) may give notice of such determination to the Administration Agent who shall promptly notify the Borrower.  Thereafter, and until the Administration Agent notifies the Borrower and the Affected Lender that the LIBOR Disruption Event no longer exists, the Borrower’s right to require such Affected Lender to make its Rateable Share of any LIBOR Loan available in the manner requested shall be suspended.  In the case of any LIBOR Loan, the Affected Lender shall, subject to Section 7.9, instead make its Rateable Share available by way of an advance in U.S. Dollars which shall bear interest payable in the same manner as a U.S. Base Rate Loan under the Operating Facility;

(b)

If at any time on or prior to the proposed first day of the Term of a proposed issue of Acceptances the Administration Agent determines in good faith (which determination shall be conclusive and bind the Borrower) that:

(i)

the issuance or discount of any Acceptances for the proposed Term thereof has been made impossible or impracticable by reason of the occurrence of any event affecting the Canadian money markets or any national or international financial, political or economic event;

(ii)

there does not exist a normal money market in Canada for the purchase and sale of bankers’ acceptances or such money market has been disrupted by the occurrence of an extraordinary event;

(iii)

the Administration Agent is unable to determine CDOR (and hence the BA Reference Rate of any Non-Acceptance Lender) for the proposed Term of the proposed issue of Acceptances; or

(iv)

a state, event or condition referred to in Section 4.5 has occurred or exists,

(a “BA Disruption Event”) then the Administration Agent will promptly notify the Borrower and each of the Lenders of such determination.  Thereafter, and until the Administration Agent notifies the Borrower and the Lenders that the BA Disruption Event no longer exists, the Borrower’s right to request an Advance by way of Acceptances shall be suspended and any Borrowing Request given by the Borrower with respect to any proposed issue of Acceptances that has not yet been made shall be deemed to be replaced by a Borrowing Request for a Canadian Prime Rate Loan under the Operating Facility in the same Outstanding Amount as the proposed issue of Acceptances.

Section 9.0

Illegality.

If at any time any Lender determines in good faith (which determination shall be conclusive and bind the Borrower) that any Change in Law has made it unlawful or impossible for that Lender (the “Affected Lender”) to make, fund or maintain its Rateable Share in any

Advance or to give effect to its obligations in respect of any Advance (an “Affected Advance”), the Affected Lender will promptly notify the Administration Agent of such condition who shall promptly notify the Borrower.  Upon giving such notice the obligation of the Affected Lender to make or continue its Rateable Share in any Affected Advance shall be suspended for so long as such condition exists.  Thereafter, and until the Administration Agent notifies the Borrower that such condition no longer exists, the Borrower shall not have the right to require such Affected Lender to make its Rateable Share of such Affected Advance available in the manner requested.  Rather, except as otherwise provided below in this Section 7.9, if such Affected Advance was denominated in Canadian Dollars or U.S. Dollars, such Rateable Share shall be available by way of an advance in the same currency which shall bear interest payable in the same manner as any Canadian Prime Rate Loan (if it is denominated in Canadian Dollars) or U.S. Base Rate Loan (if it is denominated in U.S. Dollars) from the expiry of the applicable Interest Period or Term of Acceptances.  If, however, the Affected Advance is a Canadian Prime Rate Loan or a U.S. Base Rate Loan, the Borrower shall forthwith prepay the Affected Lender’s Rateable Share of such Affected Advance and the Affected Lender shall not be required to make its Rateable Share of such Affected Advance available in any manner.  If the Affected Advance is a Standby Instrument, the Borrower shall forthwith pay to the Administration Agent, for the account of the Affected Lender, the Affected Lender’s Rateable Share of such Affected Advance to be applied in prepayment of the Borrower’s obligations under Section 6.5(b) in respect of such Affected Advance in accordance with the provisions set out in Section 8.4(a)(iii).

Section 10.0

Withholding Taxes.

(a)

Subject to Section 7.10(e), each payment required to be made by the Borrower under each Loan Document shall be made without any set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, any Taxes (other than Lender’s Own Taxes), except to the extent such deduction or withholding is required by any Applicable Law, as modified by the practice of any relevant Governmental Body, then in effect.  To the extent and each time the Borrower is so required to deduct or withhold any Taxes (other than Lender’s Own Taxes) from or in respect of any such payment to or for the account of any Lender (the “Affected Lender”), then the Borrower will:

(i)

promptly notify the Administration Agent of such requirement;

(ii)

pay to the relevant Governmental Body when due the full amount required to be deducted or withheld (including the full amount of Taxes required to be deducted or withheld from any additional amount paid by the Borrower to or for the account of the Affected Lender under this Section 7.10(a));

(iii)

promptly forward to the Administration Agent an official receipt (or a certified copy), or other documentation reasonably acceptable to the Administration Agent, evidencing such payment to such Governmental Body; and

(iv)

subject to Section 7.10(e), forthwith pay to the Affected Lender, in addition to the payment to which the Affected Lender is otherwise entitled under such Loan Document, such additional amount as is necessary to ensure that the net amount actually received by the Affected Lender (free and clear of, and net of, such Taxes, including the full amount of Taxes required to be deducted or withheld from any additional amount paid by the Borrower under this Section 7.10(a), whether assessed against the Borrower or the Affected Lender) will equal the full amount the Affected Lender would have received had no such deduction or withholding been required.

(b)

Subject to Section 7.10(e), if any Lender is subject to Part XIII Tax in respect of any payment made by the Borrower under any Loan Document, but such Tax is not levied by way of deduction or withholding (any such Part XIII Tax being “Non-Withheld Part XIII Tax” and any such Lender, an “Affected Lender”), the Borrower shall pay to such Lender, at the time the Borrower makes such payment and in addition to such payment, such additional amount as is necessary to ensure that the total amount received by such Lender is equal to such payment plus the amount of the Non-Withheld Part XIII Tax exigible in respect of the aggregate of the payment and the additional amount payable under this Section 7.10(b).

(c)

If the Borrower fails to pay to the relevant Governmental Body when due any Taxes that it was required to deduct or withhold under Section 7.10(a) in respect of any payment to or for the benefit of any Lender under any Loan Document, or fails to promptly furnish the Administration Agent with the documentation referred to in Section 7.10(a)(iii), or fails to pay to any Lender the amount of any Non-Withheld Part XIII Tax in accordance with Section 7.10(b), the Borrower shall forthwith on demand indemnify such Lender on a full indemnity after-Taxes basis from and against the full amount of any Taxes (including Non-Withheld Part XIII Tax, interest and penalties), losses and expenses which such Lender may suffer or incur as a result of such failure.

(d)

If an Affected Lender is, in its sole opinion, entitled to claim a refund or able to apply for or otherwise take advantage of any tax credit, tax deduction or similar benefit by reason of any withholding or deduction made by the Borrower in respect of a payment made by it hereunder which payment shall have been increased pursuant to Section 7.10(a) or by reason of any payment of the amount of Non-Withheld Part XIII Tax pursuant to Section 7.10(b), then such Affected Lender will use commercially reasonable efforts (to the extent it has the administrative controls in place to enable it to do so) to obtain such refund, credit, deduction or benefit and upon receipt thereof (provided the Borrower has paid the amounts described in Section 7.10(a)(ii) and (iv) or Section 7.10(b), as applicable, and Section 7.10(c)) will pay to the Borrower such amount (if any) not exceeding the increased amount paid by the Borrower as equals the net after tax value to such Affected Lender of such part of such refund, credit, deduction or benefit as it considers is allocable to such withholding or deduction or payment of the amount of Non-Withheld Part XIII Tax having regard to all its dealings giving rise to similar credits, deductions or benefits in relation to the same tax period and to the cost of obtaining the same, provided that (i) nothing herein shall interfere with the right of any Affected Lender to arrange its tax affairs in whatever manner it deems fit and in particular no Affected Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect to any such deduction or withholding or payment in priority to any other relief, claims, credits or deductions available to it and (ii) no Affected Lender shall be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.

(e)

If as a result of any assignment of the whole or any part of any Commitment (including any Advance thereunder) of any Lender made pursuant to Section 14.10(f), any change in the lending office of a Lender, any Lender which is an authorized foreign bank under Schedule III of the Bank Act (Canada) ceasing to be an authorized foreign bank, or any other change in the legal or tax status of a Lender, in each case before the occurrence of an Event of Default, the Borrower would be required to deduct or withhold Taxes and make increased payments pursuant to Section 7.10(a), or pay the amount of any Non-Withheld Part XIII Tax pursuant to Section 7.10(b), in excess of such increased payments which the Borrower would have been required to pay to the Lender pursuant to Section 7.10(a)(iv) or Section 7.10(b) had such assignment or change not taken place, the provisions of Section 7.10(a)(iv) or Section 7.10(b), as applicable, requiring such increased payments shall not apply to the extent of such excess.

(f)

The Borrower shall be entitled to assume that each Lender is a resident of Canada or a deemed resident of Canada for income and withholding tax purposes and accordingly assume that Part XIII Tax is not required to be withheld by the Borrower or paid by the Lender, unless the Borrower has actual knowledge to the contrary or the relevant Lender has provided written notice to the Borrower stating that payments to such Lender are subject to Part XIII Tax.

ARTICLE 8
REPAYMENT AND PREPAYMENT

Section 1.0

Repayment of Credit Facilities.

(a)

The Borrower shall repay on the Maturity Date by payment to the Administration Agent, for the account of each Lender, each Lender’s Rateable Share of each outstanding Advance made to the Borrower under the Operating Facility.  The Total Operating Commitment shall reduce to zero on the Maturity Date.

(b)

The Borrower shall repay to the Swing Line Lender each outstanding Advance made to the Borrower under the Swing Line Facility on the Maturity Date.  The Swing Line Commitment shall reduce to zero on the Maturity Date.

Section 2.0

Voluntary Cancellations.

(a)

The Borrower shall have the right at any time and from time to time to permanently prepay all or any portion of Loans outstanding under the Operating

Facility and cancel, without premium or penalty, all or any unused portion of the Total Operating Commitment.  Such right may only be exercised by the Borrower delivering a Repayment/Cancellation Notice to the Administration Agent specifying the proposed effective date of such prepayment and/or cancellation (which must be no less than 15 days thereafter) and the amount of the Total Operating Commitment to be cancelled (which in the case of a partial prepayment and/or cancellation must be in a principal amount of Cdn.$10,000,000 or a multiple of Cdn.$1,000,000 in excess thereof).  The Total Operating Commitment shall be reduced on the effective date of each such cancellation in the amount so cancelled.

(b)

Subject to the immediately following sentence, if the Total Operating Commitment shall at any time, as a result of one or more cancellations pursuant to Section 8.2(a), be reduced to less than Cdn.$200,000,000, the Borrower and the Swing Line Lender shall, if either such party so requests, negotiate in good faith to reach agreement as to an appropriate amendment to the maximum amount of the Swing Line Commitment.  If the Total Operating Commitment shall at any time, as a result of one or more cancellations pursuant to Section 8.2(a), be reduced to zero, the Administration Agent shall, unless the Swing Line Lender and the Majority Lenders agree otherwise, cancel the Swing Line Commitment in its entirety and the provisions of Section 3.5 shall apply mutatis mutandis.

(c)

The Borrower shall have the right at any time and from time to time to permanently prepay all or any portion of Loans outstanding under the Swing Line Facility and cancel, without premium or penalty, all or any unused portion of the Swing Line Commitment.  Such right may only be exercised by the Borrower delivering a Repayment/Cancellation Notice to the Administration Agent and the Swing Line Lender specifying the proposed effective date of such prepayment and/or cancellation (which must be no less than 15 days thereafter) and the amount of the Swing Line Commitment to be cancelled (which in the case of a partial prepayment and/or cancellation must be in a principal amount of Cdn.$5,000,000 or a multiple of Cdn.$1,000,000 in excess thereof).  The Swing Line Commitment shall be reduced on the effective date of each such cancellation in the amount so cancelled.

Section 3.0

Voluntary Prepayments.

(a)

The Borrower shall have the right at any time and from time to time during the Availability Period to prepay all or any portion of each Loan outstanding under the Operating Facility, without premium or penalty, and without cancelling any unused portion of the Total Operating Commitment.  Such right may only be exercised by the Borrower delivering a Repayment/Cancellation Notice to the Administration Agent specifying the proposed effective date of prepayment (which must be no less than the same number of days thereafter as would apply under Section 2.4 hereof in the case of a Drawdown of the same Type as the Loan or portion thereof being prepaid) and the amount of such Loan or portion thereof to be prepaid (which in the case of prepayment of a LIBOR Loan must be in a principal amount of U.S.$1,000,000 or a multiple of U.S.$100,000 in excess thereof).

(b)

The Borrower shall have the right at any time and from time to time during the Availability Period to prepay all or any portion of each Loan outstanding under the Swing Line Facility, without premium or penalty, and without cancelling any unused portion of the Swing Line Commitment.

Section 4.0

Mandatory Repayments of the Credit Facilities.

(a)

On the date of each reduction of each Lender’s Operating Commitment pursuant to this Article 8, the Borrower shall repay by payment to the Administration Agent, for the account of such Lender, such amount on account of such Lender’s Rateable Share of outstanding Advances made to the Borrower under the Operating Facility as may be required to ensure that the Outstanding Amount of such Lender’s Rateable Share of all outstanding Advances under the Operating Facility does not exceed its Operating Commitment at that time after giving effect to that reduction.  Such Lender shall apply any such amount so repaid as follows:

(i)

first, to repay such Lender’s Rateable Share of outstanding Loans under the Operating Facility;

(ii)

second, to prepay to such Lender the obligations of the Borrower under Section 4.8 in respect of outstanding Acceptances issued for the Borrower’s account under the Operating Facility; and

(iii)

third, to prepay such Lender’s Rateable Share of the Borrower’s obligations under Section 6.5(b) in respect of outstanding Standby Instruments under the Operating Facility until such Standby Instruments expire or are drawn upon, whereupon such Lender shall, subject to Section 12.2, account for and return to the Borrower any overpayment, and as security for such obligations of the Lender to account for and return any overpayment to the Borrower, such Lender shall deposit with the Administration Agent in trust an amount equal to the amount so applied pursuant to this Section 8.4(a)(iii) until such Standby Instruments expire or are drawn upon, whereupon the Administration Agent will (A) to the extent any such Standby Instrument is drawn upon, return to the Lender promptly from the amount held in trust the same amount as that drawn promptly upon the Lender notifying the Administration Agent of such drawing; and (B) upon expiry of any such Standby Instrument, subject to Section 12.2, pay over to the Borrower from the amount held in trust an amount equal to any overpayment made in respect of such Standby Instrument in satisfaction of the obligations of the Lender to account for and return to the Borrower any such overpayment.

(b)

On the date of each reduction of the Swing Line Commitment pursuant to this Article 8, the Borrower shall repay by payment to the Swing Line Lender, such amount on account of outstanding Advances made to the Borrower under the Swing Line Facility as may be required to ensure that the Outstanding Amount of all outstanding Advances under the Swing Line Facility does not exceed the Swing Line Commitment at that time after giving effect to that reduction.  The Swing Line Lender shall apply any such amount so repaid as follows:

(i)

to repay outstanding Loans under the Swing Line Facility; and

(ii)

to prepay such Lender’s Rateable Share of the Borrower’s obligations under Section 6.5(b) in respect of outstanding Standby Instruments under the Swing Line Facility until such Standby Instruments expire or are drawn upon, whereupon such Lender shall, subject to Section 12.2, account for and return to the Borrower any overpayment.

(c)

The Borrower may, in lieu of making any payment pursuant to Section 8.4(a)(iii) or Section 8.4(b)(ii) in relation to any Standby Instrument outstanding on the Maturity Date, request that the Issuing Lender accept an irrevocable standby credit issued by a financial institution acceptable to the Issuing Lender and in form and substance and amount acceptable to the Issuing Lender.  Upon delivery of such an irrevocable standby credit to the Issuing Lender no later than five (5) Business Days before the Maturity Date, and an agreement being entered into between the Borrower and the Issuing Lender governing the terms and conditions applicable to the relevant Standby Instrument (including standby fees and indemnities), the Borrower shall not be obliged to make the corresponding payment pursuant to Section 8.4(a)(iii) or Section 8.4(b)(ii) in relation to that Standby Instrument.

Section 5.0

Facility Excesses by Reason of Foreign Currency Fluctuations.

(a)

If and each time the Outstanding Amount of all outstanding Advances under the Operating Facility exceeds the Total Operating Commitment by more than three percent (3%) by reason of fluctuations in exchange rates, the Administration Agent shall request the Borrower to repay the entire excess whereupon the Borrower shall promptly repay to the Administration Agent, for the account of the Lenders, such Advances outstanding under the Operating Facility as may be required to ensure that such excess thereunder is eliminated.

(b)

If and each time the Outstanding Amount of all outstanding Advances under the Swing Line Facility exceeds the Swing Line Commitment by more than three percent (3%) by reason of fluctuations in exchange rates, the Swing Line Lender shall request the Borrower to repay the entire excess whereupon the Borrower shall promptly repay to the Swing Line Lender such Advances outstanding under the Swing Line Facility as may be required to ensure that such excess thereunder is eliminated.

Section 6.0

Prepayment of Affected Lenders.

(a)

The Borrower shall have the right to cancel without premium or penalty all, but not part, of the Operating Commitment of each Affected Lender provided that no Default or Event of Default has occurred.  Such right may only be exercised by the Borrower delivering a Repayment/Cancellation Notice to the Administration Agent advising of such cancellation and specifying the effective date of cancellation which must be no less than three Business Days after and no later than 30 days after the Borrower has been notified that the relevant Lender became an Affected Lender. The Borrower shall permanently prepay the Affected Lender’s Rateable Share of all outstanding Advances on such effective date of cancellation, the Affected Lender’s Commitment shall be reduced to zero and such Affected Lender shall be released from its obligations to lend hereunder.  The Total Operating Commitment shall be reduced by the amount of the reduction in such Affected Lender’s Operating Commitment made pursuant to this Section 8.6(a).

(b)

The Borrower shall have the right to cancel without premium or penalty all, but not part, of the Swing Line Commitment if the Swing Line Lender becomes an Affected Lender, provided that no Default or Event of Default has occurred.  Such right may only be exercised by the Borrower delivering a Repayment/ Cancellation Notice to the Swing Line Lender (with a copy to the Administration Agent) advising of such cancellation and specifying the effective date of cancellation which must be no less than two Business Days after and no later than 30 days after the Borrower has been notified that the Swing Line Lender became an Affected Lender. The Borrower shall permanently prepay all outstanding Advances under the Swing Line Facility on such effective date of cancellation. The Swing Line Commitment shall be reduced to zero if the Borrower exercises its right of cancellation pursuant to this Section 8.6(b), and the Swing Line Lender shall be released from its obligations to lend hereunder.

Section 7.0

Netting of Payments.

If on any date amounts (other than interest and fees) would be payable under this Agreement in the same currency by the Borrower to or for the account of the Operating Lenders and by the Operating Lenders to or for the account of the Borrower, or by the Borrower to the Swing Line Lender and by the Swing Line Lender to the Borrower, then, on such date, unless the Administration Agent (in the case of the Operating Facility), or the Swing Line Lender (in the case of the Swing Line Facility), notifies the Borrower stating in either case that netting is not to apply to such payments, each such party’s obligations to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by the Borrower to or for the account of the Operating Lenders or the Swing Line Lender, as applicable, exceeds the aggregate amount that would otherwise have been payable by the Operating Lenders or the Swing Line Lender, as applicable, to or for the account of the Borrower or vice versa, such obligations shall be replaced by an obligation upon the Borrower or the Operating Lenders or the Swing Line Lender, as applicable, by whom the larger aggregate amount would have been payable to pay to or for the account of the other or others, as applicable, the excess of the larger aggregate amount over the smaller aggregate amount.

Section 8.0

Place of Payment of Principal, Interest and Fees.

Each payment of principal, interest, fees and other amounts owing by the Borrower under or otherwise in respect of any Loan Document shall be made by the Borrower in the currency in which such amount owing is denominated no later than 10:00 a.m. (local time in the place of payment), in each case in immediately available and freely transferable funds for value on the due date (or if such due date is not a Business Day on the Business Day next following) to the credit of the Administration Agent’s Accounts or Swing Line Lender’s Accounts, as applicable.

ARTICLE 9
CONDITIONS PRECEDENT TO BORROWING

Section 1.0

Conditions Precedent to First Drawdown.

Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Drawdown under any of the Credit Facilities unless the conditions set out in Section 9.2 with respect to such Drawdown have been satisfied (or waived by the Required Lenders pursuant to Section 9.3) and the Lenders shall not be obliged to make the first Drawdown under any Credit Facility until the Administration Agent has confirmed to the Borrower and the Lenders that the Administration Agent has received (or the Required Lenders have waived receipt pursuant to Section 9.3) on or before the date the first Drawdown is requested all of the following in form and substance satisfactory to the Administration Agent, acting reasonably:

(a)

a certificate of the Borrower, signed by a Senior Officer or assistant secretary of the Borrower, as to the incumbency of the Borrower’s officers attaching true copies of (i) the Charter of the Borrower, and (ii) all necessary corporate action taken by the Borrower to authorize the execution, delivery and performance by it of this Agreement, the Agency Fees Agreement and the Arrangement Fees Agreement and the consummation of the transactions contemplated thereby;

(b)

a certificate of status, compliance or good standing or similar certificate with respect to the Borrower for its jurisdiction of incorporation and each jurisdiction in which any material portion of its Business Assets is located or in which it carries on business;

(c)

certificates from or respecting each other Terasen Group Member substantially equivalent or analogous to the certificates from or respecting the Borrower (including attachments) referred to in Section 9.1(b) and a certified true copy of the Charter of each Material Subsidiary and Restricted Subsidiary, certified by a Senior Officer or assistant secretary of the Borrower or such Subsidiary;

(d)

each of the Loan Documents duly executed and delivered by each party thereto;

(e)

opinions from the Borrower’s Counsel addressed to the Syndicate and the Lenders’ Counsel, in respect of the Loan Documents and as to such matters and in such form as the Administration Agent or Lenders’ Counsel may reasonably require;

(f)

a Certificate from the Borrower certifying compliance with the financial tests set out in Section 11.1(d) as at December 31, 2005 and certifying the Borrower’s current Rating as assigned by each Rating Agency;

(g)

if applicable, a direction to pay to the Administration Agent and to the Swing Line Lender with regard to the application of proceeds from the first Drawdown under each Credit Facility to, inter alia, pay out in full any outstanding amounts owing by the Borrower (and that are not deemed to be Advances under this Agreement) to: (i) The Toronto-Dominion Bank pursuant to a credit agreement between such parties dated for reference February 6, 2004, as amended, (ii) Royal Bank of Canada pursuant to a credit agreement between such parties dated for reference February 6, 2004, as amended, and (iii) Canadian Imperial Bank of Commerce pursuant to a credit agreement between such parties dated for reference April 5, 2005;

(h)

payment of all fees due and owing hereunder to the Administration Agent or any Lender;

(i)

a report on the matters referred to in this Section 9.1 from the Lenders’ Counsel addressed to the Administration Agent; and

(j)

such other agreements, documents and instruments as the Majority Lenders may reasonably require.

Section 2.0

Conditions to all Borrowings.

(a)

The Lenders shall not be obliged to make or allow the first Drawdown unless each of the representations and warranties of the Borrower contained in Section 10.1 is true and correct as of the date such Drawdown is requested and as of the proposed Drawdown Date as though made on and as of such date.

(b)

The Lender shall not be obliged to make or allow any subsequent Drawdown unless each of the representations and warranties of the Borrower contained in Section 10.1(a), (b), (c), (d), (e), (f), (h), (i), (k), (l), (q)(i) and (r) is true and correct as of the date such Drawdown is requested and as of the proposed Drawdown Date as though made on and as of each such date.

(c)

The Lenders shall not be obliged to make or allow any Borrowing, including the first Drawdown, under any Credit Facility unless:

(i)

no Default or Event of Default has occurred that is continuing on the date such Borrowing is requested or on the proposed Borrowing Date, nor would any Default or Event of Default result after giving effect to the requested Borrowing; and

(ii)

each of the terms and conditions applicable to such Borrowing contained in this Agreement shall have been fully complied with.

(d)

The Borrower will, upon request by the Administration Agent, deliver to the Administration Agent a Certificate confirming those matters described in Section 9.2(a) or (b), as applicable, and Section 9.2(c).

Section 3.0

Waiver.

The conditions set forth in Section 9.1 and Section 9.2 are inserted for the sole benefit of the Lenders and may be waived by the Required Lenders, in whole or in part, (with or without terms or conditions) in respect of any requested Borrowing without prejudicing the right of the Lenders at any time to assert such conditions in respect of any subsequent Borrowing requested by the Borrower.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES

Section 1.0

Borrower Representations and Warranties.

To induce the Lenders to make the Credit Facilities available to the Borrower, the Borrower represents and warrants, with respect to itself and (to the extent the context so admits) each of the other Terasen Group Members, to and in favour of the Syndicate as follows:

(a)

Existence and Good Standing.  Each Terasen Group Member is a corporation duly and validly incorporated, organized and existing under the laws of its jurisdiction of incorporation and has the legal capacity and right thereunder to carry on its business and to own its Business Assets and has the right to carry on its business and to own its Business Assets in each other jurisdiction in which it carries on business or where any of its Business Assets are located, except for those other jurisdictions where failure to have such right has not and would not reasonably be expected to have a Material Adverse Effect.

(b)

Authority.  The Borrower has the legal capacity and right to enter into the Loan Documents to which it is a party and do all acts and things and execute and deliver all agreements, documents and instruments as are required thereunder to be done, observed or performed by it in accordance with the terms and conditions thereof.

(c)

Due Authorization.  The Borrower has taken all necessary action to authorize the execution and delivery of each Loan Document to which it is a party, the creation and performance of its obligations thereunder and the consummation of the transactions contemplated thereby.

(d)

Due Execution.  The Borrower has duly executed and delivered each Loan Document to which it is a party.

(e)

Validity of Loan Documents - Non-Conflict.  None of the authorization, execution, delivery or performance of the Loan Documents nor the consummation of any of the transactions contemplated thereby:

(i)

requires any Authorization to be obtained or Registration to be made (except such as have already been obtained or made and are now in full force and effect),

(ii)

conflicts with, contravenes or gives rise to any default under (A) the Charter of any Terasen Group Member or resolutions of the directors or shareholders of any such Person, (B) the provisions of any indenture, instrument, agreement or undertaking to which any Terasen Group Member is a party or by which any such Person or any of its Business Assets are bound or (C) any Applicable Law, or

(iii)

has resulted or will result in the creation or imposition of any Lien upon any of the Business Assets of any Terasen Group Member.

(f)

Enforceability.  Each Loan Document to which the Borrower is a party constitutes a valid and legally binding obligation enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, winding-up, dissolution, reorganization, arrangement or other statutes or judicial decisions affecting the enforcement of creditors’ rights in general, general principles of equity, including the fact that specific performance and injunctive relief may be refused by a court in its discretion, and the inability of the Courts of Canada to give judgment for payment in foreign currencies.

(g)

Absence of Litigation.  There is no existing, pending or threatened Litigation against any Terasen Group Member (that, if adversely determined against such Terasen Group Member) or Award affecting any Terasen Group Member or any of its Business Affairs that, either alone or when aggregated with all other such Litigation and Awards, has or would reasonably be expected to have a Material Adverse Effect.

(h)

Financial Statements.  Each financial report and financial statement of a Terasen Group Member delivered to the Syndicate pursuant to or in connection with this Agreement has been prepared in accordance with GAAP and presents fairly in all material respects the financial information and the financial condition and results of operations of such Terasen Group Member contained therein as at their respective preparation dates.

(i)

Accuracy of Information.  No information furnished by any Terasen Group Member to the Syndicate as required by any of the Loan Documents contains any material misstatement of fact, or omits to state a material fact, necessary to make the statements contained therein not misleading, in all cases as to the Terasen

Group as a whole, in light of the circumstances in which they were made and as of the date made.

(j)

No Material Adverse Change.  Since the December 31, 2005 consolidated financial statements of the Borrower provided to the Lenders, there has been no fact, event, state or condition, or any change in any fact, event, state or condition that has or would reasonably be expected to have a Material Adverse Effect.

(k)

Compliance with Laws.  Each Terasen Group Member is in compliance in all material respects with all Applicable Laws, except for any non-compliance which has not and would not reasonably be expected to have a Material Adverse Effect.

(l)

No Default or Event of Default.  No Default has occurred which has not been either remedied (or otherwise ceased to be continuing) and no Event of Default has occurred which has not been expressly waived by the Required Lenders in writing.

(m)

Real Property.  Each Terasen Group Member has a subsisting leasehold interest in, or good title to, in each case free of all Liens (other than Permitted Liens), all material real property leased or owned by it which are reflected in the December 31, 2005 consolidated financial statements of the Borrower provided to the Lenders, except for real property interests disposed in the ordinary course of business since the date of those financial statements in compliance with the provisions of this Agreement.

(n)

Personal Property.  Each Terasen Group Member has good title to, free and clear of all Liens (other than Permitted Liens), all material personal property reflected as an asset in the December 31, 2005 consolidated financial statements of the Borrower provided to the Lenders, except for personal property disposed in the ordinary course of business since the date of those financial statements in compliance with the provisions of this Agreement.

(o)

Subsidiaries.  The Borrower has no Material Subsidiaries other than Terasen Gas, which is a Wholly-Owned Subsidiary of the Borrower.  Without limiting the generality of Section 10.1(k), the holding by the Borrower and 3857042 Canada Inc. (which is a Wholly-Owned Subsidiary of the Borrower), of all of the issued and outstanding Capital Stock of Terasen Gas does not contravene the Charter of Terasen Gas or the Utilities Commission Act (British Columbia).

(p)

Taxes.  Each Terasen Group Member has:

(i)

delivered or caused to be delivered all returns for Income Taxes, Sales Taxes and other Taxes which are now due to the appropriate Governmental Body;

(ii)

paid and discharged all Taxes payable by it when due;

(iii)

made provision for appropriate amounts in respect of any Taxes likely to be exigible in accordance with GAAP;

(iv)

withheld and collected all Taxes required to be withheld and collected by it and remitted such Taxes to the appropriate Governmental Body; and

(v)

paid and discharged all obligations incidental to any statutory lien or deemed trust imposed upon it by Applicable Law (including obligations respecting wages, vacation pay, workers’ compensation and unemployment insurance) which, if unpaid, might become a Lien on any of its Business Assets, except to the extent that a failure to do any of the foregoing has not and would not reasonably be expected to have a Material Adverse Effect, and no assessment or appeal is, to its knowledge, being asserted or processed with respect to any material Taxes, save and except as disclosed in Note 19(c) to the consolidated financial statements of the Borrower for the Fiscal Year ended December 31, 2005.

(q)

Solvency.  The Borrower is (i) Solvent, and (ii) does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted.

(r)

Environmental Representations and Warranties.  With respect to environmental matters:

(i)

the Terasen Group Facilities are and have been at all times while they have been owned, leased, managed, controlled or operated by each Terasen Group Member, owned, leased, managed, controlled or operated in material compliance with all Environmental Laws; and

(ii)

to the knowledge of each Terasen Group Member, as far as it is aware, all real estate (including the buildings, erections and facilities constructed thereon) and appurtenances comprising or used in connection with the Terasen Group Facilities were at all times owned, leased, managed, controlled or operated by the predecessors in title of each Terasen Group Member in material compliance with all Environmental Laws;

with the exception of any non-compliance in respect of those matters referred to in clauses (i) and (ii) above that has not and would not reasonably be expected to have a Material Adverse Effect.

(s)

Pension Plans.  There are no outstanding defaults or violations by any Terasen Group Member in connection with any payment obligation required to be performed by it under the terms of any Pension Plan or under any Applicable Law respecting any Pension Plan which have had or would reasonably be expected to have a Material Adverse Effect.  There is no Award outstanding and no pending or, to the knowledge of any Terasen Group Member, threatened Litigation (other than routine claims for benefits) against any such Pension Plan or fiduciary thereof or against any Terasen Group Member with respect to any such Pension Plan.  No proceeding has been initiated to terminate any such Pension Plan.  All such Pension Plans which are funded plans are funded in accordance with all Applicable Laws.

Section 2.0

Repetition of Representations and Warranties.

The representations and warranties made in Section 10.1 shall be deemed to be repeated by the Borrower on the first Drawdown Date and the representations and warranties made in Section 10.1(a), (b), (c), (d), (e), (f), (h), (i), (k), (l), (q)(i) and (r) shall be deemed to be repeated by the Borrower on each Drawdown Date thereafter under the Operating Facility and on the last day of each Fiscal Quarter (commencing with the Fiscal Quarter ending June 30, 2006) by reference to the facts and circumstances then existing.

Section 3.0

Nature of Representations and Warranties.

The representations and warranties made in Section 10.1 or deemed repeated in Section 10.2 shall survive the execution and delivery of this Agreement and the making of each Borrowing notwithstanding any investigations or examinations which may be made by or on behalf of the Administration Agent, any Lender or Lenders’ Counsel, and the Syndicate shall be deemed to have relied on such representations and warranties in the making of each Borrowing.

ARTICLE 11
COVENANTS OF THE BORROWER

Section 1.0

Affirmative Covenants.

So long as any Loan Obligations remain payable or the Borrower may be or become entitled to any Drawdown, the Borrower covenants and agrees with the Syndicate that it will duly perform and comply with, and (where the context so admits) it will cause each of the other Terasen Group Members to duly perform and comply with, each of the following affirmative covenants:

(a)

Punctual Payment.  The Borrower will duly and punctually pay each sum payable by it under this Agreement at the time and place and in the manner provided for in this Agreement.

(b)

Conduct of Business.  Each Terasen Group Member will maintain in good standing and full force and effect its legal existence in its present jurisdiction of incorporation or formation and obtain, maintain and preserve all material Authorizations, Registrations, rights and qualifications necessary, as well as the legal capacity necessary, to carry on its Business Affairs and own its Business Assets in each jurisdiction in which it carries on business or owns any Business Assets.  Each Terasen Group Member will carry on its Business Affairs in a proper manner in accordance with prudent industry standards, unless non-compliance would not reasonably be expected to have a Material Adverse Effect.

(c)

Compliance with Applicable Laws.  Each Terasen Group Member will comply in all material respects with all Applicable Laws.

(d)

Financial Tests.  The Borrower will ensure that: (i) the Total Debt/Capitalization Ratio at the end of each Test Period does not exceed 0.75:1; and (ii) the Interest Coverage Ratio for each Test Period is not less than 1.25:1.

(e)

Financial Records.  Each Terasen Group Member will maintain complete records and books of account.

(f)

Financial Statements and Other Information.  The Borrower will deliver or cause to be delivered to the Administration Agent (in sufficient numbers to provide a copy for the Administration Agent and each of the Lenders):

(i)

as soon as practicable and in any event within 90 days after the end of each Fiscal Year, the annual consolidated financial statements of the Borrower approved by its board of directors and audited by its Auditors (without qualification relating to ability to continue as a going concern, a limited scope of examination or independence), prepared in accordance with GAAP, together with a duly completed and signed Compliance Certificate prepared as at such Fiscal Year end;

(ii)

as soon as practicable and in any event within 120 days after the end of each Fiscal Year, the annual unconsolidated financial statements of the Borrower approved by its board of directors and audited by its Auditors (without qualification relating to ability to continue as a going concern, a limited scope of examination or independence), prepared in accordance with GAAP;

(iii)

as soon as practicable and in any event within 90 days after the end of each Fiscal Year, the annual consolidated financial statements of each Material Subsidiary and each Restricted Subsidiary approved by its board of directors, prepared in accordance with GAAP by its Auditors on a review engagement basis;

(iv)

as soon as practicable and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the unaudited quarterly consolidated and unconsolidated financial statements of the Borrower for the current Fiscal Year to such Fiscal Quarter end, signed and approved by a Senior Officer or director of the Borrower, prepared in accordance with GAAP (subject to annual audit adjustments and in respect of such consolidated statements, the absence of note disclosure) consisting in each case of a balance sheet and statements of income and retained earnings (or deficit) and of changes in financial position, together with a duly completed and signed Compliance Certificate prepared as at such Fiscal Quarter end; and

(v)

from time to time, such additional information regarding the Business Affairs of any Terasen Group Member as the Administration Agent or any Lender may reasonably request.

(g)

Rights of Inspection.  At any time and from time to time during normal business hours upon request by any Lender, each Terasen Group Member will permit any Representative of such Lender, at the expense of the Borrower, to enter upon such Terasen Group Member’s premises to inspect its Business Assets and to examine the records and books of account of such Terasen Group Member and to discuss any of the Business Affairs of such Terasen Group Member with any of its Representatives (including its Auditors).

(h)

Notice of Litigation.  Each Terasen Group Member will give notice to the Administration Agent as soon as it obtains knowledge of any Award or the commencement of any Litigation or dispute affecting any Terasen Group Member or any of its Business Affairs that, either alone or when aggregated with all other such Awards and Litigation, has or would reasonably be expected to have a Material Adverse Effect.

(i)

Notice of Governmental Action.  Each Terasen Group Member will give notice to the Administration Agent as soon as it obtains knowledge of any Applicable Law that is proposed, introduced or applied by any Governmental Body which has or would reasonably be expected to have a Material Adverse Effect.

(j)

Notice regarding Ratings.  The Borrower will promptly give notice to the Administration Agent of any decision (for whatever reason) by a Rating Agency to cease providing the Borrower with a Rating, or of any change in its Rating by any of the Rating Agencies and certifying any such new Rating.

(k)

Notice of Default or Event of Default.  Each Terasen Group Member will give notice to the Administration Agent as soon as it obtains knowledge of any Default or Event of Default and outline in reasonable detail in such notice the action it is taking to remedy any such Default.

(l)

Maintenance of Insurance.  Each Terasen Group Member will insure and keep insured all of its Business Assets which are of an insurable nature against such risks, in such amounts and in such manner as is customary and prudent in the case of corporation carrying on similar businesses or holding similar assets, as well as maintain comprehensive general public liability coverage in such amounts and in such manner as is customary and prudent in the case of corporations carrying on similar businesses or holding similar assets, all with such financially sound and reputable insurance companies or associations as it may select; provided that the Terasen Group may from time to time adopt other customary and prudent methods or plans of protection, including re-insurance through a captive insurance company, that are acceptable to the Administration Agent, acting reasonably, against risks in substitution or partial substitution for any of part of the aforesaid Business Assets insurance.  The Borrower shall furnish to the Administration

Agent upon written request, full information as to the insurance carried.  No Terasen Group Member will do or omit to be done anything which could breach or invalidate any such insurance and each Terasen Group Member will punctually pay all premiums and other amounts necessary for maintaining such insurance as the same become due.  Each Terasen Group Member shall obtain and, upon request, the Borrower will provide the Administration Agent with certified copies of the policies effecting the insurance required by this Section 11.1(l).

(m)

Payment of Taxes and Claims.  Each Terasen Group Member will:

(i)

file as and when required by Applicable Law all returns in respect of Taxes;

(ii)

made provision for appropriate amounts in respect of any Taxes likely to be exigible in accordance with GAAP;

(iii)

withhold and collect all Taxes required to be withheld and collected by it and remit such Taxes to the appropriate Governmental Body before they are past due in the manner required by Applicable Law; and

(iv)

pay and discharge before the same shall become past due (A) all Taxes imposed upon it or upon any of its Business Assets, and (B) all lawful claims (including claims for labour, materials, supplies or services, claims for unpaid wages, vacation pay, workers’ compensation and unemployment insurance and other claims respecting obligations incidental to any statutory lien or deemed trust imposed upon it by Applicable Law) which, if unpaid, might become a Lien upon any of its Business Assets, except in each case any such Taxes or claims which are being actively and diligently contested in good faith by proper proceedings and for which reserves have been maintained on its books and in respect of which no Liens (except Permitted Liens) have attached.

(n)

Comply with Environmental Laws.  Each Terasen Group Member will cause its Representatives to (i) manage and operate the Terasen Group Facilities in material compliance with all Environmental Laws, (ii) obtain and maintain all Authorizations and make all material Registrations required under all Environmental Laws in relation to the Terasen Group Facilities and remain in compliance therewith, and (iii) store, treat, transport, generate, otherwise handle and dispose of all Hazardous Materials and Waste owned, managed or controlled by it in material compliance with all Environmental Laws.

(o)

Environmental Compliance Orders.  As soon as any Terasen Group Member receives them, the Borrower will notify the Administration Agent and make available for inspection and review on a confidential basis by Representatives of the Administration Agent copies of all written orders, control orders, directions, action requests, claims, complaints, notices or inquiries (i) relating to environmental condition of any of the Terasen Group Facilities or (ii) relating to compliance or non-compliance with any Environmental Laws; and proceed diligently to comply with or resolve any such written orders, control orders, directions, action request, claims, complaints, notices or inquiries relating to compliance or non-compliance with Environmental Laws where the failure to do so would be reasonably expected to have a Material Adverse Effect.

(p)

Environmental Information Requests.  Each Terasen Group Member will promptly make available for inspection and review on a confidential basis by Representatives of the Administration Agent such information as the Administration Agent may reasonably request from time to time to evidence compliance with the representations and warranties contained in Section 10.1(r) and the covenants contained in Section 11.1(n) and Section 11.1(o).

(q)

Environmental Audits.  Each Terasen Group Member will upon obtaining knowledge of any environmental condition which has or would be reasonably expected to have a Material Adverse Effect, forthwith notify the Administration Agent of full particulars thereof and thereafter should any Event of Default have occurred and be continuing, upon request of the Administration Agent from time to time, undertake environmental audits on the real property (including the Terasen Group Facilities thereon) affected by such condition in scope, content, form and substance satisfactory to the Administration Agent, acting reasonably, by consultants approved by the Administration Agent, acting reasonably.  Each Terasen Group Member will also cause the owner and/or operator of any of the Terasen Group Facilities to permit Representatives of the Administration Agent upon request from time to time to meet and discuss with its Representatives responsible for implementing the environmental health and safety programs at the Terasen Group Facilities.  All information (apart from information above which is generally available to the public) derived from or relating to environmental matters including compliance with Environmental Laws and copies of any reports shall remain the property of the Terasen Group, and shall constitute and be treated as confidential information of the Terasen Group.

(r)

Ownership of Restricted Subsidiaries.  The Borrower will at all times maintain its ownership (direct or indirect) of 100% of the issued and outstanding common shares, partnership interests or trust units (and rights capable of being converted into common shares, partnership interests or trust units) of each Restricted Subsidiary.

(s)

Benefit Plans.  Each Terasen Group Member will perform all obligations required to be performed by it under all Applicable Laws respecting any Pension Plan.  In particular, all such Pension Plans which are funded plans will be funded in accordance with all Applicable Laws.

Section 2.0

Negative Covenants.

So long as any Loan Obligations remain payable or the Borrower may be or become entitled to obtain any Drawdown, the Borrower covenants and agrees with the Syndicate that it will duly perform and comply with, and (where the context so admits) it will cause each of the other Terasen Group Members to duly perform and comply with, each of the following negative covenants:

(a)

Negative Pledges.  No Terasen Group Member will create, incur, assume or otherwise become liable on or permit to exist any Lien on any Capital Stock it owns (directly or indirectly) in any Material Subsidiary, Restricted Subsidiary or Intervening Subsidiary, save and except Permitted Liens described in clauses (b), (g) and (i) of the definition herein of Permitted Liens.  The Borrower will not create, incur, assume or otherwise become liable on or permit to exist any Lien on, against or with respect to its other Business Assets or any part thereof, except for Permitted Liens and except for Security Interests securing Indebtedness of the Borrower not exceeding in the aggregate at any time Cdn.$40,000,000 (or the Equivalent Amount in foreign currency).

(b)

Nature of Business.  No Terasen Group Member will engage in or carry on, directly or indirectly, any business activity, or purchase or otherwise acquire any properties, assets or undertakings or interest therein unrelated to or unnecessary for the conduct of the Terasen Group’s Business carried on by such Terasen Group Member or alter in any material manner the nature of the Terasen Group’s Business carried on by such Terasen Group Member.

(c)

Charter Restrictions.  The Borrower will not create or permit to exist in the Charter of any other Terasen Group Member any restrictions on the payment of dividends by such other Terasen Group Member which has, or would reasonably be expected to have, a Material Adverse Effect.

(d)

No Merger, Amalgamation, etc.  No Terasen Group Member will enter into any merger, amalgamation, arrangement, consolidation, liquidation, winding-up, dissolution or similar transaction, nor dispose of (in one transaction or a series of transactions) all or substantially all of its Business Assets to, any Person (a “Reorganization”), save and except (but subject always to Section 11.1(r), Section 11.2(k) and Section 11.2(l)) as follows:

(i)

any Material Subsidiary, Restricted Subsidiary or Intervening Subsidiary may liquidate or dissolve voluntarily into the Borrower or any other Subsidiary of the Borrower, and any Terasen Group Member may merge, consolidate or amalgamate with or into any other Terasen Group Member or any Subsidiary of the Borrower that is not a Terasen Group Member, and any Terasen Group Member may dispose of (in one transaction or a series of transactions) all or substantially all of its Business Assets to any other Terasen Group Member or any Subsidiary of the Borrower that is not a Terasen Group Member, if, in the case of each such Reorganization, the following additional conditions are satisfied:

(A)

the Reorganization involves only the Borrower and/or its Subsidiaries;

(B)

no Event of Default shall have occurred and be continuing at the time of entering into any such Reorganization nor would any result therefrom;

(C)

the Successor Entity shall be a corporation, partnership or trust organized under the laws of Canada or any province or territory thereof or the United States, any state thereof or the District of Columbia, and shall possess all of the property, rights, interests, privileges and franchises of each Predecessor Entity and, if the Borrower was a Predecessor Entity, shall promptly upon completion of the Reorganization expressly assume the Loan Obligations (both present and future) by supplemental indenture acceptable to the Majority Lenders;

(D)

the benefits to the Syndicate of each Loan Document to which a Predecessor Entity is a party extend to the performance by the Successor Entity of its obligations under such Loan Documents;

(E)

none of the rights intended or purported to be granted under or pursuant to any Loan Document to or for the benefit of the Syndicate shall be prejudiced, restricted or rendered unenforceable or ineffective;

(F)

if a Restricted Subsidiary was a Predecessor Entity, the Successor Entity shall be the Borrower or a Wholly-Owned Subsidiary of the Borrower that is or, promptly upon completion of the Reorganization, shall become a Restricted Subsidiary;

(G)

a Certificate from the Borrower shall be delivered to the Administration Agent together with an opinion of Borrower’s Counsel promptly upon completion of the Reorganization, each stating that the Reorganization complies with this Section 11.2(d) and that the conditions therefor have been satisfied, provided that the opinion of Borrower’s Counsel may rely on the Certificate from the Borrower as to matters of fact; and

(ii)

any Terasen Group Member may enter into any other Reorganization including a merger or amalgamation of the Borrower with a Person that is not a Subsidiary of the Borrower, if the following conditions are satisfied:

(A)

it provides ten day’s prior written notice of the proposed Reorganization to the Administration Agent;

(B)

the conditions set forth in Section 11.2(d)(i)(B) to (G) inclusive are satisfied or the Majority Lenders, acting reasonably, are of the opinion that such conditions will be satisfied;

(C)

the Borrower or, if the Borrower was a Predecessor Entity, the Successor Entity will have, upon completion of the Reorganization, a Rating provided by each Rating Agency not lower than one Level below the Rating that such Rating Agency provided in respect of the Borrower prior to the Reorganization; and

(D)

the proposed Reorganization would not reasonably be expected to have a Material Adverse Effect.

Upon completion of any Reorganization in which the Borrower was a Predecessor Entity that complies with this Section 11.2(d), the Successor Entity shall succeed to and may exercise, every right and power of the Borrower under this Agreement (to the exclusion of such Predecessor Entity) with the same effect as if such Successor Entity had been named as the Borrower herein.  Upon the completion of any such Reorganization comprised of the sale, conveyance or transfer (but not any other disposition) of all or substantially all of the Business Assets of the Borrower, the Borrower (which term shall for this purpose mean the Person initially named as the “Borrower” in this Agreement or any successor of the Borrower which, prior to such sale, conveyance or transfer, shall have become entitled to every right and power of the “Borrower” in the manner described in this Section 11.2(d)) may request of the Administration Agent that it be discharged of all further Loan Obligations for the purpose of being dissolved and liquidated, and the Administration Agent shall not unreasonably withhold such consent and the provision of an appropriate discharge.

(e)

Dividends.  The Borrower will not declare, set apart for payment or pay any dividends, bonuses or other distributions to shareholders on any of its Capital Stock if such action would result in a Default or an Event of Default.

(f)

Derivatives.  The Borrower will not enter into any Derivative for speculative purposes.

(g)

No Continuance.  No Terasen Group Member will continue under the laws of any other jurisdiction: (i) if such continuation would reasonably be expected to have a Material Adverse Effect or (ii) otherwise, without providing the Administration Agent with 10 days prior notice thereof and, if such jurisdiction is outside Canada, obtaining the Majority Lenders prior consent thereto.

(h)

Fiscal Year.  No Terasen Group Member will change its Fiscal Year without providing the Administration Agent with 30 days prior notice thereof.

(i)

Securitizations.  No Terasen Group Member will dispose of any account, note receivable or accounts receivable, with or without recourse, to a Person that is not a Terasen Group Member: (i) except where such disposal arises from a dealing in the ordinary course of business with the account debtor which owes the relevant obligation; and (ii) except under bona fide true sales of accounts, notes receivable and accounts receivable to any arm’s length third party without recourse for value by way of immediate cash payment in a transaction commonly considered an asset securitization transaction provided that the aggregate face amount of all such accounts, notes receivable and accounts receivable so sold does not exceed Cdn.$200,000,000 for the entire Terasen Group.

(j)

Total Debt/Capitalization Ratio.  No Terasen Group Member will knowingly take or omit to take any action or do or omit to do any thing that would directly or indirectly result in the Total Debt/Capitalization Ratio at any time during any Fiscal Quarter being greater than 0.75:1.

(k)

Limitation on Asset Sales.  The Borrower will not, and will not suffer or permit any other Terasen Group Member to, dispose of any of its Business Assets other than in the ordinary course of business if, as a result of any such disposition, the book value of the Business Assets, net of minority interests, so disposed of plus the aggregate book value of the Business Assets, net of minority interests, disposed of by the Borrower or any of its Subsidiaries since the Closing Date (together, the “Aggregate Disposition Amount”), plus the Aggregate Issuance Amount (if any) determined under Section 11.1(l) for the same period, would exceed 15% of the Total Consolidated Assets as at the most recent completed Fiscal Quarter end of the Borrower.

(l)

Limitation on Issue of Capital Stock by Subsidiaries.  The Borrower will not permit any other Terasen Group Member to issue any Capital Stock (other than preferred shares issued on commercially reasonable terms in repayment of debt) to any Person that is not the Borrower or a Wholly-Owned Subsidiary of the Borrower (a “Third Party”) if, as a result of such issuance, the fair market value at the time of issuance of the Capital Stock so issued plus the aggregate fair market value at the time of issuance of the Capital Stock (other than preferred shares issued on commercially reasonable terms in repayment of debt) issued by any of the Subsidiaries of the Borrower to any Third Party since the Closing Date (together, the “Aggregate Issuance Amount”), plus the Aggregate Disposition Amount determined under Section 11.2(k) for the same period, would exceed 15% of the Total Consolidated Assets as at the most recent completed Fiscal Quarter end of the Borrower.

(m)

Subordinated Debt Interest Payments.  The Borrower will not, and will not suffer or permit any of its Subsidiaries to, make any payment of interest on Subordinated Debt in cash (other than payments of interest by such Subsidiaries to the Borrower) unless, for the Test Period most recently ended, the Subordinated Cash Interest Coverage ratio was at least 1:00 to 1.

(n)

Interest Payments on Subordinated Debt after a Reorganization. The Borrower (including, for greater certainty, any Successor Entity) will not, and will not suffer or permit any of its Subsidiaries (including, for greater certainty, any Successor Entity) to, make any payment of interest in cash during the remainder of a Fiscal Quarter in which a Reorganization described in Section 11.2(d)(ii)

occurred on Subordinated Debt of a Person that (i) was a party to such Reorganization, but (ii) was not the Borrower or a Subsidiary of the Borrower immediately prior to such Reorganization, if as a result thereof the Subordinated Cash Interest Coverage Ratio, calculated on a pro-forma basis to reflect such Reorganization, for the Test Period ending as at the end of the Fiscal Quarter immediately preceding the completion of the Reorganization, is less than 1:00 to 1.

ARTICLE 12
EVENTS OF DEFAULT

Section 1.0

Events of Default.

The occurrence of any one or more of the following defaults, breaches, failures, events, states or conditions shall constitute an Event of Default under this Agreement:

(a)

Non-Payment.  The Borrower fails to pay:

(i)

any principal amount outstanding under any Loan Document when due and such failure to pay continues unremedied for more than one Business Day;

(ii)

any interest payable under any Loan Document when due and such failure to pay continues unremedied for more than five Business Days; or

(iii)

any fee or other amount payable under any Loan Document when due and such failure continues unremedied for more than 10 Business Days.

(b)

Misrepresentation.  Any representation or warranty made or deemed made by the Borrower in any Loan Document is found to have been materially incorrect or misleading in any respect materially adverse to the Syndicate.

(c)

Breach of Certain Covenants.  The Borrower fails to perform or comply with any covenant contained in Section 11.1(d), Section 11.2(d) or Section 11.2(m).

(d)

Breach of Negative Pledge.  Any Terasen Group Member (i) fails to take any action or fails to do anything that results in a breach of Section 11.2(a) and such resulting breach continues unremedied for a period of 30 days after the Borrower knows, or has been notified by the Administration Agent, of such breach, provided that, the Borrower is diligently proceeding to remedy the breach during such period; or (ii) takes any action or does anything that results in a breach of Section 11.2(a).

(e)

Breach of Other Covenants.  The Borrower fails to perform or comply with any provision or obligation (other than those referred to in Section 12.1(a), (b), (c) and (d)) contained in any Loan Document to which it is a party and such failure continues unremedied for a period of 30 days after the Borrower knows, or has been notified by the Administration Agent, of such failure, provided that, the Borrower is diligently proceeding to remedy the default during such period.

(f)

Cross-Default.  Any Terasen Group Member fails to pay any principal amount of any Indebtedness (other than Advances), which is outstanding in an aggregate principal sum exceeding Cdn.$25,000,000 (or the Equivalent Amount in foreign currency), any interest or premium thereon or any other amount owing in respect thereof when any such amount becomes due and payable (whether by scheduled instalment, scheduled maturity, required prepayment, acceleration, demand or otherwise) beyond any applicable cure period unless any such failure or non-compliance is waived by the holder or holders of such Indebtedness within such cure period or any Terasen Group Member fails to comply with any specified financial ratio covenants or other financial test covenants specified in any indenture, agreement or instrument relating to such Indebtedness, unless any such failure or non-compliance is waived by the holder or holders of such Indebtedness within 30 days of such failure to comply.

(g)

Cross-Acceleration.  Any Terasen Group Member fails to observe or perform any agreement or condition (other than any payment covenant or financial test covenant) specified in any indenture, agreement or instrument relating to any Indebtedness (other than Advances) which is outstanding in an aggregate principal sum exceeding Cdn.$25,000,000 (or the Equivalent Amount in foreign currency), or any event occurs or condition exists thereunder, which failure, event or condition has not been waived by the holder of such Indebtedness on or before the expiration of any applicable cure period, and as a result of which failure, event or condition such holder accelerates payment of such Indebtedness.

(h)

Unsatisfied Awards.  Any one or more final Awards for the payment of money are rendered against any one or more Terasen Group Members and such Awards remain unsatisfied or unstayed for more than 30 days if they have given rise to or would reasonably be expected to give rise to a Material Adverse Effect.

(i)

Enforcement of Liens.  Any one or more Persons (including any of the Lenders, if such be the case) entitled to any Lien or Liens on the Business Assets of any Terasen Group Member or any material part thereof shall take possession of such property or any one or more seizures, executions, garnishments, sequestrations, distresses, attachments or other equivalent processes are issued or levied against any of such Business Assets or material part thereof and such property is not released within 30 Business Days or such shorter period as would permit such property to be sold, foreclosed upon or forfeited thereunder.

(j)

Insolvency.  Any Terasen Group Member does not pay its debts generally as they become due or admits its inability to pay its debts generally as they become due or makes a general assignment for the benefit of creditors or commits any or any other act of bankruptcy (within the meaning of the Bankruptcy and Insolvency Act (Canada) or equivalent or analogous Applicable Law of any foreign jurisdiction) or any proceedings are instituted by or against any Terasen Group Member seeking to adjudicate it a bankrupt or declare it insolvent or seeking administration, liquidation, winding-up, reorganization, compromise, arrangement, adjustment, protection, relief or composition of it or with respect to its debts, whether by voluntary arrangement, scheme of arrangement or otherwise, under any Applicable Law relating to bankruptcy, insolvency or reorganization of or relief with respect to debtors or other similar matters, or seeking the appointment of a receiver, manager, administrator, administrative receiver, receiver and manager, trustee, custodian or other similar official for it or with respect to any of its Business Assets, or any Terasen Group Member takes corporate action to authorize any of the actions set forth above in this Section 12.1(j) (excluding proceedings against any Terasen Group Member being contested by such Terasen Group Member in good faith by appropriate proceedings so long as enforcement sought in such proceedings remains stayed, none of the relief sought is granted (either on an interim or permanent basis), and such proceedings are dismissed, stayed or withdrawn within 30 days of such Terasen Group Member receiving notice of the institution thereof).

(k)

Litigation.  Any Terasen Group Member fails to actively and diligently contest in good faith, by appropriate and timely proceedings, any Litigation commenced against it, the result of which if determined adversely to such Terasen Group Member would reasonably be expected to give rise to a Material Adverse Effect or any Terasen Group Member knowingly at any time and in any material respect contravenes the provisions of any Applicable Law which has or would reasonably be expected to have a Material Adverse Effect.

(l)

Cessation of Business.  Any Terasen Group Member ceases or demonstrates an intention to cease to carry on its business or a substantial portion thereof or the business of any Terasen Group Member or a substantial portion thereof is suspended, whether voluntarily or involuntarily, and such suspension has or would reasonably be expected to have a Material Adverse Effect.

(m)

Enforceability.  Any Change in Law occurs which gives rise to, or would reasonably be expected to give rise to, an effect which prejudices, restricts or renders unenforceable or ineffective, in a material adverse way, any of the rights intended or purported to be granted under or pursuant to any Loan Document to or for the benefit of the Syndicate.

(n)

Condemnation.  Any Governmental Body shall condemn, seize, expropriate or otherwise appropriate, or take custody or control of, all or any portion of the Business Assets of any Terasen Group Member which, when taken together with all other Business Assets of any Terasen Group Member so condemned, seized, expropriated, appropriated, or taken custody or control of, during the 12-month period ending with the month in which any such action occurs, constitutes a substantial portion of the Terasen Group’s Business Assets and has or would reasonably be expected to have a Material Adverse Effect.

(o)

Charter Restrictions.  Any Terasen Group Member carries on any business that it is restricted from carrying on by its Charter.

(p)

Absence of Ratings.  No Rating Agency is providing the Borrower with a Rating.

(q)

Adverse Change of Control.  A Control Event occurs that within three months thereafter is followed by, or may reasonably be expected by the Administration Agent to be followed by, a reduction by more than one Level in the Rating provided to the Borrower by any of the Rating Agencies.

(r)

Restrictions on Dividends.  Any Governmental Body shall impose upon any Terasen Group Member restrictions which would reduce the amount or payment of dividends by such Person for a period of 90 days or more which has, or would reasonably be expected to have, a Material Adverse Effect.

An Event of Default which occurs at any time shall be and be deemed to be continuing and to exist at all times thereafter unless it is expressly waived in writing by the Required Lenders, whether or not the default, breach, failure, event, state or condition that gave rise to such Event of Default is remedied at any time.

Section 2.0

Termination and Acceleration.

Upon the occurrence of an Event of Default and at any time thereafter, the Administration Agent may (or, subject to Section 13.9, at the direction of the Majority Lenders shall) do any one or more of the following:

(a)

declare the whole or any item or part of the Total Commitment or the unutilized portion (if any) of any Credit Facility to be cancelled, terminated or reduced, whereupon the Lenders (to the extent applicable) shall not be required to make any further Advance hereunder in respect of such portion of the Total Commitment or any Credit Facility cancelled, terminated or reduced;

(b)

accelerate the maturity of all or any item or part of the payment obligations of the Borrower hereunder and declare them to be immediately due and payable, whereupon they shall be so accelerated and become so due and payable;

(c)

suspend any rights of the Borrower under any Loan Document, whereupon such rights shall be so suspended;

(d)

demand that the Borrower prepay its obligations under Section 4.8 in respect of outstanding Acceptances, whereupon the Borrower shall be obliged to prepay to the Administration Agent, for the account of the Lenders entitled thereto, the face amount of all outstanding Acceptances issued for its account;

(e)

demand that the Borrower prepay its obligations under Section 6.5(b) in respect of outstanding Standby Instruments issued for its account whereupon the Borrower shall be obligated to prepay such obligations to the Issuing Lender for the account of the Lenders entitled thereto, subject to the obligation of such Lenders to account for and return to the Issuing Lender, and for the Issuing Lender to then return to the Borrower, any overpayment (provided that all Loan Obligations have otherwise been paid and satisfied) should those Standby Instruments not be drawn upon and expire;

(f)

convert any outstanding LIBOR Loan to a U.S. Base Rate Loan or a Canadian Prime Rate Loan and convert any U.S. Base Rate Loan to a Canadian Prime Rate Loan;

(g)

take any other action, commence any other suit, action or proceeding or exercise such other rights as may be permitted by Applicable Law (whether or not provided for in any Loan Document) at such times and in such manner as the Administration Agent may consider expedient, all without any additional notice, demand, presentment for payment, protest, notice of protest, dishonour, notice of dishonour or any other action being required.  If an Event of Default referred to in Section 12.1(j) occurs, unless the Majority Lenders otherwise agree, the Total Commitment shall be cancelled and the Loan Obligations shall be accelerated and become immediately due and payable automatically without any action on the part of the Administration Agent or any Lender being required.

Section 3.0

Waiver.

The Required Lenders may waive any Default or Event of Default.  No waiver, however, shall be deemed to extend to a subsequent Default or Event of Default, whether or not the same as or similar to the Default or Event of Default waived, and no act or omission by the Syndicate shall extend to, or be taken in any manner whatsoever to affect, any subsequent Default or Event of Default or the rights of the Syndicate arising therefrom.  Any such waiver must be in writing and signed by the Administration Agent to be effective.  No failure on the part of the Syndicate to exercise, and no delay by the Syndicate in exercising, any rights under any Loan Document shall operate as a waiver of such rights.  No single or partial exercise of any such rights shall preclude any other or further exercise of such rights or the exercise of any other rights.

 ARTICLE 13
THE ADMINISTRATION AGENT AND ADMINISTRATION OF THE CREDIT FACILITIES

Section 1.0

Appointment and Authorization.

Each Lender irrevocably appoints and authorizes the Administration Agent to execute, deliver and take such actions as its agent under each Loan Document to which the Administration Agent is party and to exercise such rights under each such Loan Document as are specifically delegated to the Administration Agent by the terms thereof, together with such rights as are reasonably incidental thereto.  The Administration Agent accepts such appointment and agrees to perform its obligations as Administration Agent under each Loan Document in accordance with the provisions thereof.

Section 2.0

Declaration of Agency.

The Administration Agent declares that it shall hold the rights granted to it under each Loan Document for its own benefit and as agent for the rateable benefit of each Lender.  The rights vested in the Administration Agent by any Loan Document shall be performed by the Administration Agent in accordance with this Article 13.

Section 3.0

Protection of Administration Agent.

The Administration Agent shall not be liable for any action taken or omitted to be taken by it under any Loan Document or in connection therewith, except for its own gross negligence or wilful misconduct.

Section 4.0

Interest Holders.

The Administration Agent may treat each Lender as the holder of all of the interests of such Lender in respect of the Credit Facilities until a duly executed and delivered Loan Assignment Agreement signed by such Lender and the Transferee, completed in form and substance satisfactory to the Administration Agent, has been delivered to the Administration Agent at least five Business Days before it takes effect and the Administration Agent has been paid its required processing fee for such loan transfer.

Section 5.0

Consultation with Professionals.

The Administration Agent may engage and consult with the Lenders’ Counsel, accountants, consultants, financial advisors and other experts and the Administration Agent shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of the Lenders’ Counsel or such accountants, consultants, financial advisors or other experts.

Section 6.0

Documents.

The Administration Agent shall not be under any duty or obligation to examine, enquire into or pass upon the validity, effectiveness or genuineness of any Loan Document or any other agreement, document, instrument, or communication furnished pursuant to or in connection with any Loan Document, and the Administration Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

Section 7.0

Administration Agent and its Affiliates.

With respect to its Commitments and those portions of the Credit Facilities made available by it, the Administration Agent shall have the same rights hereunder as any other Lender and may exercise the same as though it were not the Administration Agent and the Administration Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Terasen Group Member and its Affiliates and Persons doing business with any Terasen Group Member or any of its Affiliates as if it were not the Administration Agent and without any obligation to account therefor.

Section 8.0

Responsibility of the Administration Agent.

The obligations of the Administration Agent to the Lenders under each Loan Document to which the Administration Agent is party are only those expressly set forth in such Loan Document, subject as otherwise provided in this Article 13.  The Administration Agent shall not have any fiduciary obligation to any Lender.  The Administration Agent shall only have those contractual obligations expressly set forth in each Loan Document to which the Administration Agent is party.  The Administration Agent shall not have any duty or obligation to investigate whether a Default or an Event of Default has occurred.  The Administration Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless any officer of the Administration Agent charged with the administration of the Loan Documents has actual knowledge or has been notified by the Borrower of such fact or has been notified by a Lender that such Lender considers that a Default or Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof.

Section 9.0

Action by the Administration Agent.

(a)

The Administration Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action which it may be able to take under or in respect of, any Loan Document, unless the Administration Agent has been instructed by the Required Lenders to exercise such rights or to take or refrain from taking such action.  The Administration Agent shall not incur any obligations under or in respect of any Loan Document with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct.

(b)

The Administration Agent shall in all cases be fully protected in acting or refraining from acting under any Loan Document in accordance with the instructions of the Required Lenders, and any action taken or refrained from being taken pursuant to such instructions shall be binding on all Lenders.

(c)

Notwithstanding anything else herein contained, the Administration Agent may refrain from doing anything which would or might in its reasonable opinion be contrary to any Applicable Law or which would or might otherwise render it liable to any Person and may do anything which is, in its reasonable opinion, necessary to comply with any Applicable Law.

(d)

Without prejudice to the provisions of any other Loan Document, the Administration Agent shall have the right, but not the obligation to insure any of the property (whether real or personal) and undertaking of any Terasen Group Member or to require any other Person to maintain any such insurance and it shall not be responsible for any losses and expenses which may be suffered by any Person as a result of the lack of or inadequacy or insufficiency of any such insurance.

(e)

The Administration Agent shall have the right to institute, prosecute and defend any Litigation affecting the Administration Agent or any of the rights of the Lenders under the Loan Documents and, subject to Section 13.18, to compromise any matter or difference or submit any such matter or difference to arbitration and to compromise or compound any debts owing to the Administration Agent as agent or any other claims against it as such agent upon being provided with such evidence as shall seem sufficient to the Administration Agent.

(f)

Notwithstanding Section 13.9(a), the Administration Agent may refrain from acting in accordance with any instructions of the Required Lenders to begin any Litigation arising out of or in connection with any Loan Document until it has received such security as it may require (whether by way of payment in advance or otherwise) for all losses and expenses which it will or may expend or incur in complying with such instructions.

(g)

Where the Administration Agent is obliged by the provisions of this Article 13 to give any notice or notification “promptly” or “forthwith”, if it gives such notice or notification within two Business Days of an officer of it charged with the administration of this Agreement becoming aware of the subject matter of such notice or notification, it shall be deemed to have given such notice or notification promptly or forthwith.

Section 10.0

Notice of Defaults and Events of Default.

In the event that an officer of the Administration Agent charged with the administration of this Agreement is notified of any Default or Event of Default, the Administration Agent shall promptly notify the Lenders, and, subject to Section 13.9, the Administration Agent shall take such action and assert such rights under the Loan Documents as the Required Lenders shall request in writing, and the Administration Agent shall not be subject to any liability by reason of its acting pursuant to any such request.  Prior to receiving any instructions from the Required Lenders in respect of such Default or Event of Default, the Administration Agent may, but shall not be obliged to, take such action or assert such rights (other than those matters requiring unanimous Lender consent under any other provision of this Agreement) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders have instructed the Administration Agent not to take such action or assert such rights, the Administration Agent shall not act, except as otherwise provided in Section 13.9(c) and Section 13.9(f), contrary to those instructions.

Section 11.0

Responsibility Disclaimed.

The Administration Agent in such capacity shall not be under any obligation whatsoever:

(a)

to any Terasen Group Member as a consequence of any failure or delay in the performance by, or any breach by, any Lender of any of its obligations under any Loan Document;

(b)

to any Lender, as a consequence of any failure or delay in performance by, or any breach by, any Terasen Group Member of any of its obligations under any Loan Document; or

(c)

to any Lender for any statements, representations or warranties in any Loan Document or any other agreement, document or instrument contemplated by any Loan Document or in any other information provided pursuant to any Loan Document or any other agreement, document or instrument contemplated by any Loan Document or for the validity, effectiveness, enforceability or sufficiency of any Loan Document or any other agreement, document or instrument contemplated thereby.

Section 12.0

Indemnification.

(a)

Each of the Lenders severally agrees to indemnify the Administration Agent (to the extent not reimbursed by the Borrower on demand) pro rata according to their respective Rateable Shares from and against any and all losses and expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administration Agent in any way relating to or arising out of any Loan Document or any other agreement, document or instrument contemplated thereby or any action taken or omitted by the Administration Agent under any Loan Document or any agreement, document or instrument contemplated thereby, except that no Lender shall be liable to the Administration Agent for any portion of such losses and expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administration Agent.  Payment by the Lenders to the Administrative Agent pursuant to this Section 13.12(a) shall not discharge or satisfy any obligation of the Borrower to make such payment to the Administration Agent, but rather the Lenders making such payment shall be subrogated to the rights of the Administration Agent against the Borrower in respect thereof.

(b)

The Administration Agent may indemnify itself out of any funds received by the Administration Agent pursuant to Section 13.20 against all of the losses and expenses or disbursements suffered or incurred by the Administration Agent in connection with any matter or thing done or omitted to be done in any way relating to any Loan Document, except for any portion of such losses and expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administration Agent.

Section 13.0

Protection of Representatives.

Each reference in Section 13.1, Section 13.3, Section 13.9, Section 13.10, Section 13.11, Section 13.12, Section 13.15 and Section 13.20 to the Administration Agent shall (to the extent the context so admits) be deemed to include the Administration Agent and its Representatives and the Administration Agent shall be constituted as agent and bare trustee of each such Representative and shall hold and enforce their rights under those Sections for their respective benefits.

Section 14.0

Credit Decision.

Each Lender represents and warrants to the Administration Agent that:

(a)

in making its decision to enter into each Loan document to which it is a party and to make its Commitments available to the Borrower, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of each Terasen Group Member and that it has made an independent credit judgment without reliance upon any information furnished by the Administration Agent; and

(b)

so long as any portion of the Credit Facilities is being utilized by the Borrower or any Loan Obligations remains unperformed, it will continue to make its own independent evaluation of the financial condition and affairs of each Terasen Group Member.

Section 15.0

Replacement Administration Agent and Swing Line Lender

(a)

The Administration Agent (a “Resigning Agent”) may resign at any time by giving written notice thereof to the Lenders and the Borrower.  Such resignation will not be effective until a replacement agent is appointed.  Upon receipt of notice of any such intended resignation, the Borrower (after consultation with the Majority Lenders) shall have the right to appoint, on behalf of the Lenders, a replacement to the Resigning Agent who shall be one of the Lenders.  If no replacement to the Resigning Agent shall have been so appointed and shall have accepted such appointment within 30 days of receipt of such notice, the Lenders (excluding the Resigning Agent) shall within the following 15 days appoint a replacement who may, but need not be, a Lender.  If the Lenders fail to appoint a replacement to the Resigning Agent within such 15-day period, without limitation of its rights under this Section 13.15, the Resigning Agent may, on behalf of the Lenders, appoint a replacement Administration Agent which shall be a financial institution organized under the laws of Canada (or a Province) which has (or whose Holding Body Corporate has) combined capital and reserves in excess of Cdn.$1,000,000,000 or the Equivalent Amount in foreign currency and has an office in Vancouver, British Columbia.  Upon the resignation of a Resigning Agent, the replacement Administration Agent shall thereupon succeed to and become vested with all the rights and obligations of the Resigning Agent and the Resigning Agent shall be discharged from its obligations under the Loan Documents.  A replacement Administration Agent shall evidence its acceptance of appointment hereunder by signing and delivering a counterpart of this Agreement.  After any Resigning Agent’s resignation hereunder as Administration Agent the provisions of this Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administration Agent.

(b)

The Swing Line Lender may be replaced by a Transferee pursuant to and in accordance with the provisions of Section 14.10(f).

Section 16.0

Delegation.

With the prior approval of the Majority Lenders, such approval not to be unreasonably withheld, the Administration Agent shall have the right to delegate any of its rights or obligations under the Loan Documents to any other Person upon such terms and conditions as the Administration Agent may think fit and the Administration Agent shall not be bound to supervise the proceedings or be in any way responsible for any obligations or losses and expenses incurred by reason of any misconduct or default on the part of any such delegate.

Section 17.0

Required Lender Decisions.

Where the Required Lenders are required to agree or consent to any act or thing, or exercise any judgement or discretion, under any Loan Document, the Administration Agent shall ask all Lenders for such agreement or consent to do any such act or thing or to exercise such judgement or discretion.  The foregoing shall not limit the right of the Required Lenders to agree or consent to any such act or thing or to exercise such judgement or discretion.  A copy of such agreement or consent shall be sent by the Administration Agent to all the Lenders.

Section 18.0

Changes, Judgements and Discretions.

(a)

The rights of each Lender under each Loan Document shall be cumulative and not exclusive of any rights which each Lender would otherwise have, and no failure or delay by the Administration Agent or any Lender in exercising any right shall operate as a waiver of it nor shall any single or partial exercise of any right preclude its further exercise or the exercise of any other right.  Subject as otherwise provided in Section 13.18(b) and Section 13.18(c), (i) any term, covenant, agreement, or condition of any Loan Document may only be amended with the consent of the Borrower and the Majority Lenders, ((ii) any act or thing referred to in a Loan Document may be agreed or consented to by the Majority Lenders and (iii) the exercise of any judgement or discretion by the Lenders contained in any Loan Document may be exercised by the Majority Lenders.

(b)

Without the prior consent of every Lender, no amendment, waiver or other action of or in respect of any Loan Document, agreement or consent to any act or thing referred to in any Loan Document or exercise of any judgement or discretion contained in any Loan Document shall:

(i)

increase the aggregate amount of any Credit Facility, the amount or term of any of the Operating Commitments, the Swing Line Commitment, or the proportion represented by the Rateable Share of any Lender, except to the extent expressly permitted or required in this Agreement;

(ii)

postpone or defer the time for the payment of the principal of or interest on any Advance, any Stamping Fee, any Standby Fees or any other amount payable hereunder;

(iii)

decrease the rate or amount or change the currency of any principal, interest or fees (including Stamping Fees and Standby Fees) payable hereunder or the requirement of pro rata application in accordance with each Lender’s Rateable Share of all amounts received by the Administration Agent in respect of each Credit Facility;

(iv)

require any Lender to make any Advance or its share in any Advance available to finance a Hostile Take-Over Bid if that Lender determines that it has a conflict of interest;

(v)

require any Lender to accept Drafts with a Term other than one, two, three, six or twelve months expiring on or before the Maturity Date;

(vi)

change the definition of “Required Lenders”, “Majority Lenders” or “Rateable Share”; or

(vii)

amend Section 13.22 or Section 14.10(b) or this Section 13.18.

(c)

No amendment or waiver of any provision of any Loan Document shall affect any of the rights or obligations of the Administration Agent, the Swing Line Lender or the Issuing Lender under any Loan Document without the prior consent of the Administration Agent, the Swing Line Lender or the Issuing Lender, as applicable.

Section 19.0

Determination by Administration Agent.

(a)

Any determination to be made by the Administration Agent under any Loan Document shall be made by the Administration Agent in good faith and, if so made, shall be conclusive and binding on all parties, absent manifest error.

(b)

Except as otherwise provided in Section 13.20(e), a certificate of the Administration Agent certifying any amount or interest or discount rate shall be conclusive and binding on the parties hereto for all purposes, absent manifest error.  No provision hereof shall be construed so as to require the Administration Agent to issue a certificate at any particular time.

(c)

The Administration Agent shall promptly notify the Lenders of each interest rate the Administration Agent is required to determine and report to the Lenders pursuant to this Agreement.

Section 20.0

Interlender Procedure for Making Advances.

(a)

Upon receipt by the Administration Agent of a Borrowing Request, the Administration Agent will promptly notify each Lender of the Administration Agent’s receipt of such Borrowing Request and of such Lender’s Rateable Share of such Borrowing.  In the case of an issue of Acceptances, the Administration Agent will round allocations amongst the Lenders to ensure that each Acceptance issued has a face amount which is a whole number multiple of Cdn.$100,000 (and such rounded allocations shall constitute the Lenders’ respective Rateable Shares for the purposes of this Agreement).  Subject to Section 4.6, Section 5.4, Section

8.7, Article 9, Section 12.2 and Section 13.20(g), each Lender will make its Rateable Share of each such Borrowing or the Net Acceptance Proceeds available to the Administration Agent by paying, no later than 11:00 a.m. (Toronto time) on the Borrowing Date requested by the Borrower, its Rateable Share of such Borrowing or such Net Acceptance Proceeds in freely transferable funds for value on the Borrowing Date to the Administration Agent’s Accounts.  Subject to Section 8.7, Article 9 and Section 12.2, the Administration Agent will make such funds available, upon receipt, to the Borrower on the Borrowing Date by bank transfer to the Borrower’s Accounts.

(b)

The obligations of the Administration Agent under this Section 13.20 shall be limited to taking such steps as are commercially reasonable to implement the instructions described in Section 13.20(a), and the Administration Agent shall not be liable for any losses and expenses which may be incurred or suffered by the Borrower and occasioned by the failure or delay of funds to reach the designated destination.

(c)

Unless the Administration Agent has been notified by a Lender within two Business Days prior to the Borrowing Date requested by the Borrower that such Lender will not make available to the Administration Agent its Rateable Share of such Borrowing or its Net Acceptance Proceeds, the Administration Agent may assume that such Lender has made such portion of the Borrowing or such Net Acceptance Proceeds available to the Administration Agent on the Borrowing Date in accordance with the provisions hereof, and the Administration Agent may, in reliance upon such assumption, make available (to the extent applicable) to the Borrower on such date a corresponding amount.  If the Administration Agent has made such assumption, to the extent a Lender has not so made its Rateable Share of such Borrowing or its Net Acceptance Proceeds available to the Administration Agent, such Lender agrees to pay to the Administration Agent forthwith on demand, to the extent that such amount is not recovered from the Borrower within seven days of demand (without in any way obligating the Administration Agent to take legal action with respect to such collection), such Lender’s Rateable Share of such Borrowing or its Net Acceptance Proceeds and all losses and expenses incurred by the Administration Agent in connection therewith together with interest thereon (at the rate payable hereunder by the Borrower in respect of such Borrowing or at the rate per annum equivalent to the one month CDOR plus the applicable Stamping Fee which would otherwise have been applicable to such Acceptances) for each day from the date such amount is made available by the Administration Agent until the date such amount is paid or repaid to the Administration Agent.

(d)

Notwithstanding Section 13.20(c), if a Lender fails so to pay any portion of any such Borrowing or its Net Acceptance Proceeds to the Administration Agent pursuant to Section 13.20(c), the Borrower shall, without prejudice to any rights that the Borrower might have against such Lender, repay such amount to the Administration Agent within three Business Days after demand therefor by the Administration Agent.

(e)

Any amount payable to the Administration Agent pursuant to this Section 13.20 (other than Section 13.20(a)) shall be set forth in a certificate delivered by the Administration Agent to the Lender concerned and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be prima facie evidence thereof.  If a Lender makes the payment to the Administration Agent required by this Section 13.20, the amount so paid shall constitute such Lender’s Rateable Share of such Borrowing or its Net Acceptance Proceeds for purposes of this Agreement.

(f)

The failure of any Lender to make available its Rateable Share of any such Borrowing or its Net Acceptance Proceeds pursuant to this Agreement shall not relieve any other Lender of its obligations, if any, hereunder to make available its Rateable Share of such Borrowing or its Net Acceptance Proceeds pursuant to this Agreement on the Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make available its Rateable Share of any such Borrowing or its Net Acceptance Proceeds pursuant to this Agreement on any Borrowing Date.

(g)

If on any date amounts (other than interest and fees) would be due and payable under this Agreement in the same currency by the Administration Agent to any Lender and by that Lender to the Administration Agent, then, on such date, unless the Administration Agent notifies the Lenders that netting is not to apply to such payments, each such party’s obligations to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by the Administration Agent (after receipt from the Borrower or the Lenders, as the case may be) to that Lender exceeds the aggregate amount that would otherwise have been payable by that Lender to the Administration Agent for the account of the Borrower or the Lenders, as the case may be, or vice versa, such obligations shall be replaced by an obligation upon whichever of the Administration Agent or the Lender would have had to pay the larger aggregate amount, to pay to the other the excess of the larger aggregate amount over the smaller aggregate amount.

Section 21.0

Remittance of Payments.

Forthwith after receipt of any payment of principal, interest, fees or other amounts for the benefit of the Lenders pursuant to the provisions hereof, the Administration Agent shall remit to each Lender, its Rateable Share of such payment.  If the Administration Agent, on the assumption that it will receive, on any particular date, a payment of principal, interest, fees or other amounts hereunder, remits to each Lender its Rateable Share of such payment and the Borrower fails to make such payment, each Lender agrees to repay to the Administration Agent forthwith on demand, to the extent that such amount is not recovered from the Borrower within seven days of demand (without in any way obligating the Administration Agent to take any legal action with respect to such collection), such Lender’s Rateable Share of the payment made pursuant hereto together with all losses and expenses incurred by the Administration Agent in connection therewith and interest thereon (at the rate payable hereunder by the Borrower in respect of such amount) for each day from the date such amount is remitted to the Lenders.  The exact amount of the repayment required to be made by the Lenders will be set forth in a certificate delivered by the Administration Agent to each Lender, which certificate shall be conclusive and binding for all purposes, absent manifest error.

Section 22.0

Redistribution of Payments.

(a)

If any Lender shall exercise any right of counter-claim, set-off or bankers’ lien or similar right with respect to the property of the Borrower or if under any applicable bankruptcy, insolvency or other similar law it receives a secured claim the security for which is a debt owed by it to the Borrower, it shall apportion the amount thereof proportionately between:

(i)

amounts comprised in the Loan Obligations owing to such Lender, which amounts shall be applied in accordance with this Agreement; and

(ii)

amounts otherwise owed to it by the Borrower;

provided that any cash collateral account funded by way of advances from the Borrower as collateral for a documentary or standby credit or letter of guarantee issued by such Lender on behalf of the Borrower may be applied by such Lender to such amounts owed by the Borrower to such Lender in respect of any such documentary or standby credit or letter of guarantee without apportionment.

(b)

If a Lender through the exercise of a right or the receipt of a secured claim described above or otherwise (save for any payment made to it in accordance with the provisions hereof) receives payment of a portion of the Loan Obligations due to it which is greater than the proportion received by any other Lender in respect of the aggregate amount of the Loan Obligations due to such other Lender (having regard to the respective Rateable Shares of the Lenders), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be done simultaneously with receipt of such payment) in that portion of the Loan Obligations due to the other Lender or Lenders (the “Selling Lender or Lenders”) so that the respective receipts shall be pro rata according to their Rateable Shares; provided, however, that:

(i)

if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered from the Borrower by the Selling Lender or Lenders, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such Selling Lender or Lenders to the extent of such recovery, together with interest thereon at the prevailing rate applicable to interbank deposit balances calculated and payable from the Business Day following the day such return is requested until it is paid in full; and

(ii)

if all or part of such proportionately greater payment received by such purchasing Lender is found to have been a transfer in fraud of creditors or a preferential payment under any applicable bankruptcy or insolvency legislation or is otherwise required to be returned by such purchasing

Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such Selling Lender or Lenders to the extent of such amount returned, together with interest thereon at the prevailing rate applicable to interbank deposit balances calculated and payable from the Business Day following the day such return is requested until it is paid in full.

(c)

If any Lender receives or recovers payment of any amount it is required to share pursuant to Section 13.22(a) or Section 13.22(b), it shall promptly provide full particulars thereof to the Administration Agent and the Administration Agent shall promptly provide copies of such particulars to the other Lenders.

Section 23.0

Prompt Notice to Lenders.

(a)

The Administration Agent agrees to provide to the Lenders copies of the information, notices and reports received by it pursuant to Section 11.1(f), Section 11.1(h), Section 11.1(i), Section 11.1(j) and Section 11.1(k) promptly upon receipt of same.

(b)

The Administration Agent may satisfy its obligations under this Agreement to deliver to the Lenders copies of the information, notices and reports referred to in Section 13.23(a) by posting this information onto an electronic website designated by the Administration Agent to which the Lenders have access.  The Administration Agent shall supply the Lenders with the address of and any relevant password specifications for that designated website.

Section 24.0

Several Debts Owing to the Lenders.

Each Lender’s share in each Borrowing constitutes a several debt owing by the Borrower to such Lender.

ARTICLE 14
GENERAL

Section 1.0

Costs and Expenses.

(a)

The Borrower shall on demand pay to the Administration Agent, on a full indemnity basis, the amount of all out-of-pocket fees, costs and expenses incurred and disbursements made by the Administration Agent (including the reasonable fees and disbursements of the Lenders’ Counsel and, subject to prior approval by the Borrower, those of other Representatives retained by the Administration Agent) in connection with each of: (i) the preparation, negotiation, settlement, execution, delivery, entry into effect and administration of each Loan Document, (ii) the syndication of any of the Credit Facilities and post-closing costs, (iii) each waiver, consent, amendment or supplement to, or restatement or novation of, each Loan Document, (iv) any restructuring of the Credit Facilities, (v)  any Reorganization, and (vi) the interpretation, defence, establishment, preservation, protection or enforcement of rights of the Syndicate under each Loan Document.

(b)

If an Event of Default occurs, the Borrower shall on demand pay to the Administration Agent for the account of the Lenders, on a full indemnity basis, the amount of all out-of-pocket fees, costs and expenses incurred and disbursements made by the Syndicate (including the reasonable fees and disbursements payable to the Lenders’ Counsel and those of other Representatives retained by the Syndicate) in connection with the defence or enforcement of rights of the Syndicate under each Loan Document and the amount of all losses and expenses incurred by the Syndicate in connection with (i) any restructuring of the Credit Facilities or (ii) the preservation, protection and enforcement of the Syndicate’s rights under any Loan Document.

The Borrower hereby irrevocably directs the Syndicate to pay all such costs, charges and expenses out of any Advance or Advances under the Credit Facilities.

Section 2.0

Indemnification.

(a)

Notwithstanding any other provision of this Agreement, the Borrower shall on demand pay to the Administration Agent for the account of each relevant Lender the amount of all losses and expenses including losses and expenses sustained by such Lender in connection with the liquidation or re-employment, in whole or in part, of deposits or funds borrowed or acquired by such Lender to fund its Rateable Share in any Borrowing, which such Lender may sustain or incur:

(i)

if a Borrowing does not occur on a date requested by the Borrower, other than by reason of default of such Lender;

(ii)

if the Borrower fails to give any notice required to be given by it hereunder in the manner and at the time specified herein;

(iii)

as a consequence of any failure by the Borrower to pay any amount as and when required by the terms of this Agreement; or

(iv)

if the whole or any part of such Lender’s share in any LIBOR Loan made available to the Borrower is paid or prepaid to such Lender or converted to another form of Borrowing other than on the last day of the Interest Period relating thereto.

(b)

The Borrower will forthwith on demand fully indemnify, defend and save each of the Administration Agent, the Lenders and their respective Representatives (each, an “Indemnified Party”) harmless from and against any and all losses and expenses (including interest and, to the extent permitted by Applicable Law, penalties, fines and monetary sanctions actually incurred) which an Indemnified Party suffers or incurs as a result of or otherwise in respect of:

(i)

any environmental claim or liability of any kind which arises out of the execution, delivery or performance of, or the enforcement or exercise of any right under, any Loan Document, including any claim in nuisance, negligence, strict liability or other cause of action arising out of a discharge of any Hazardous Materials into the environment, any fines or orders of any kind that may be levied or made pursuant to an Environmental Law in each case relating to or otherwise arising out of any of the Business Assets of any Terasen Group Member or the Terasen Group’s Business and whether or not any Indemnified Party is in charge, management or control of all or any part thereof,

(ii)

any Reorganization,

(iii)

the direct or indirect use or proposed use of the proceeds of any Advance,

(iv)

the occurrence of any Default or Event of Default, or

(v)

any Litigation commenced against any Indemnified Party arising out of the execution, delivery or performance of, or the enforcement of any right under any Loan Document.

Each of the Administration Agent and the Lenders shall be constituted as the agent and bare trustee of each Indemnified Party who is its own Representative and shall hold and enforce each such Indemnified Party’s rights under this Section 14.2(b) for such Representative’s benefit.  The foregoing indemnity shall not apply in favour of an Indemnified Party in respect of losses and expenses arising as a result of the gross negligence or wilful misconduct of such Indemnified Party or any Person acting for or on behalf of such Indemnified Party or in respect of losses and  expenses arising as a result of the operation of any of the Terasen Group Facilities by an Indemnified Party in a manner that is not at least substantially as environmentally sound as would be the case if operated in accordance with general industry practice or to the standard that the Terasen Group Member operated same.

Section 3.0

Application of Payment.

So long as no Event of Default exists, all amounts received in respect of the Loan Obligations by the Lenders from or on behalf of the Borrower and not previously applied in another manner in accordance with this Agreement shall be applied by the Lenders as follows:

(a)

first, to fulfil the Borrower’s obligation to pay accrued and unpaid interest due and owing on the principal amount of Loans or unpaid Stamping Fees in respect of Acceptances;

(b)

second, to fulfil the Borrower’s obligation to pay any other fees which are due and owing, and any accrued and unpaid costs and expenses of the Syndicate in connection with any of the Loan Documents;

(c)

third, to fulfil the Borrower’s obligation to pay any amounts due and owing on account of the unpaid principal amount of Loans, the Borrower’s reimbursement obligations in respect of Acceptances and the Borrower’s indemnity obligations in respect of Standby Instruments; and

(d)

fourth, to fulfil any other obligation of the Borrower under this Agreement.

Should an Event of Default exist, any payments received in respect of the Loan Obligations may, notwithstanding any appropriation by the Borrower, be appropriated to such parts of the Loan Obligations and in such order as the Administration Agent sees fit, and the Administration Agent shall have the right to change any appropriation at any time.

Section 4.0

Set-Off, Combination of Accounts and Crossclaims.

The Loan Obligations will be paid by the Borrower without regard to any equities between the Borrower and the Syndicate or any right of set-off, combination of accounts or cross-claim.  If an Event of Default has occurred and is continuing, any indebtedness owing by any member of the Syndicate to the Borrower, direct or indirect, extended or renewed, actual or contingent, matured or not, may be set-off and applied by such Syndicate member at any time, either before or after maturity, against the Loan Obligations owing to such Syndicate member.  Each Lender agrees to promptly notify the Borrower and the Administration Agent after any such set-off and application, but the failure to give such notice shall not affect the validity of such set-off and application.  The parties acknowledge and agree that this Section 14.4 is not intended to create and shall not be construed as creating and does not create a security interest in any property of the Borrower.

Section 5.0

Rights in Addition.

The rights conferred by each Loan Document are in addition to, and not in substitution for, any other rights the Syndicate may have under that Loan Document or any other Loan Document, at law, in equity or by or under Applicable Law or any agreement.  The Syndicate may proceed by way of any action, suit or other proceeding at law or in equity and no right of the Syndicate shall be exclusive of or dependent on any other.  The Syndicate may exercise any of its rights separately or in combination and at any time.

Section 6.0

Certificate Evidence.

A certificate prepared by any member of the Syndicate and provided to the Borrower setting forth any interest rate or any amount payable under this Agreement, including the amount of compensation or loss and expense payable under Section 7.7 or Section 14.2, shall be conclusive and bind the Borrower, absent manifest error.

Section 7.0

Evidence of Indebtedness.

(a)

The Administration Agent shall open and maintain on its books, accounts evidencing all Borrowings under the Operating Facility and all amounts owing by the Borrower to the Syndicate thereunder.  The Administration Agent shall enter in the accounts details of all amounts from time to time owing, paid or repaid by the Borrower under the Operating Facility.  The information entered in the accounts shall constitute, in the absence of manifest error, conclusive evidence of the existence and quantum of the obligations of the Borrower to the Syndicate under the Operating Facility.  The Borrower shall, on reasonable notice to the

Administration Agent, be entitled to obtain from the Administration Agent copies of extracts of all entries made in such accounts.

(b)

The Swing Line Lender shall open and maintain on its books, accounts evidencing all Borrowings under the Swing Line Facility and all amounts owing by the Borrower to the Swing Line Lender thereunder.  The Swing Line Lender shall enter in the accounts details of all amounts from time to time owing, paid or repaid by the Borrower under the Swing Line Facility.  The information entered in the accounts shall constitute, in the absence of manifest error, conclusive evidence of the existence and quantum of the obligations of the Borrower to the Swing Line Lender under Swing Line Facility.  The Borrower shall, on reasonable notice to the Swing Line Lender, be entitled to obtain from the Swing Line Lender copies of extracts of all entries made in such accounts.

Section 8.0

Notices.

Any notice, demand, consent, approval or other communication to be made or given under or in connection with this Agreement (a “Notice”) shall be in writing and may be made or given by personal delivery or by facsimile addressed to the respective parties as follows:

To the Borrower:

TERASEN INC.
3700 – 2nd Avenue
Burnaby, British Columbia, V6E 4M4
Attention:

Vice President, Treasurer

Facsimile:

(604) 293-8640

To the Administration Agent:

THE TORONTO-DOMINION BANK
Royal Trust Tower, 18th Floor
77 King Street West
Toronto, Ontario, M5K 1A2
Attention:

Vice-President, Loan Syndications – Agency

Facsimile:

(416) 982-5535

To each Lender:

At its address set forth in Schedule F or in any Loan Assignment Agreement,

or to such other address as such party may from time to time notify the others in accordance with this Section 14.8.  Any Notice made or given by personal delivery shall be conclusively deemed to have been given at the time of actual delivery or, if made or given by facsimile, at the opening of business on the first Business Day following the transmittal thereof.  Notwithstanding the foregoing, the Administration Agent may in its discretion act upon verbal Notice from any

Person reasonably believed by the Administration Agent to be a Person authorized by the Borrower or a Lender to give instructions under or in connection with this Agreement including any request for a Borrowing.  The Syndicate shall not be responsible for any error or omission in such instructions or in the performance thereof except in the case of gross negligence or wilful misconduct by the Administration Agent.  Any Notice given by the Borrower shall bind the Borrower.

Section 9.0

Judgment Currency.

If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into the currency of the jurisdiction giving such judgment (the “Judgment Currency”) an amount due hereunder in any other currency (the “Original Currency”), then the date on which the rate of exchange for conversion is selected by that court is referred to herein as the “Currency Conversion Date”.  If there is a change in the rate of exchange between the Judgment Currency and the Original Currency between the Currency Conversion Date and the actual receipt by any Syndicate member of the amount due to it hereunder or under such judgment, the Borrower shall, notwithstanding such judgment, pay all such additional amounts as may be necessary to ensure that the amount received by such Syndicate member in the Judgment Currency, when converted at the rate of exchange prevailing on the date of receipt, will produce the amount due in the Original Currency.  The Borrower’s liability hereunder constitutes a separate and independent liability which shall not merge with any judgment or any partial payment or enforcement of payment of sums due under this Agreement.

Section 10.0

Successors and Assigns.

(a)

Benefit and Burden.  The Loan Documents shall enure to the benefit of and be binding on the parties hereto, their respective successors and each assignee of some or all of the rights or obligations of the parties under the Loan Documents permitted by Section 14.10(f).  Any reference in any such Loan Document to any party hereto shall (to the extent the context so admits) be construed accordingly to include the successors and permitted assigns of such party.

(b)

Borrower.  The Borrower may not assign all or any part of any of its rights or obligations in respect of any Credit Facility or under any Loan Document without the prior written consent of all Lenders; provided that, the foregoing shall not prohibit a Reorganization that complies with Section 11.2(d).

(c)

Participation.  Each Lender may grant a participation in the whole or any part of each of its Commitments (including its Rateable Share in any Advances) to any other financial institution or special purpose vehicle created by a Lender for the purposes of securitization transactions (a “Participant”) under which the Participant shall be entitled to the benefit of the same rights under this Agreement with respect to such participation as if it were a party hereto in the place and stead of such Lender provided that, in respect of such participated share of its Commitments and as amongst all parties to this Agreement: (i) such Lender (and not the Participant) shall remain entitled to enforce such rights, and shall remain responsible for the performance of all obligations, of such Lender under this Agreement with respect to the share of each of its Commitments subject to such participation; (ii) the Administration Agent will continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents; and (iii) no Participant will be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, save and except that such Lender and Participant may agree that such Lender will not, without the consent of the Participant, consent to any of those matters described in Section 13.18(b) that would affect the Participant.

(d)

Participant Rights.  Subject to Section 14.10(e), the Borrower agrees that each Participant shall be entitled to the benefits of Section 7.7 and Section 7.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.10(f).  To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 14.4 as though it were a Lender, provided such Participant agrees to be subject to Section 13.22 as though it were a Lender.

(e)

Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 7.7 or Section 7.10 than the applicable Lender would have been entitled to receive with respect to the participation granted to such Participant, unless the granting of the participation to such Participant was made with the Borrower’s prior written consent.

(f)

Assignments.  Each Lender (a “Transferring Lender”) may assign its Commitment under any Credit Facility (including its Rateable Share in each Advance made thereunder), or any part thereof in a minimum amount of Cdn.$10,000,000 to (i) any Affiliate of the Transferring Lender without the consent of the Borrower or the Administration Agent, (ii) prior to the occurrence of an Event of Default, to any other Person with the prior consent of the Administration Agent and the Borrower, such consent not be unreasonably withheld or delayed, and (iii) during the continuance of an Event of Default, to any Person, without the consent of the Borrower but with the consent of the Administration Agent, such consent not to be unreasonably withheld or delayed, provided that, if the proposed assignee is already a Lender under the same Credit Facility or is a bank whose senior, unsecured, non-credit enhanced, long-term debt is rated at least A3, A- or A low by at least two of Moody’s, S&P and DBRS, respectively, then such consent of the Administration Agent under this clause (iii) shall not be required.  Any such transfer to any Person permitted pursuant to the preceding sentence (a “Transferee”) shall be made pursuant to a loan assignment agreement (a “Loan Assignment Agreement”) substantially in the form of Schedule G (or in such other form to similar effect as the Administration Agent may approve).  Each Loan Assignment Agreement duly executed by all parties thereto (other than the Administration Agent) must be delivered to the Administration Agent at least five Business Days before it takes effect accompanied, if such assignment is not being made to an Affiliate of an existing

Lender, by payment to the Administration Agent of a processing fee of Cdn.$3,500.  Each party hereto hereby agrees that any such Transferee under any such Loan Assignment Agreement shall be entitled to rights identical to the rights assigned to such Transferee as if such Transferee were named in this Agreement as an original party in substitution for the Transferring Lender in respect of such Commitment, or part thereof, assigned, and such Transferring Lender shall be released from all obligations in relation to its Commitment, or part thereof, so assigned.

(g)

Schedule C (Commitments).  The Administration Agent may from time to time revise Schedule C to record the Lenders and their respective Commitments after giving effect to assignments and/or transfers referred to in Section 14.10(f) above.  Any such revised Schedule C shall be prima facie evidence of the identities and Commitments of the Lenders.  The Administration Agent shall provide a copy of any such revised Schedule C to the Borrower and each Lender upon request.

(h)

Increased Costs.  If as a result of any assignment of the whole or any part of any Commitment of any Lender pursuant to Section 14.10(f) made before the occurrence of an Event of Default, the Transferee would incur costs, expenses or other amounts of the nature described in Section 7.7 in excess of those which the Borrower would have been required to indemnify such Lender had such assignment not taken place, the indemnity obligations of the Borrower under Section 7.7 shall not extend to such excess.

(i)

Disclosure.  Each Lender may disclose to any prospective or actual Participant in or Transferee of any rights or obligations in respect of any of the Credit Facilities any information regarding any Terasen Group Member or any of its Business Affairs so long as the prospective or actual Participant or Transferee agrees to be bound by the confidentiality provisions of this Section 14.10(i).  Each Lender shall keep confidential and not disclose to any third party (excluding for certainty its own Representatives) any confidential information received by such Lender from the Borrower pursuant to this Agreement save that any Lender may disclose any such confidential information (i) as provided in the preceding sentence, (ii) to the Administration Agent or any other Lender, (iii) to any prospective or actual replacement Administration Agent, (iv) to the extent required by Applicable Law, (v) to the extent required to protect the interests of any Lender in any actual, pending or threatened Litigation, or (vi) as may be necessary or desirable in order to enforce the rights of the Syndicate under any Loan Document.

(j)

Substitute Lenders.  If at any time the Borrower becomes obligated to compensate any Lender for additional amounts pursuant to Section 7.7, or any Lender becomes an Affected Lender and either ceases to make its Rateable Share available in any LIBOR Loans pursuant to Section 7.8(a) or Section 7.9 or ceases to make its Rateable Share in any Borrowing by way of Acceptances pursuant to Section 7.8(b) (in any such case, a “Non-Funding Lender”), then the Borrower may, on 10 Business Days’ prior written notice to the Administration Agent and such Non-Funding Lender replace the Non-Funding Lender by causing the Non-

Funding Lender to (and the Non-Funding Lender shall be obligated to) assign and transfer its rights and obligations under this Agreement pursuant to Section 14.10(f) to another Lender that has agreed to accept such assignment and transfer or otherwise to another Person selected by the Borrower that is acceptable to the Administration Agent, acting in its discretion exercised reasonably, (a “Replacement Lender”) for a purchase price equal to the Loan Obligations owing to the Non-Funding Lender, including all accrued interest and fees and other amounts payable hereunder, together with such amount as would be payable to the Non-Funding Lender under Section 14.2(a) if the Rateable Share of the Non-Funding Lender in each outstanding Advance were actually being paid by the Borrower instead of being purchased by way of assignment and transfer pursuant to Section 14.10(f); provided that (i) the Administration Agent and no Lender shall have any obligation to the Borrower to find a Replacement Lender, (ii) in circumstances where a Non-Funding Lender is sought to be replaced pursuant to this Section 14.10(j), in order for the Borrower to be entitled to replace such Non-Funding Lender, such replacement must take place no later than, as applicable, 90 days after the date the Non-Funding Lender shall have notified the Administration Agent that it had become an Affected Lender, (iii) in no event shall the Non-Funding Lender be required to pay or surrender to such Replacement Lender any of the principal, interest, fees or other amounts received by the Non-Funding Lender pursuant to this Agreement and (iv) the Borrower shall only be entitled to replace a Non-Funding Lender pursuant to this Section 14.10(j) if no Default or Event of Default has occurred.

Section 11.0

Time of the Essence.

Time is of the essence of each provision of each Loan Document.

Section 12.0

Governing Law.

This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of British Columbia, including the federal laws of Canada applicable therein, (excluding any conflicts of laws rule or principle which might refer such construction to the laws of another jurisdiction).  Such choice of law shall, however, be without prejudice to or limitation of any other rights available to the Syndicate under the laws of any jurisdiction where the Borrower or its property may be located.

Section 13.0

Survival.

The Loan Obligations payable under Section 7.7, Section 7.10, Section 14.1 and Section 14.2 (“Indemnity Obligations”) shall survive the payment in full of all other Loan Obligations and any enforcement proceedings by or through which the Syndicate may obtain title to the whole or any part of the Business Assets of the Borrower as if such Indemnity Obligations were separate and distinct from this Agreement, and shall continue in full force and effect until such Indemnity Obligations are irrevocably paid in full.

Section 14.0

Jurisdiction.

(a)

With respect to any claim arising out of this Agreement, any other Loan Document or any other agreement relating to any Loan Document:

(i)

the Borrower and each of the Lenders irrevocably submits to the non-exclusive jurisdiction of the courts of competent jurisdiction of the Province of British Columbia, Canada, located at Vancouver;

(ii)

the Borrower and each of the Lenders irrevocably waives:

(A)

any objection which it may have at any time to the laying of venue of any such suit, action or proceeding arising out of or relating to this Agreement, any other Loan Document or any other agreement relating to any Loan Document brought in any such court;

(B)

any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; and

(C)

the right to object, with respect to such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over the Borrower or such Lender.

(b)

Nothing in this Agreement will be deemed to preclude the Syndicate from bringing any suit, action or proceeding in respect of any Loan Document or any agreement relating to any Loan Document in any other jurisdiction.

Section 15.0

Service of Process.

The Borrower irrevocably consents to the service of process out of the courts described in Section 14.14 in accordance with the local rules of civil procedure or by mailing a copy thereof, by registered mail, postage prepaid to the Borrower at the address of the Borrower determined under Section 14.8.

Section 16.0

Invalidity.

If any provision or part of any provision of any Loan Document is determined to be invalid or unenforceable in any jurisdiction by a court of competent jurisdiction from which no further appeal lies or is taken, that provision or part, as to such jurisdiction, shall be deemed to be severed therefrom, and the remaining provisions and the balance of any provision impugned in part of such Loan Document shall not be affected thereby and shall remain valid and enforceable.

Section 17.0

Amendment.

Each Loan Document to which the Borrower is a party may only be amended, supplemented, otherwise modified, restated or novated by a written agreement signed by the Borrower and the Administration Agent.

Section 18.0

Further Assurances.

The Borrower will do, execute and deliver, or cause to be done, executed and delivered, all such further acts, documents (including certificates, declarations, affidavits, reports and opinions) and things as the Administration Agent or the Swing Line Lender may reasonably require for the purpose of giving effect to this Agreement or monitoring compliance by the Borrower with its covenants in this Agreement.

Section 19.0

Bank Account Debits.

Each of the Administration Agent and the Swing Line Lender may debit the Borrower’s Accounts for any principal, interest, Stamping Fee, Agency Fees, Arrangement Fees, Standby Instrument issuance fee, Standby Instrument fronting fee, Standby Fee, processing fee or similar payment due under this Agreement or any of the other Loan Documents, without further direction from the Borrower.

Section 20.0

Arranger.

The Arranger and its Representatives shall not be under any obligation whatsoever:

(a)

to any Terasen Group Member as a consequence of any failure or delay in the performance by, or any breach by, any Lender of any of its obligations under any Loan Document;

(b)

to any Lender, as a consequence of any failure or delay in performance by, or any breach by, any Terasen Group Member of any of its obligations under any Loan Document; or

(c)

to any Lender for any statements, representations or warranties in any Loan Document or any other agreement, document or instrument contemplated by any Loan Document or in any other information provided pursuant to any Loan Document or any other agreement, document or instrument contemplated by any Loan Document or for the validity, effectiveness, enforceability or sufficiency of any Loan Document or any other agreement, document or instrument contemplated thereby.

Section 21.0

Performance.

The Borrower hereby authorizes the Administration Agent to perform or cause to be performed any of its covenants or obligations under this Agreement or any of the other Loan Documents that it fails or refuses to perform and to advance or expend monies for such purposes at the Borrower’s expense and the Borrower covenants to repay any such monies on demand.  The Administration Agent shall be under no obligation whatsoever to perform or cause to be performed any obligations or covenants of the Borrower.

Section 22.0

Entire Agreement.

There are no representations, warranties, conditions, other agreements or acknowledgments, whether direct or collateral, express or implied, that form part of or affect this Agreement or any other Loan Document other than as expressed herein or in such other Loan Document.  The execution of each Loan Document has not been induced by, nor does the Borrower rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgments not expressly made in any Loan Document.

Section 23.0

This Agreement to Govern.

If there is any inconsistency between the provisions of this Agreement and the provisions of any other Loan Document, the provisions hereof shall govern and apply to the extent of the inconsistency.

Section 24.0

Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or by e-mail in pdf format shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

The Borrower:

TERASEN INC.
Per:
Authorized Signatory

Per:
Authorized Signatory

The Lenders:

THE TORONTO-DOMINION BANK, as the Swing Line Lender
By:
Frazer Scott Vice-President and Director
By:
Ben Montgomery Vice-President

The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 P.O. Box 10001, Pacific Centre Vancouver, British Columbia, V7Y 1A2
Telephone:	(604) 654-3099
Facsimile:	(604) 654-3166

THE TORONTO-DOMINION BANK, as an Operating Lender
By:
Frazer Scott Vice-President and Director
By:
Ben Montgomery Vice-President

The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 P.O. Box 10001, Pacific Centre Vancouver, British Columbia, V7Y 1A2
Telephone:	(604) 654-3099
Facsimile:	(604) 654-3166

ROYAL BANK OF CANADA, as an Operating Lender
By:
Gerald W. Derbyshire Attorney-in-Fact
By:
Baljit Mann Attorney-in-Fact

Royal Bank of Canada Corporate Credit Suite 2100, Park Place 666 Burrard Street Vancouver, British Columbia, V6C 3B1
Telephone: Facsimile:	(604) 257-7100 (604) 665-6465

CANADIAN IMPERIAL BANK OF COMMERCE, as an Operating Lender
By:
Chris Perks Executive Director

By:
Joelle Chatwin Executive Director

Canadian Imperial Bank of Commerce Canadian Credit Capital Markets 9th Floor, 855 2nd Street S.W. Calgary, Alberta, T2P 2P2
Telephone: Facsimile:	(403) 221-5713 (403) 221-5779

The Administration Agent:

THE TORONTO-DOMINION BANK, as the Administration Agent
By:
Authorized Signatory
By:
Authorized Signatory

Royal Trust Tower, 18th Floor 77 King Street West Toronto, Ontario, M5K 1A2
Attention:	Vice-President, Loan Syndications-Agency
Facsimile:	(416) 982-5535

SCHEDULE A
APPLICABLE MARGIN

Rating				Swing Line Facility			Operating Facility
Level	Moody’s	S&P	DBRS	Canadian Prime Rate Loans/ U.S. Base Rate Loans	Standby Instruments	Standby Fees	Canadian Prime Rate Loans/ U.S. Base Rate Loans	LIBOR Loans/ Standby Instruments	Stamping Fees	Standby Fees
1	A3 or higher	A- or higher	A (low) or higher	0.000%	0.450%	0.100%	0.000%	0.450%	0.450%	0.100%
2	Baa1	BBB+	BBB (high)	0.000%	0.550%	0.125%	0.000%	0.550%	0.550%	0.125%
3	Baa2	BBB	BBB	0.000%	0.750%	0.170%	0.000%	0.750%	0.750%	0.170%
4	Baa3	BBB-	BBB (low)	0.000%	1.000%	0.225%	0.000%	1.000%	1.000%	0.225%
5	lower than Baa3	Lower than BBB-	lower than BBB (low)	0.600%	1.600%	0.360%	0.600%	1.600%	1.600%	0.360%

For the purposes of determining the Applicable Margin, the following shall apply:

(a)

The Applicable Margin shall be the percentage rate per annum for the applicable form of Advance or Standby Fees corresponding to the applicable Rating Level or if the Ratings provided by the Rating Agencies are not at the same Level, the Applicable Margin shall be the arithmetic mean of the applicable percentage rates corresponding to such Ratings.  For example, if the Ratings of two Rating Agencies were at Level 2 and the Rating of the third Rating Agency was at Level 3, the Applicable Margin in relation to LIBOR Loans would be 0.617% and in relation to Standby Fees would be 0.140%.

(b)

The Applicable Margin shall be determined from time to time by the Administration Agent based solely upon deliveries made or that should have been made pursuant to Section 9.1(f) or Section 11.1(j), whose determination shall be conclusive and binding for all purposes hereof, absent demonstrated error.  The Administration Agent shall provide notice to the Borrower and the Lenders of any change in the Applicable Margin as so determined by it.

(c)

A change in Applicable Margin shall have effect: (i) as regards U.S. Base Rate Loans, Canadian Prime Rate Loans and LIBOR Loans then outstanding, on the third Business Day after the Administration Agent has received or should have received notice pursuant to Section 11.1(j); (ii) as regards Standby Fees and the fees referred to in Sections 6.8(a), (b), (c) and (d) in respect of the issuance of outstanding Standby Instruments, on the third Business Day after the Administration Agent has received or should have received notice pursuant to Section 11.1(j); and (iii) shall have immediate effect as regards Advances obtained on or after the third Business Day after the Administration Agent has received or should have received notice pursuant to Section 11.1(j); but shall not affect the Stamping Fees paid in respect of outstanding Acceptances.

For clarity, at the date of this Agreement DBRS and Moody’s are the only Rating Agencies.  For S&P to become a Rating Agency it would need to be engaged by the Borrower to provide a Rating.

TABLE OF CONTENTS

Page

ARTICLE 1

INTERPRETATION

1

Section 1.1

General Definitions

1

Section 1.2

Additional References

28

Section 1.3

References to Knowledge

30

Section 1.4

References to Agreements

30

Section 1.5

Reference to Statutes

30

Section 1.6

Headings, etc

31

Section 1.7

Number and Gender

31

Section 1.8

Accounting Principles

31

Section 1.9

Schedules

31

Section 1.10

Rounding

32

ARTICLE 2

OPERATING FACILITY

32

Section 2.1

Establishment of Facility

32

Section 2.2

Facility Limit

32

Section 2.3

Availability

33

Section 2.4

Drawdown Requests

33

Section 2.5

Proceeds of Drawdown

34

Section 2.6

BA Transitional Provisions

34

ARTICLE 3

SWING LINE FACILITY

34

Section 3.1

Establishment of Facility

34

Section 3.2

Facility Limit

34

Section 3.3

Availability

34

Section 3.4

Refunding the Swing Line Facility

35

Section 3.5

Adjustments on Termination of the Swing Line Facility

35

ARTICLE 4

BANKERS’ ACCEPTANCES

37

Section 4.1

Notice and Term

37

Section 4.2

Face Amount of Drafts

37

Section 4.3

Power of Attorney

38

Section 4.4

Keeping of Drafts

38

Section 4.5

Restrictions

38

Section 4.6

Discount and Sale of Acceptances

38

Section 4.7

Stamping Fee

39

Section 4.8

Payment of Acceptances

39

Section 4.9

Waivers

39

Section 4.10

Notice of Maturing Acceptances

40

Section 4.11

BA Equivalent Advances

40

Section 4.12

Discount Notes

40

Section 4.13

Clearing House System

40

- ii -

ARTICLE 5

CONVERSIONS AND ROLLOVERS

41

Section 5.1

Conversions

41

Section 5.2

Rollovers

41

Section 5.3

Not a Repayment

42

Section 5.4

Payments by the Borrower on a Conversion or Rollover

42

ARTICLE 6

STANDBY INSTRUMENTS

43

Section 6.1

Original Issuance

43

Section 6.2

Existing Standby Instruments

44

Section 6.3

PoA Standby Instruments

44

Section 6.4

Fronted Standby Instruments

47

Section 6.5

Reimbursement by the Borrower

47

Section 6.6

Refunding of Fronting Lender Advances Amongst Operating
Lenders

48

Section 6.7

Issuing Lender Not Liable

50

Section 6.8

Standby Instrument Fees

51

ARTICLE 7

INTEREST AND FEE CALCULATIONS AND CHANGES IN
CIRCUMSTANCES

52

Section 7.1

Interest

52

Section 7.2

Fees in Respect of Acceptances

53

Section 7.3

Standby Fees

54

Section 7.4

Arrangement Fees

54

Section 7.5

Agency Fees

55

Section 7.6

Interest and Fee Calculations and Payments

55

Section 7.7

Increased Costs

56

Section 7.8

Market Disruption

57

Section 7.9

Illegality

58

Section 7.10

Withholding Taxes

59

ARTICLE 8

REPAYMENT AND PREPAYMENT

61

Section 8.1

Repayment of Credit Facilities

61

Section 8.2

Voluntary Cancellations.

61

Section 8.3

Voluntary Prepayments

62

Section 8.4

Mandatory Repayments of the Credit Facilities

63

Section 8.5

Facility Excesses by Reason of Foreign Currency Fluctuations

64

Section 8.6

Prepayment of Affected Lenders

65

Section 8.7

Netting of Payments

65

Section 8.8

Place of Payment of Principal, Interest and Fees

66

ARTICLE 9

CONDITIONS PRECEDENT TO BORROWING

66

Section 9.1

Conditions Precedent to First Drawdown

66

Section 9.2

Conditions to all Borrowings

67

Section 9.3

Waiver

68

- iii -

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

68

Section 10.1

Borrower Representations and Warranties

68

Section 10.2

Repetition of Representations and Warranties

72

Section 10.3

Nature of Representations and Warranties

72

ARTICLE 11

COVENANTS OF THE BORROWER

72

Section 11.1

Affirmative Covenants

72

Section 11.2

Negative Covenants

76

ARTICLE 12

EVENTS OF DEFAULT

81

Section 12.1

Events of Default

81

Section 12.2

Termination and Acceleration

84

Section 12.3

Waiver

85

ARTICLE 13

THE ADMINISTRATION AGENT AND ADMINISTRATION OF
THE CREDIT FACILITIES                                                                             85

Section 13.1

Appointment and Authorization

85

Section 13.2

Declaration of Agency

86

Section 13.3

Protection of Administration Agent

86

Section 13.4

Interest Holders

86

Section 13.5

Consultation with Professionals

86

Section 13.6

Documents

86

Section 13.7

Administration Agent and its Affiliates

86

Section 13.8

Responsibility of the Administration Agent

87

Section 13.9

Action by the Administration Agent

87

Section 13.10

Notice of Defaults and Events of Default

88

Section 13.11

Responsibility Disclaimed

88

Section 13.12

Indemnification

89

Section 13.13

Protection of Representatives

89

Section 13.14

Credit Decision

90

Section 13.15

Replacement Administration Agent and Swing Line Lender

90

Section 13.16

Delegation

91

Section 13.17

Required Lender Decisions

91

Section 13.18

Changes, Judgements and Discretions

91

Section 13.19

Determination by Administration Agent

92

Section 13.20

Interlender Procedure for Making Advances

92

Section 13.21

Remittance of Payments

94

Section 13.22

Redistribution of Payments

95

Section 13.23

Prompt Notice to Lenders

96

Section 13.24

Several Debts Owing to the Lenders

96

ARTICLE 14

GENERAL

96

Section 14.1

Costs and Expenses

96

Section 14.2

Indemnification

97

Section 14.3

Application of Payment

98

Section 14.4

Set-Off, Combination of Accounts and Crossclaims

99

Section 14.5

Rights in Addition

99

- iv -

Section 14.6

Certificate Evidence

99

Section 14.7

Evidence of Indebtedness

99

Section 14.8

Notices

100

Section 14.9

Judgment Currency

101

Section 14.10

Successors and Assigns

101

Section 14.11

Time of the Essence

104

Section 14.12

Governing Law

104

Section 14.13

Survival

104

Section 14.14

Jurisdiction

105

Section 14.15

Service of Process

105

Section 14.16

Invalidity

105

Section 14.17

Amendment

105

Section 14.18

Further Assurances

106

Section 14.19

Bank Account Debits

106

Section 14.20

Arranger

106

Section 14.21

Performance

106

Section 14.22

Entire Agreement

107

Section 14.23

This Agreement to Govern

107

Section 14.24

Counterparts

107

SCHEDULE A	-	Applicable Margin
SCHEDULE B	-	Form of Borrowing Request
SCHEDULE C	-	Commitments
SCHEDULE D	-	Form of Repayment/Cancellation Notice
SCHEDULE E	-	Form of Compliance Certificate
SCHEDULE F	-	Address for Notices
SCHEDULE G	-	Form of Loan Assignment Agreement
SCHEDULE H	-	Form of PoA Standby Instrument
SCHEDULE I	-	List of Existing Standby Instruments
SCHEDULE J	-	Form of Power of Attorney.
SCHEDULE K	-	Outstanding Bankers’ Acceptances
SCHEDULE L	-	Form of BA Indemnity
SCHEDULE M	-	Form of Acknowledgement and Agreement